The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT To prospectus dated June 19, 2003	Subject to Completion, dated June 24, 2003	Filed Pursuant to Rule 424(b)(2) Registration Nos. 333-1047781 333-104778-01 333-104778-02 333-104778-07

Trust Preferred Securities
ABN AMRO Capital Funding Trust V

% Non-cumulative Guaranteed Trust Preferred Securities
(liquidation preference $25 per trust preferred security)
guaranteed on a subordinated basis by

ABN AMRO Holding N.V.

     Each trust preferred security represents preferred undivided beneficial ownership interests in the assets of ABN AMRO Capital Funding Trust V, which will purchase a corresponding amount of preferred securities issued by ABN AMRO Capital Funding LLC V. Dividends and redemption and liquidation payments paid by ABN AMRO Capital Funding LLC on its preferred securities will pass through ABN AMRO Capital Funding Trust to you as distributions and redemption and liquidation payments on the trust preferred securities.

     The trust preferred securities will pay quarterly distributions on the last day of March, June, September and December of each year, commencing in 2003, at an annual rate of      % of the liquidation preference, or $      annually per trust preferred security. The trust may redeem the trust preferred securities, in whole or in part, on the distribution payment date in June 2008 and at any time thereafter. Upon the occurrence of a Regulatory Event (as discussed on page S-15), the trust preferred securities will be exchanged for perpetual, non-cumulative capital securities of ABN AMRO Bank N.V.

     Application has been made to list the trust preferred securities on the New York Stock Exchange and on the Official Segment of the stock market of Euronext Amsterdam N.V. If approved, ABN AMRO Holding N.V. expects trading of the trust preferred securities on the New York Stock Exchange to begin within 30 days after they are first issued.

     See “Risk Factors” beginning on page S-29 for risks related to an investment in the trust preferred securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Underwriting Commission (2)	Proceeds to Trust
Per Trust Preferred Security
Total

(1)	Plus accumulated distributions, if any, from , 2003.

(2)	ABN AMRO Holding N.V. will pay the underwriter’s compensation of $ per trust preferred security and $ in the aggregate; provided that such compensation for sales to a single purchaser of 10,000 or more trust preferred securities will be $ per trust preferred security.

     The underwriters expect to deliver the trust preferred securities in book-entry only form through The Depository Trust Company and its participants, including Euroclear and Clearstream, on or about          , 2003. This prospectus supplement and the accompanying prospectus may be used by affiliates of ABN AMRO Holding N.V. in connection with offers and sales of the securities in market-making transactions.

Joint Book-Runner ABN AMRO Incorporated		Joint Book-Runner Citigroup

Joint Lead Manager Merrill Lynch & Co.

The date of this prospectus supplement is              , 2003.

     You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference in the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of the trust preferred securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement or the accompanying prospectus or the information we have previously filed with the Securities and Exchange Commission that is incorporated by reference in the accompanying prospectus is accurate as of any date other than its respective date.

i

CERTAIN TERMS

Unless the context otherwise requires, in this prospectus supplement and the accompanying prospectus:

  when we refer to “ABN AMRO”, “ABN AMRO Holding,” “Holding,” “we,” “us” or “our,” we mean ABN AMRO Holding N.V. and its consolidated subsidiaries.

  when we refer to “ABN AMRO Bank” or the “Bank,” we mean ABN AMRO Bank N.V. and its consolidated subsidiaries.

  when we refer to “AANAH,” we mean ABN AMRO North America Holding, Inc., our first-tier U.S. holding company and its consolidated subsidiaries.

  when we refer to the “trust preferred securities,” we mean the           % Non-cumulative Guaranteed Trust Preferred Securities issued by ABN AMRO Capital Funding Trust V.

  when we refer to the “LLC preferred securities,” we mean the Preferred Securities issued by ABN AMRO Capital Funding LLC V to ABN AMRO Capital Funding Trust V in connection with the offering of the trust preferred securities by ABN AMRO Capital Funding Trust V.

  when we refer to the “Trust” or “ABN AMRO Capital Funding Trust,” we mean ABN AMRO Capital Funding Trust V, a Delaware statutory trust.
  when we refer to the “LLC” or “ABN AMRO Capital Funding LLC,” we mean ABN AMRO Capital Funding LLC V, a Delaware limited liability company.

     References to “EUR” and “€” are to the Euro, the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community. References to “$” or “USD” are to the United States dollar, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

About This Prospectus Supplement

     We provide information to you about this offering in two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering. The second part is the accompanying prospectus, which provides general information, some of which may not apply to this offering. The accompanying prospectus refers to additional documents that have been filed, and which may be filed in the future with the Securities and Exchange Commission, which are incorporated by reference in the accompanying prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. For purposes of this offering, references to the accompanying prospectus also refer to the documents incorporated by reference therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

     In addition, ABN AMRO Holding N.V. and ABN AMRO Bank N.V. are subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, both Holding and the Bank file reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file numbers for documents filed by Holding and the Bank under the Exchange Act are 1-14624 and 5-52647, respectively. Some, but not all, of our registration statements and reports are available at the SEC’s website.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Incorporation by Reference

     The rules of the SEC allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

  Annual Report on Form 20-F of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. for the year ended December 31, 2002, filed with the SEC on March 28, 2003, which we also refer to as our 20-F for 2002;

  the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on April 14, 2003, containing a Press release entitled, “Changes in Supervisory Board ABN AMRO”, dated March 14, 2003;

  the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on May 8, 2003, containing a Press release entitled, “ABN AMRO reports first quarter 2003 results: Good overall performance”, dated April 28, 2003;

  the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on May 8, 2003, containing a Press release entitled, “ABN AMRO further strengthens position in Brazil through acquisition of Banco Sudameris”, dated April 16, 2003; and

  the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on May 16, 2003, containing a release entitled, “Consolidated Ratio of Earnings to Fixed Charges Calculated under Dutch GAAP for the Three Month Period Ended March 31, 2003.”

     Any statement contained in this prospectus supplement, or in a document all or any portion of which is incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement that is so modified or superseded in this way shall not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.

     Upon request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered a copy of any of these filings other than exhibits not specifically incorporated by reference. You may request a copy of these filings by writing or telephoning us at:

ABN AMRO Holding N.V.
ABN AMRO Investor Relations Department
Gustav Mahlerlaan 10
P.O. Box 283
1000 EA Amsterdam, The Netherlands
(31-20) 6 28 78 35

SERVICE OF PROCESS AND ENFORCEABILITY OF CERTAIN FOREIGN JUDGMENTS

     ABN AMRO Holding is incorporated under the laws of The Netherlands and the members of our Supervisory Board, with one exception, and our Managing Board are residents of The Netherlands or other countries outside the United States. Although some of our affiliates, including the Bank, have substantial assets in the United States, substantially all of Holding’s assets and the assets of the members of the Supervisory Board and the Managing Board are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon Holding or these persons or to enforce against Holding or these persons in United States courts judgments of United States courts predicated upon the civil liability provisions of United States securities laws. The United States and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon United States federal securities laws, would not be enforceable in The Netherlands. However, if the party in whose favor such judgment is rendered brings a new suit in a competent court in The Netherlands, that party may submit to a Dutch court the final judgment which has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that the final judgment concerned results from proceedings compatible with Dutch concepts of due process, to the extent that the Dutch court is of the opinion that reasonableness and fairness so require, the Dutch court would, in principle, under current practice, recognize the final judgment that has been rendered in the United States and generally grant the same claim without relitigation on the merits, unless the consequences of the recognition of such judgment contravene public policy in The Netherlands.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements included in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “intend”, “will”, “should”, “anticipate”, “Value-at-Risk”, or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

     In particular, this prospectus supplement, the accompanying prospectus and certain documents incorporated by reference include forward-looking statements relating but not limited to management objectives, trends in results of operations, margins, costs, return on equity, and risk management, including our potential exposure to various types of market risk, such as interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

     We have identified some of the risks inherent in forward-looking statements in this prospectus supplement under “Risk Factors.” Other factors that could cause actual results to differ materially from those estimated by the forward-looking statements in this report include, but are not limited to:

  general economic and business conditions in The Netherlands, the European Union, the United States, Brazil and other countries or territories in which we operate;

  changes in applicable laws and regulations, including taxes;

  the monetary, interest rate and other policies of central banks in The Netherlands, the European Union, the United States and elsewhere;

  changes or volatility in interest rates, foreign exchange rates (including the euro-U.S. dollar exchange rate), asset prices, equity markets, commodity prices, inflation or deflation;
  the effects of competition in the markets in which we operate, which may be influenced by regulation or deregulation;

  changes in consumer spending and savings habits, including changes in government policies which may influence investment decisions;

  our ability to hedge certain risks economically;

  our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that cannot be captured by the statistical models we use; and
  force majeure and other events beyond our control.

     Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement and you should not consider the factors discussed here, in the “Risk Factors” section, or in Item 3 of our 20-F for 2002 “Key Information–Risk Factors” to be a complete set of all potential risks or uncertainties.

     The forward-looking statements made in this prospectus supplement speak only as of the date of this prospectus supplement. Other than as required by law or regulations of an applicable stock exchange, we do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, and we do not assume any responsibility to do so.

PROSPECTUS SUMMARY

The following summary does not contain all the information that may be important to you. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. You should pay special attention to the ‘‘Risk Factors’’ section of this prospectus supplement to determine whether an investment in the trust preferred securities is appropriate for you.

Introduction

     The trust preferred securities will provide you with rights to distributions, redemption payments and liquidation payments that are similar to those to which you would be entitled if you had purchased the most senior ranking preferred securities of ABN AMRO Holding N.V. with financial terms equivalent to those of the related LLC preferred securities.

     The diagram below outlines the relationship among investors in trust preferred securities, ABN AMRO Capital Funding Trust, ABN AMRO Capital Funding LLC, ABN AMRO North America Holding, Inc., ABN AMRO Bank N.V. and ABN AMRO Holding N.V. following the completion of the offering.

     ABN AMRO Capital Funding Trust will pass through to you any distributions, redemption payments or liquidation payments that it receives from ABN AMRO Capital Funding LLC on the LLC preferred securities. ABN AMRO Holding N.V. will guarantee, on a subordinated basis, distribution, redemption and liquidation payment obligations under the LLC preferred securities and the trust preferred securities. ABN AMRO Capital Funding LLC will receive payments under the initial intercompany securities issued by ABN AMRO Bank N.V.

     The capital raised in this offering will qualify as consolidated Tier 1 capital for ABN AMRO Holding in accordance with the laws of The Netherlands and other applicable rules and regulations.

The Formation

     Prior to or simultaneously with the completion of the offering, the LLC, the Trust, Holding, the Bank and AANAH will engage in the transactions described in this prospectus supplement. In particular, upon formation, the LLC will issue to AANAH all of the LLC common securities, the Trust will issue to AANAH all of the trust common securities and the Bank will issue to the LLC the initial intercompany securities. The LLC will issue its LLC preferred securities to the Trust, and the Trust will issue the trust preferred securities to investors.

     AANAH, as the holder of 100% of the issued and outstanding LLC common securities, will elect the LLC’s board of directors, which will consist of at least three persons (and initially four persons).

     ABN AMRO Holding will issue a guarantee of the LLC preferred securities and the trust securities. In addition, Holding will enter into a guarantee with the LLC, which we will refer to in this prospectus supplement as the “contingent guarantee,” which will be enforced for the sole benefit of the holders of the LLC preferred securities to the extent that any guarantee payments and any accrued interest have been claimed under the original guarantee but remain unpaid.

The Trust

     ABN AMRO Capital Funding Trust V is a statutory trust created under the Delaware Statutory Trust Act, as amended, pursuant to a trust agreement executed by LaSalle Funding LLC, as depositor, and the trustee of the Trust, and the filing of a certificate of trust with the Secretary of State of the State of Delaware. This trust agreement will be amended and restated in its entirety prior to the issuance of the trust preferred securities.

     The Trust exists for the purpose of issuing the trust common securities and the trust preferred securities representing a corresponding amount of the LLC preferred securities, together with related rights under the ABN AMRO Holding subordinated guarantee.

     The Trust will pass the dividends it receives on the LLC preferred securities through to you as distributions on the trust preferred securities. The Trust cannot engage in any other activities. The LLC preferred securities and the related rights under the ABN AMRO Holding subordinated guarantee will be the only assets of the Trust. ABN AMRO Holding will pay all expenses and liabilities of the Trust.

     The Trust will be treated as a grantor trust for United States federal income tax purposes. As a result, you will be treated as a beneficial owner of interests in the LLC preferred securities and the related rights under the ABN AMRO Holding subordinated guarantee for United States federal income tax purposes.

     AANAH will initially own the trust common securities having an aggregate liquidation preference equal to $1,000.00. The trust common securities will rank pari passu, and payments thereon will be made pro rata, with the trust preferred securities, except that in certain circumstances described under “Description of the Trust Securities—Subordination of Trust Common Securities,” the rights of the holders of the trust common securities to distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

     BNY Midwest Trust Company, acting as property trustee, will hold title to the LLC preferred securities for the benefit of the holders of the trust securities, and the property trustee will have the power to exercise all rights, powers and privileges with respect to the LLC preferred securities under the LLC agreement to be entered into by AANAH and the Trust, as the holder of the LLC preferred securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the LLC preferred securities for the benefit of the holders of the trust securities.

     The Trust’s principal executive offices are located at 135 South LaSalle Street, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.

The LLC

     ABN AMRO Capital Funding LLC V, a Delaware limited liability company, is a direct wholly-owned subsidiary of AANAH, which is our first-tier U.S. holding company and a subsidiary of the Bank. The Bank is a wholly-owned subsidiary of ABN AMRO Holding. All of the LLC common securities, which will be the only class of voting securities of the LLC, will be initially owned by AANAH. The LLC will be treated as a partnership for United States federal income tax purposes.

     The LLC exists for the purposes of acquiring and holding the initial intercompany securities issued by the Bank, or other eligible investments, issuing the LLC common securities and the LLC preferred securities, and enforcing the contingent guarantee for the benefit of the holders of the LLC preferred securities.

     In this prospectus supplement, when we refer to “intercompany securities,” we mean:

  the initial subordinated debt securities issued by the Bank to the LLC, which we refer to as the “initial intercompany securities,” or upon redemption of the initial intercompany securities, other securities issued by the Bank, Holding or a non-U.S. affiliate thereof, which we refer to as the successor intercompany securities.

     The LLC may not reinvest in successor intercompany securities if the reinvestment would cause the LLC to be considered to be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, which we will refer to in the prospectus supplement as the “1940 Act”.

     It is expected that the aggregate interest payments on the initial intercompany securities issued by the Bank will be equal to or greater than the aggregate quarterly dividend payments on the LLC preferred securities.

     The location of the principal executive offices of the LLC is 135 South LaSalle Street, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.

Certain Information Regarding ABN AMRO

     ABN AMRO Holding is incorporated under the laws of The Netherlands by deed of May 30, 1990 as the holding company of ABN AMRO Bank. The Articles of Association of Holding were last amended by deed of May 26, 2003 executed before Mr. R.J.C. van Helden, Notary Public of Amsterdam. Holding’s main purpose is to own ABN AMRO Bank and its subsidiaries. Holding owns 100 percent of the shares of ABN AMRO Bank and is jointly and severally liable for all liabilities of ABN AMRO Bank.

     ABN AMRO Bank traces its origin to the formation of the “Nederlandsche Handel-Maatschappij, N.V.” in 1825 pursuant to a Dutch Royal Decree of 1824. ABN AMRO Bank’s Articles of Association were last amended by deed of May 17, 2001.

     ABN AMRO Bank is registered in the Commercial Register of Amsterdam under number 33002587. The registered office of ABN AMRO Bank is at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands.

     Our website is www.abnamro.nl for The Netherlands, and www.abnamro.com for the United States and the rest of the world. Information on our website does not form part of this prospectus supplement and may not be relied upon in connection with any decision to invest in the trust preferred securities.

Activities and Results

     The ABN AMRO group, which consists of Holding and its subsidiaries, is a global banking group offering a wide range of commercial and investment banking products and services on a global basis through its network of approximately 3,500 offices and branches in more than 60 countries and territories. ABN AMRO is one of the largest banking groups in the world with total consolidated assets of EUR 597.1 billion at March 31, 2003. ABN AMRO has a substantial presence in the United

States, where it is one of the largest foreign banking groups based on total assets held in the country, and it has a significant presence in Brazil.

     ABN AMRO’s performance reflects the group’s broad diversification of revenue sources and risks on the basis of clients, products and geography, its leading position in its home markets and a cautious management approach that focuses on shareholder value, profitability and cost control.

     ABN AMRO aims to create maximum economic value for its shareholders through a constant relationship focus on the financial services needs of its chosen client segments and a strict adherence to its financial targets. ABN AMRO operates in three principal customer segments. Our objective is to maximize the value of each of these businesses as well as the synergies between them.

     ABN AMRO’s strategy is to use its strong capital base to pursue both organic growth and expansion through acquisitions with the goal of enhancing its position in key regions, broadening the range of products and services offered and entering new markets that it believes have significant long-term growth and profitability potential without risking its ability to achieve its targets for financial performance.

     The registered office and the principal executive offices of Holding are located at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, and its telephone number at that address is (011) 31-20-383-68-21.

THE OFFERING

     For a more complete description of the terms of the trust preferred securities, the LLC preferred securities, the guarantee, the contingent guarantee, the initial intercompany securities and the perpetual non-cumulative capital securities referred to in the following summary, see “Description of the Trust Securities,” “Description of the LLC Securities,” “Description of the Guarantee and the Contingent Guarantee,” “Description of the Perpetual Non-cumulative Capital Securities” and “Description of the Initial Intercompany Securities.”

The Trust	ABN AMRO Capital Funding Trust V, a Delaware statutory trust, an indirect wholly-owned subsidiary of the Bank and ABN AMRO Holding through AANAH. The sole assets of the Trust will be the LLC preferred securities and the related rights under the ABN AMRO Holding subordinated guarantee.

The LLC	ABN AMRO Capital Funding LLC V, a Delaware limited liability company, an indirect wholly-owned subsidiary of the Bank and ABN AMRO Holding through AANAH, and the issuer of the LLC preferred securities. The sole assets of the LLC will be the intercompany securities from the Bank and the rights under the ABN AMRO Holding subordinated guarantee and the contingent guarantee.

Guarantor	ABN AMRO Holding, a public limited liability company incorporated under the laws of The Netherlands, and its successors.

Offered Securities	trust preferred securities, liquidation preference $25.00 per security. The trust preferred securities will have terms substantially identical to the terms of the LLC preferred securities.

Dividends and Distributions	The Trust will pass through the dividends it receives on the LLC preferred securities as distributions on the trust preferred securities. The trust preferred securities will pay quarterly distributions on the last day of March, June, September and December of each year, commencing in 2003, at an annual rate of % of the liquidation preference, or $ annually per security. Distributions will not be cumulative. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The rate at which distributions will be payable for each full distribution period will be computed by dividing the annual rate by four.

When we refer to the “distribution period,” we mean each period beginning on the date of original issuance or a distribution payment date and ending on the day that precedes the next succeeding distribution payment date.

Distributions on the trust preferred securities will be made to the extent that the Trust has funds available for the payment of distributions. Amounts available to the Trust for distributions to the holders of the trust preferred securities will be limited to payments received by the Trust from the LLC preferred securities or from ABN AMRO Holding under its guarantee.

Dividends on the LLC preferred securities will be payable quarterly in arrears by the LLC, when, as and if declared (or deemed declared) by the LLC’s board of directors at an annual rate of % of the liquidation preference of $25.00 per LLC preferred security.

The LLC agreement will prohibit the declaration of dividends on the LLC preferred securities on any LLC dividend payment date if:

ABN AMRO Holding would be limited in making dividend or other payments on preferred or preference shares issued by it under applicable Netherlands banking regulations; or

  ABN AMRO Holding has not made or declared any dividend or other payment for the most recent dividend period on its own parity preferred shares or under the parity guarantees, and no subsidiary of Holding has made or declared any dividend or other payment for the most recent dividend period on any parity subsidiary securities.

However, notwithstanding the foregoing, the LLC agreement will authorize:

the declaration of dividends in full on the LLC preferred securities on:

--	(x) the four consecutive dividend payment dates contemporaneous with and/or immediately following the date on which Holding or one of its subsidiaries (A) declares or makes a dividend or other payment on its ordinary shares that pay dividends annually, or (B) redeems, repurchases or otherwise acquires any ordinary shares or any parity securities (other than (I) in connection with transactions effected by or for the account of customers of Holding or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities, (II) in connection with the satisfaction by Holding or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, (III) as a result of a reclassification of the capital stock of Holding or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock or (IV) the purchase of fractional interests in shares of the capital stock of Holding or any of its subsidiaries pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) for any consideration (or any moneys are paid to or made available for a sinking fund or for redemption of any such securities) (except by conversion into or in exchange for ordinary shares);

--	(y) the two consecutive dividend payment dates contemporaneous with and/or immediately following the date on which a dividend or other payment is declared or made on any ordinary shares that pay dividends semi-annually; and

--	(z) the next dividend payment date that is either contemporaneous with, or immediately following the date on which a dividend or other payment is declared or made on any ordinary shares that pay dividends quarterly; and

the declaration of dividends on a pro rata basis on the LLC preferred securities on:

--	(x) the four consecutive dividend payment dates contemporaneous with and/or immediately following the date on which a dividend or other payment is declared or made on the parity securities that pay dividends annually, if any; and

--	(y) the two consecutive dividend payment dates contemporaneous with and/or immediately following the date on which a dividend or other payment is declared or made on any parity securities that pay dividends semi-annually; and

--	(z) the next dividend payment date that is either contemporaneous with, or immediately following, the date on which a dividend or other payment is declared or made on any parity securities that pay dividends quarterly.

If, for whatever reason, despite being authorized under the LLC agreement, the dividends are not declared on any dividend payment date to the full extent authorized, then, automatically under the terms of the guarantee, such dividends will be deemed declared on such dividend payment date to the full extent authorized under the terms of the LLC agreement.

In the event that dividends on the LLC preferred securities are declared (or deemed to have been declared) pro rata with dividends on Holding’s parity securities, such dividends shall be declared (or deemed to have been declared) in the same proportion that the aggregate amount available for dividends on the LLC preferred securities and the parity securities in the then current fiscal year bears to the aggregate full amount of stated annual dividends on the LLC preferred securities and the parity securities. If dividends are declared (or deemed to have been declared) on a pro rata basis, Holding will select, in its sole discretion, the date of the applicable market exchange rate to make the calculations described above.

In this prospectus supplement, when we refer to “parity securities,” we mean:

the most senior ranking preferred or preference shares or other securities that qualify as Tier 1 capital issued by Holding, which we refer to as “parity preferred shares”;

  guarantees of preferred securities or preferred or preference shares or other securities that qualify as Tier 1 capital issued by any of Holding’s subsidiaries, if those guarantees rank pari passu with the Holding’s obligations under the guarantee of the trust preferred securities, which we refer to as “parity guarantees”; and

securities of any subsidiary of Holding that are guaranteed by Holding under a parity guarantee, which we refer to as “parity subsidiary securities”.

When we refer to “ordinary shares”, we mean the ordinary shares of Holding or any other shares of Holding’s capital stock ranking junior to the parity preferred shares or under any guarantee of Holding ranking junior to the parity guarantees.

Guarantee and Contingent Guarantee	The guarantee of the LLC preferred securities, the trust preferred securities and the perpetual non-cumulative capital securities by ABN AMRO Holding is intended to provide holders of the LLC preferred securities, the trust preferred securities and the perpetual non-cumulative capital securities, as nearly as possible, with rights to distributions and on liquidation equivalent to those to which the holders would be entitled if they held parity preferred shares of Holding.

ABN AMRO Holding will unconditionally guarantee the following, which we refer to as “guarantee payments”:

payments of dividends declared (or deemed to have been declared) on the LLC preferred securities and distributions on the trust securities and the perpetual non-cumulative capital securities;

payment on liquidation of the LLC of the $25.00 liquidation preference per LLC preferred security;

payments of the redemption price on redemption of the LLC preferred securities, the trust securities and the perpetual non-cumulative capital securities; and

payments of any additional amounts described below relating to withholding tax changes.

Notwithstanding the restrictions on the declaration of dividends by the LLC under the LLC agreement, Holding will be permitted to make payments on the LLC preferred securities under the guarantee at its discretion. However, Holding will not be required to make any payment in respect of dividends under its guarantee to the extent that the LLC agreement does not authorize dividends as described above or dividends otherwise have not been declared or deemed to have been declared.

In addition, Holding will enter into a contingent guarantee with the LLC. Under the terms of the contingent guarantee, Holding shall pay to the LLC any guarantee payments, to the extent that any guarantee payments have been claimed under the guarantee but remain unpaid. Additionally, it will pay interest accrued since the date of the claim under the guarantee. If a claim has been made by the guarantee trustee or a holder of the LLC preferred securities or the trust preferred securities under the guarantee and that claim remains unpaid for 180 days or more, then the independent director, pursuant to the terms of the LLC agreement, will enforce the LLC’s claim under the contingent guarantee, without prejudice to the claims of the guarantee trustee or the holders of the LLC preferred securities or the trust preferred securities under the guarantee.

This independent director, which we refer to as the “guarantee independent director,” will be elected by the holders of the LLC preferred securities upon the distribution of the intercompany securities to the holder of the LLC common securities or upon the non-payment within one day following the making of a claim by the guarantee trustee or a holder of the LLC preferred securities or the trust preferred securities under the guarantee. The duties and rights of the guarantee independent director will be limited under the terms of the LLC agreement to the enforcement of the contingent guarantee and causing the contingent distribution to be made.

The guarantee and the contingent guarantee will rank:

junior to indebtedness of ABN AMRO Holding.

pari passu with each other and with the parity guarantees.

effectively pari passu with the parity preferred shares.

senior to Holding’s ordinary shares.

Ranking	In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of the Trust, and with respect to distributions, the trust preferred securities and the trust common securities will rank pari passu, except that, upon an occurrence and continuance of an event of default under the intercompany securities or the guarantee, the holders of the trust preferred securities will have a preference over the holders of the trust common securities with respect to distributions upon liquidation of the Trust. See “Description of the Trust Securities—Subordination of the Trust Common Securities.” The LLC preferred securities will rank senior to the LLC common securities with respect to dividend payments and the contingent distribution under the contingent guarantee and junior to the LLC common securities upon a liquidation, dissolution or winding up of the LLC.

LLC Common Securities	Upon the liquidation of the LLC, the holders of the LLC common securities will have claims senior to those of the LLC preferred securities and will be entitled to the intercompany securities (including interest accrued and unpaid thereon) as their liquidation distribution; provided that in liquidation of the LLC, the guarantee independent director will enforce the contingent guarantee solely for the benefit of the preferred security holders. Under the terms of the LLC agreement and to the fullest extent permitted by law, the LLC will not be dissolved until all claims under the guarantee and the contingent guarantee shall have been paid in full pursuant to the terms of the guarantee and the contingent guarantee, and the contingent distribution, if any, shall have been made.

When we refer to a “contingent distribution,” we mean:

  pursuant to the LLC agreement, the LLC will distribute payments received under the contingent guarantee to the holders of the LLC preferred securities pro rata, except to the extent that any of those holders or any holders of the Trust securities have already received payments under the guarantee; and

  pursuant to the trust agreement, the property trustee will distribute the contingent distribution to the holders of the trust securities pro rata, except to the extent that any of those holders have already received payments under the guarantee.

Exchange of Trust Preferred Securities for Perpetual Non-Cumulative Capital Securities	If a Regulatory Event occurs, then the trust preferred securities issued by the Trust will be exchanged for perpetual, non-cumulative capital securities of the Bank, which we will refer to as the “perpetual non-cumulative capital securities.”

“Regulatory Event” means that the Bank shall be notified by the Dutch Central Bank to the effect that at any initial intercompany security interest payment date, the Bank’s capital adequacy ratio would, after payment of such interest, be less than the minimum capital adequacy requirements as then applied and enforced by the Dutch Central Bank or any other appropriate regulator.

If a Regulatory Event occurs, the Bank will undertake to:

  implement the steps to effect the exchange of the trust preferred securities for the perpetual non-cumulative capital securities which the Bank will issue and which will have an equivalent liquidation preference and distribution rate of the trust preferred securities and will have the rights and preferences described in this prospectus supplement; and

use its reasonable best efforts to obtain a listing on the New York Stock Exchange and Euronext, or similar recognized securities exchanges, of the perpetual non-cumulative capital securities.

In the event of an exchange, the Trust and the LLC will be liquidated and the initial intercompany securities will be canceled.

Upon an exchange, the perpetual non-cumulative capital securities will be distributed to the holders of the trust preferred securities on a pro rata basis in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities.

Perpetual Non-Cumulative Capital Securities	The perpetual non-cumulative capital securities will be perpetual, non-cumulative capital securities of the Bank.

Distributions on the perpetual non-cumulative capital securities will be payable quarterly in arrears at an annual rate of % of the liquidation preference, or $ annually per capital security, on the last day of March, June, September and December, commencing on the next interest payment date after the trust preferred securities have been exchanged for the perpetual non-cumulative capital securities. Distributions on the perpetual non-cumulative capital securities will not be cumulative.

The payment of distributions under the perpetual non-cumulative capital securities by the Bank will be irrevocably and unconditionally guaranteed by Holding.

Subject to applicable law, the Bank’s obligations under the perpetual non-cumulative capital securities will constitute unsecured obligations of the Bank and will rank (i) subordinate and junior to indebtedness of the Bank (other than any guarantee or contractual right expressed to rank pari passu with or junior to the perpetual non-cumulative capital securities), (ii) pari passu with each other, and, effectively, with any of the Bank’s most senior ranking preferred or preference shares (if any are then outstanding) and (iii) senior to the Bank’s ordinary shares.

The perpetual non-cumulative capital securities are intended to provide the holders thereof, as nearly as possible, with rights to payments, and on liquidation, equivalent to those to which the holders thereof would be entitled to if they held parity preferred shares of the Bank.

Payment of Additional Amounts	All distributions in respect of the trust preferred securities by the Trust and the distributions on the perpetual non-cumulative capital securities by the Bank will be made without withholding or deduction for or on account of any relevant tax unless the withholding or deduction of the relevant tax is required by law.

In this prospectus supplement, when we refer to “relevant tax,” we mean present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by or on behalf a relevant jurisdiction or any authority therein or thereof having the power to tax.

In this prospectus supplement, when we refer to “relevant jurisdiction,” we mean:

the Netherlands, or

during any period any intercompany security that is not an initial intercompany security is outstanding, the jurisdiction of residence of any obligor on such intercompany security.

If withholding is required in respect of payments made on the trust preferred securities, the Trust will pay, as further distributions, such additional amounts as may be necessary in order that the net amounts received by the holders of the trust preferred securities after the withholding or deduction will equal the amount which would have been received in respect of the trust preferred securities in the absence of such withholding or deduction.

However, no such additional amounts will be payable to a holder of trust preferred securities (or to a third party on the holder’s behalf) with respect to any trust preferred securities to the extent that:

  such relevant tax is imposed or levied by virtue of such holder (or the beneficial owner of such trust securities) having some connection with the relevant jurisdiction, other than being a holder (or beneficial owner) of such trust preferred securities;

  such tax is imposed or levied by virtue of such holder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the relevant jurisdiction or any similar claim for exemption, if Holding or its agent has provided the beneficial owner of such trust preferred security or its nominee with at least 60 days’ prior written notice of an opportunity to make such a declaration or claim; or

  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, or substantially similar to such Directive.

The LLC will pay such additional amounts to each holder of the LLC preferred securities as may be necessary in order that every net payment in respect thereof, after withholding for any relevant tax, will not be less than the amount otherwise required to be paid, subject to certain exceptions described under “Description of the LLC Securities.”

Holding will pay under the guarantee and under the contingent guarantee such additional amounts as may be necessary that every net payment thereunder, after withholding for any relevant tax, will not be less than the amount otherwise required to be paid, subject to certain exceptions described under “Description of the Guarantee and the Contingent Guarantee.”

Redemption	The trust preferred securities will be redeemed when, if and to the extent that the LLC preferred securities are redeemed. In addition, upon the occurrence of a Trust Special Redemption Event (as described in “Description of the Trust Securities—Redemption”), the regular trustees of the Trust may take action to dissolve the Trust and cause the distribution of the LLC preferred securities to holders of the trust preferred securities and the trust common securities.

Following the exchange of the trust preferred securities for the perpetual non-cumulative capital securities, the perpetual non-cumulative capital securities will be redeemable by the Bank (with the prior approval of the Dutch Central Bank, if then required), in whole or in part, at 100% of the principal amount thereof on any business day that falls after the distribution payment date in June 2008.

The LLC preferred securities may be redeemed, with the prior approval of Holding and the Dutch Central Bank, if then required, on or after the dividend payment date in June 2008, in whole or in part, at the option of the LLC at the redemption price.

When we refer to the “redemption price,” we mean a redemption price equal to $25.00 per LLC preferred security, plus additional amounts, if any, plus any accumulated and unpaid dividends for the then current dividend period through the date of redemption.

The LLC will also have the right, upon the occurrence of an LLC Special Redemption Event (as described in “Description of the Trust Securities—Redemption”), but subject to the prior approval of Holding and the Dutch Central Bank, if then required, to redeem the LLC preferred securities, at any time, in whole, but not in part, at the redemption price. See “Description of the Trust Securities—Redemption” and “Description of the LLC Securities—Preferred Securities—Redemption and Repurchase of Preferred Securities.”

Liquidation Preference	$25.00 per trust preferred security and $25.00 per LLC preferred security.

The trust common securities will rank pari passu upon liquidation with the trust preferred securities. In the event of any voluntary or involuntary dissolution, liquidation, winding up or termination of the Trust, holders of trust securities will be entitled to receive a corresponding number of the LLC preferred securities, except that, upon an occurrence and continuance of an event of default under the intercompany securities or the guarantee, the holders of the trust preferred securities will have a preference over the holders of the trust common securities with respect to distributions upon liquidation of the Trust. See “Description of the Trust Securities—Subordination of the Trust Common Securities.”

In the event of any voluntary or involuntary dissolution, liquidation or winding up of the LLC, holders of its preferred securities will be entitled to receive out of assets of the LLC available for distribution to security holders, following the liquidation distribution of the intercompany securities to holders of the LLC common securities, liquidation distributions in the amount of the liquidation preference per security, plus accumulated and unpaid dividends thereon, if any, to the date of liquidation, without any interest. In addition, the guarantee independent director shall enforce the contingent guarantee solely for the benefit of the holders of the LLC preferred securities, without prejudice to the claims of the guarantee trustee or the holders of the LLC preferred securities or the trust preferred securities under the guarantee and, solely with respect to the contingent distribution, the LLC preferred securities will rank senior to the common securities. Under the terms of the LLC agreement and to the fullest extent permitted by law, the LLC shall not be dissolved until all claims under the guarantee and the contingent guarantee have been paid in full and the contingent distribution, if any, has been made.

Because the holders of the LLC common securities have a claim senior to that of the holders of the LLC preferred securities in the liquidation, dissolution or winding up of the LLC, and will be entitled to receive as the liquidation distribution the intercompany securities, we anticipate that the LLC preferred securities holders’ claim in liquidation (equal to the liquidation preference of $25.00 per security) will be required to be satisfied under the terms of the guarantee or through the contingent distribution.

Voting Rights	Holders of the trust preferred securities will not have any voting rights, except that the holders of a majority of the outstanding trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee, including the right to direct the property trustee, as holder of the LLC preferred securities, on how to vote the LLC preferred securities in respect of the matters on which holders of the LLC preferred securities are entitled to vote.

The LLC preferred securities will be non-voting, except that (i) upon the failure of both the LLC and Holding to pay dividends for four consecutive or any six dividend periods, the holders of the LLC preferred securities will have the right to elect two members of the LLC’s board of directors and (ii) upon the occurrence of the earlier of (x) any dividend or other distribution made by the LLC on its common securities in the form of the intercompany securities or (y) the non-payment within one day following the making of a claim by the guarantee trustee or a holder of the LLC preferred securities or the trust preferred securities under the guarantee, the holders of the LLC preferred securities will have the right to elect the guarantee independent director.

The guarantee may be modified only with the prior approval of the holders of not less than 66-2/3% of the LLC preferred securities and not less than 66-2/3% of the trust preferred securities except for those changes:

  to the provisions of the guarantee that give holders of the LLC preferred securities and the trust preferred securities such rights and entitlements as are contained in or attached to any preferred or preference shares or guarantees which would otherwise rank senior to the guarantee or those which do not adversely affect the rights of holders (in which case no approval will be required), and to the provisions of the guarantee in respect of the guarantee payments and the circumstances under which dividends are deemed to have been declared (in which case approval of each holder of the LLC preferred securities and the trust preferred securities is required).

Except for changes to the provisions of the contingent guarantee in respect of the guarantee payments and the circumstances under which dividends are deemed to have been declared (in which case approval of each holder of the LLC preferred securities is required), the LLC may not consent to any amendment of the contingent guarantee, unless instructed to do so by holders of not less than 66-2/3% of the LLC preferred securities as voted by the property trustee in the event trust preferred securities remain outstanding.

All of the independent directors elected as provided above, including the guarantee independent director, shall vacate office if dividend payments are resumed on the LLC preferred securities, either by the LLC or under the guarantee, and are paid regularly for at least one year and all other amounts due under the guarantee and the contingent guarantee are paid.

Initial Intercompany Securities	Subordinated fixed income securities of the Bank. The initial intercompany securities will be perpetual obligations of the Bank and bear interest at a rate of % per annum. The aggregate quarterly interest payments on the initial intercompany securities are expected to be equal to or greater than the aggregate quarterly dividend payments on the LLC preferred securities.

Interest payments on the initial intercompany securities will be deferrable. However, when any payment is deferred, such payment amount shall continue to be outstanding and interest will continue to accrue on the intercompany security. The initial intercompany securities will contain customary events of default, including events of default for defaults in the performance by the Bank of its non-interest payment obligations under the initial intercompany securities and certain bankruptcy, insolvency or reorganization events. Decisions with respect to enforcement of the intercompany securities, and actions to be taken by the LLC upon a default by the obligor thereunder, will be made by the LLC’s board of directors. The initial intercompany securities will be redeemable by the Bank (with the prior approval of the Dutch Central Bank, if then required) at any time, in whole or in part, at 100% of the principal amount thereof plus interest accrued but unpaid to the date fixed for redemption.

The LLC may reinvest the proceeds from the intercompany securities upon the redemption thereof in other intercompany securities so long as any such reinvestment will not cause the LLC to become subject to the registration requirements of the 1940 Act; provided that (i) prior to the reinvestment in the successor intercompany securities, the Bank has received an opinion of a nationally recognized law firm or other tax advisor in The Netherlands, experienced in such matters, to the effect that payments of interest or principal on the successor intercompany securities would not be subject to additional amounts in respect of any taxes, duties or other governmental charges (except that no such opinion would be required in connection with the exchange of the trust preferred securities for the perpetual non-cumulative capital securities), and (ii) Holding will agree to cause the issuer of the successor intercompany securities and the LLC to use their best efforts to maintain the eligibility of the trust preferred securities for clearance through Euroclear and Clearstream.

Services Agreement	The LLC and the Trust will enter into the services agreement with AANAH and Holding, as the guarantor of AANAH’s obligations thereunder. The responsibilities of AANAH under the services agreement will include, among other things, legal, accounting, tax and other general support services, maintaining compliance with all pertinent U.S. and Dutch local, state and federal laws, providing necessary administrative, record-keeping and secretarial services for the LLC and the Trust, and paying all the costs and expenses of the LLC and the Trust.

Governing Law	The LLC agreement, including the terms of the LLC preferred securities, and the trust agreement, including the terms of the trust preferred securities, will be governed by Delaware law. The initial intercompany securities and the perpetual non-cumulative capital securities will be governed by New York law. The services agreement will be governed by New York law. The guarantee and the contingent guarantee will each be governed by Dutch law, except that all provisions that are required to be incorporated therein by the Trust Indenture Act of 1939, as amended (which we will refer to as the “Trust Indenture Act”), including, without limitation, all the rights and duties of the guarantee trustee towards the holders of the LLC preferred securities and the trust preferred securities, will be governed by New York law.

Listing	Application has been made to list the trust preferred securities on the New York Stock Exchange. Trading of the trust preferred securities on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the trust preferred securities. Application also has been made to list the trust preferred securities on the Official Segment of Euronext Amsterdam N.V.’s Stock Market, which we will refer to as “Euronext.”

Ratings
The trust preferred securities and the LLC preferred securities have been rated by Moody’s Investors Service Inc. and, a division of the McGraw Hill Companies, Inc.by Standard & Poor’s Rating Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency. A suspension, reduction or withdrawal of the rating assigned to Holding or to the trust preferred securities or the LLC preferred securities may adversely affect the market price of the trust preferred securities and the LLC preferred securities.

Form of Trust Preferred Securities	The trust preferred securities will be represented by one or more global certificates registered in the name of Cede & Co., as nominee for DTC, including for the accounts of Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, and Clearstream Banking société anonyme, Luxembourg, or Clearstream. Beneficial interests in the trust preferred securities will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC, Euroclear and Clearstream. Except as described herein, trust preferred securities in certificated form will not be issued in exchange for the global certificate or certificates. See “Description of the Trust Securities—Book-Entry Only Issuance.”

Certain Covenants of the Guarantor	ABN AMRO Holding will agree, among other things, that, for so long as any of the LLC preferred securities are outstanding:

  it will not issue any preferred or preference shares or other securities that qualify as Tier 1 capital ranking senior to its obligations under the guarantee or the contingent guarantee. It will also agree not to give any guarantee in respect of any preferred securities or preferred or preference shares or other securities that qualify as Tier 1 capital issued by any of its subsidiaries, if such guarantee would rank senior to the guarantee or the contingent guarantee, if any amount required to be paid pursuant to the guarantee in respect of any dividends on the trust preferred securities or LLC preferred securities payable in respect of the most recent dividend period has not been paid, it will pay such amount prior to any dividend or other payment (except dividends in the form of the ordinary shares) on the ordinary shares (whether issued directly or by a subsidiary of Holding and entitled to the benefits of a guarantee ranking junior to the guarantee).

  100% of the LLC common securities and the trust common securities will be held by Holding, the Bank, AANAH or by one or more of any of their subsidiaries (which we will refer to as the “qualified subsidiaries”), which are deemed to be a “company controlled by the parent company” under Rule 3a-5, as amended, of the 1940 Act, it will not permit, or take any action to cause, the liquidation, dissolution, winding up or termination of the LLC, unless Holding is itself in liquidation and the approval of the Dutch Central Bank, if then required, for such action has been received and all claims under the guarantee and the contingent guarantee have been paid in full and the contingent distribution, if any, has been made, it will not permit, or take any action to cause, the liquidation, dissolution, winding up or termination of the Trust, unless a Trust Special Redemption Event occurs or Holding is itself in liquidation and the approval of the Dutch Central Bank, if then required, for such action has been received, and it will not assign its obligations under the guarantee or the contingent guarantee, except in the case of a merger, consolidation or sale of substantially all of its assets, where Holding is not the surviving entity.

Use of Proceeds	All of the proceeds from the sale of the trust securities will be invested by the Trust in the LLC preferred securities. The LLC will use the proceeds from the sale of the LLC preferred securities, together with funds contributed by AANAH in return for the LLC common securities, to make an investment in the initial intercompany securities from the Bank. The Bank intends to use the proceeds from the sale of the initial intercompany securities for general corporate purposes.

Summary Consolidated Financial Information

     The following summary consolidated financial information has been derived from the consolidated financial statements of ABN AMRO Holding N.V. for the periods indicated. Holding itself has no material operations. Holding’s consolidated financial statements include the consolidated financial statements of the Bank. At and for the year ended December 31, 2002 the Bank accounted for approximately 100% of Holding’s consolidated assets, consolidated total revenue and consolidated net profit.

     Holding’s consolidated financial statements for each of the five years ended December 31, 2002, 2001, 2000, 1999 and 1998 have been audited by Ernst & Young Accountants, independent auditors. The consolidated financial data for the three months ended March 31, 2003 and 2002 have been derived from Holding’s unaudited consolidated financial statements, which have been prepared on the same basis as its audited consolidated financial statements and, in the opinion of management, reflect all normal recurring adjustments necessary for a fair presentation of our financial position and results of operations as at the end of and for such periods. The results for the three months ended March 31, 2003 may not be indicative of the operating results to be expected for the entire year 2003.

     The audited consolidated financial statements for the years ended December 31, 2002, 2001 and 2000, and the unaudited consolidated financial statements for the three months ended March 31, 2003 are incorporated by reference herein. See our Form 20-F for 2002, containing the audited consolidated financial statements for the years ended December 31, 2002, 2001 and 2000, and the 6-K filed with the SEC on May 8, 2003, containing the first quarter results for 2003. For more information on how to obtain copies of these filings, see the section “Where You Can Find More Information—Incorporation by Reference”.

     The consolidated financial statements have been prepared in accordance with Dutch GAAP, which varies in certain respects from U.S. GAAP. For a description of the significant differences between Dutch GAAP and U.S. GAAP relevant to ABN AMRO, as well as a reconciliation of certain Dutch GAAP amounts to U.S. GAAP for the year ended December 31, 2002, see note 45 to the audited consolidated financial statements included in our 20-F for 2002. Amounts based on U.S. GAAP are not available as of and for the three month period ended March 31, 2003.

     The consolidated financial statements are published in euros. See “Exchange Rates” for information regarding the euro/dollar exchange rates from January 1, 1998 to the present. The financial information for periods prior to January 1, 1999 has been converted from Dutch guilders to euro using the Dutch guilder to euro fixed conversion rate determined as of December 31, 1998 by the participating countries of the European Monetary Union of 1 EUR = 2.20371 NLG.

     The following summary consolidated financial data is only a summary and should be read in conjunction with and is qualified by reference to the consolidated financial statements and notes thereto, as well as the information provided in “Item 5. Operating and Financial Review and Prospects” in our 20-F for 2002.

Summary Consolidated Income Statement Data

	For the Three Month Period
	Ended March 31,			For the Year Ended December 31,

	2003	2002	2002	2001	2000	1999	1998(1)

	(unaudited)
			(in millions of EUR, except share data)
Net interest revenue	€2,240	€2,661	€9,845	€10,090	€9,404	€8,687	€7,198
Net commissions	1,020	1,206	4,639	5,214	5,880	4,455	3,388
Results from financial
transactions	446	321	1,477	1,552	1,569	1,374	1,153
Other revenue	811	556	2,319	1,978	1,616	1,011	799

Total revenue	4,517	4,744	18,280	18,834	18,469	15,527	12,538
Operating expenses	3,085	3,396	12,823	13,771	13,202	10,609	8,704
Provision for loan losses	343	390	1,695	1,426	617	653	941
(Release from)/Addition to fund
for general banking risks	—	—	—	—	(32)	(20)	(101)
Operating profit before taxes	1,079	973	3,713	3,613	4,725	4,250	2,897
Net profit	690	397	2,207	3,230	2,498	2,570	1,828

Net profit attributable to
Ordinary Shares	679	386	2,161	3,184	2,419	2,490	1,747
Dividends on Ordinary Shares	—	—	1,416	1,374	1,345	1,170	825

Average number of Ordinary
Shares outstanding (in
millions)	1,585.6	1,536.0	1,559.3	1,515.2	1,482.6	1,451.6	1,422.1

(1) We have restated in euro the amounts we originally reported in Dutch guilders (NLG), using the fixed conversion rate of NLG 2.20371 per euro.

Summary Consolidated Balance Sheet Data

	At March 31,		At December 31,

	2003	2002	2002	2001	2000	1999	1998(1)

	(unaudited)		(in millions of EUR, except share data)
Assets
Banks	59,468	56,773	41,924	49,619	48,581	47,201	60,894
Loans	329,279	357,414	310,903	345,330	319,266	259,723	220,512
Interest-bearing securities	143,722	136,516	141,494	123,365	108,053	92,583	106,067
Total assets	597,091	623,611	556,018	597,363	543,169	457,884	432,083
Liabilities
Banks	111,858	120,428	95,884	107,843	101,510	80,990	104,898
Total customer accounts	313,269	325,433	289,461	312,364	279,549	229,992	205,554
Debt securities	76,228	71,147	71,209	72,495	60,283	54,228	37,947
Capitalization
Fund for general banking risks	1,229	1,391	1,255	1,381	1,319	1,232	1,140
Shareholders’ equity(2)	11,559	11,607	10,781	11,787	12,523	11,987	10,723
Minority interests	4,030	4,617	3,810	4,556	5,287	4,945	3,530
Subordinated debt	13,991	15,950	14,278	16,283	13,405	10,717	8,980

Group capital(2)	30,809	33,565	30,124	34,007	32,534	28,881	24,373

Ordinary Shares outstanding (in
millions)	1,591.3	1,537.0	1,585.6	1,535.5	1,500.4	1,465.5	1,438.1

(1)	We have restated in euro the amounts we originally reported in Dutch guilders (NLG), using the fixed conversion rate of NLG 2.20371 per euro.
(2)	Pursuant to a new directive of the Dutch “Raad voor de Jaarverslaggeving” (Council for Annual Reporting), we calculated shareholders’ equity at March 31, 2003 before profit appropriation instead of after profit appropriation, which is how we present our financials in this table at December 31, 2002, 2001, 2000, 1999 and 1998, and at March 31, 2002. The consequence of this new directive is that the profit during the year will be added to shareholders’ equity for the full amount until shareholders have approved the proposed profit appropriation. Calculated before profit appropriation, shareholder’s equity and group capital at December 31, 2002 would be EUR 11,081 million and EUR 30,424 million, respectively, at December 31, 2001 would be EUR 12,098 million and EUR 34,318 million, respectively, and at March 31, 2002 would be EUR 12,075 million and EUR 34,033 million, respectively.

Selected Ratios

	At or For the Year Ended December 31,

	2002		2001		2000		1999	1998
Profitability Ratios
Net interest margin(1)	1.8		1.8		1.7		2.1	1.7
Non-interest revenue to total revenue	46.1		46.4		49.1		44.1	42.6
Efficiency ratio(2)	70.1		73.1		71.5		68.3	69.4
Return on average total assets(3)	0.3	9	0.3	6	0.5	1	0.56	0.41
Return on average Ordinary Shareholders’ equity(4)	22.6		20.5		26.5		23.7	16.9
Capital Ratios
Average Ordinary Shareholders’ equity on average total
assets	1.6	9	1.7	5	2.08		2.43	2.71
Dividend payout ratio(5)	64.7		42.9		55.2		46.5	46.9
Tier 1 capital ratio(6)	7.4	8	7.0	3	7.20		7.20	6.94
Total capital ratio(6)	11.5	4	10.9	1	10.39		10.86	10.48
Credit Quality Ratios
Specific provision for loan losses (net) to private sector
loans (gross)(7)(8)(9)	0.6	7	0.5	1	0.33		0.32	0.35
Non-performing loans to private sector loans
(gross)(8)(10)	2.4	4	2.2	1	2.05		2.26	2.39
Specific allowance for loan losses to private sector loans
(gross)(8)(11)	1.6	4	1.7	0	1.68		2.11	2.25
Specific allowance for loan losses to non-performing loans
(gross)(11)	67.3		76.8		81.9		93.0	93.9
Write offs to private sector loans (gross)(8)	0.6	8	0.4	4	0.63		0.36	0.29
Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits(12)	1.8	2	1.9	5	1.76		2.09	1.96
Including interest on deposits(12)	1.1	9	1.1	8	1.14		1.21	1.16

(1)	Net interest revenue as a percentage of average interest earning assets.
(2)	Operating expenses as a percentage of net interest revenue and total non-interest revenue.
(3)	Net profit as a percentage of average total assets. Excludes extraordinary items in 2002, 2001 and 2000. Including such extraordinary items, the return on average total assets was 0.36 in 2002, 0.50 in 2001 and 0.42 in 2000.

(4)	Net profit attributable to Ordinary Shares as a percentage of average ordinary shareholders’ equity. Excludes extraordinary items in 2002, 2001 and 2000. Including such extraordinary items, the return on average Ordinary Shares was 20.7 in 2002, 28.1 in 2001 and 21.2 in 2000.

(5)	Dividend per Ordinary Share as a percentage of net profit per Ordinary Share. Includes extraordinary items in 2002, 2001 and 2000. Excluding such extraordinary items, the dividend payout ratio was 59.2 in 2002, 58.8 in 2001 and 44.1 in 2000.

(6)	Tier 1 capital and total capital as a percentage of risk-weighted assets under BIS guidelines. For more information on our capital ratios, see “Item 5. Operating and Financial Review and Prospects—Liquidity and Capital Resources” in our 20-F for 2002.

(7)	Excludes specific provision for sovereign risk.
(8)	Excludes professional securities transactions.
(9)	Excludes additions to and releases from the fund for general banking risks.
(10)	Non-performing loans are non-accrual loans and non-performing loans for which interest has been suspended. For more information on non-performing loans see “Item 5. Operating and Financial Review and Prospects—Selected Statistical Information—Analysis of Loan Loss Experience: Provisions and Allowances for Loan Losses—Non-performing Loans” of our 20-F for 2002.

(11)	Excludes the amount of the fund for general banking risks.
(12)	Deposits include banks and total customer accounts.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, you should carefully consider the following risk factors in deciding whether to purchase the trust preferred securities.

Risks Related to the Trust Preferred Securities

      The Trust’s ability to pay you distributions depends on the Bank’s and Holding’s financial condition

     The Trust will rely on payments made to it by the LLC, which, in turn, will rely on the payments made to it by the Bank under the initial intercompany securities and Holding’s ability to pay its obligations under the guarantee. Our obligations under the guarantees and the ability of the LLC’s board of directors to declare dividends with respect to the LLC preferred securities will be junior in right of payment to all of our existing and future senior debt. This means you will not receive any payments on the trust preferred securities and we cannot make any payments to you under the guarantees if we are in default on any of our senior debt. Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior debt in full before any payments may be made on the intercompany securities or the guarantees.

     Furthermore, since Holding is a holding company, its obligations under the guarantees will be structurally subordinated to the obligations of its subsidiaries. Holding’s rights, and the rights of its creditors, to participate in the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary will be effectively subordinated to all existing and future liabilities, including trade payables, of such subsidiary, except to the extent that Holding is itself recognized as a creditor of such subsidiary.

     For more information, see “—The LLC is not required to pay dividends in all circumstances and dividends are not cumulative,” and “Description of the Guarantee and the Contingent Guarantee—General.”

      The LLC is not required to pay dividends in all circumstances and dividends are not cumulative

     The LLC is not required to pay dividends on the LLC preferred securities unless Holding or a subsidiary declares or makes a payment in respect of, or redeems, purchases or acquires any of Holding’s ordinary shares or any parity securities. If, under those circumstances, the LLC does not declare and is not deemed to have declared any dividends on its preferred securities there will not be any payments due under the guarantees for such unpaid dividends. Although Holding has made regular dividend payments on its issued and outstanding ordinary shares and preferred and preference shares since its establishment in 1990, it is not obligated to continue to do so.

     Distributions on the trust preferred securities and the dividends on the LLC preferred securities are not cumulative. You will therefore not be entitled to recover any distribution payments for any periods for which dividends on the LLC preferred securities or the trust preferred securities have not been declared or deemed declared, even if funds subsequently become available to the Trust or the LLC, as the case may be.

     For more information, see “Description of the Trust Securities,” “Description of the LLC Securities—Preferred Securities—Dividends” and “Description of the Guarantee and the Contingent Guarantee.”

      Holding and its subsidiaries are subject to regulatory restrictions

     Holding’s assets consist primarily of its investments in the Bank. Accordingly, Holding’s ability to service its obligations, including those arising under the guarantee and the contingent guarantee, are primarily dependent upon the earnings of the Bank and the distributions of those earnings to Holding. The Bank is a separate and distinct legal entity and has no obligation to pay any amounts due pursuant to the guarantee and the contingent guarantee or to make any funds available for such purpose, whether by dividends, loans or any other payments.

     The Bank’s ability to pay dividends and to make loans and other advances to Holding is subject to statutory and regulatory limitations. The Dutch Central Bank, United States federal and state regulatory authorities as well as regulatory authorities of the European Union and other countries have regulatory authority over Holding, the Bank and its subsidiaries. Under certain circumstances a regulatory authority could make determinations or decisions with respect to Holding, the Bank and any of its subsidiaries that could adversely affect all or portions of their respective operations or assets or the ability of any of them to, among other things, make distributions to their respective security holders, to engage in transactions with affiliates, to purchase or transfer assets, to pay their respective obligations and to make any redemption or liquidation payments to their security holders.

     For more information on how we are regulated, see “Item 4. Information on the Company—Business Overview—Supervision and Regulation” in our 20-F for 2002.

As a result of the relationship among Holding, AANAH, the Bank, the LLC and the Trust, there is a potential for conflicts of interest

     ABN AMRO Holding is involved, either directly or indirectly, in virtually every aspect of the LLC’s and the Trust’s existence. Dividends on the LLC preferred securities (and, consequently, distributions on the trust preferred securities) will be paid only to the extent declared by the LLC’s board of directors. The common security holder of the LLC, AANAH, will at all times retain the ability to control the LLC through its right to appoint the majority of the members of the LLC’s board of directors. AANAH is an indirect wholly owned subsidiary of Holding.

     Under the services agreement, AANAH will also provide certain accounting, legal, tax and other support services to the LLC and the Trust.

     In certain circumstances there may be conflicts of interest between the LLC and ABN AMRO. The guarantee and the contingent guarantee by Holding are intended to provide you with rights to dividends on liquidation as nearly as possible equivalent to those to which you would be entitled if you held parity preferred shares of Holding.

For more information, see “Description of the LLC Securities—Preferred Securities—Voting Rights.”

The trust preferred securities may be redeemed at our option or upon the occurrence of a special redemption event; you may be taxed on the proceeds and you may not be able to reinvest the proceeds at the same or a higher rate of return

     The LLC preferred securities, and therefore the trust preferred securities, may be redeemed in whole or in part on one or more occasions on the distribution payment date in June 2008 and at any time thereafter. Additionally, the LLC preferred securities and the trust preferred securities may be redeemed in whole, but not in part, upon the occurrence of specified events relating to changes in tax, regulatory or investment company laws, rules and regulations. The LLC preferred securities may be distributed to you upon the occurrence of changes in tax or investment compay laws with respect to the Trust.

     The redemption of the LLC preferred securities would be a taxable event to you for United States federal income tax purposes. See “Taxation—U.S. Taxation—Tax Consequences to U.S. Holders—Taxation of Capital Gains/Disposition of the Trust Preferred Securities.”

     In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the preferred securities.

For more information, see “Description of the Trust Securities—Redemption”.

Your voting rights are very limited and we will generally control the LLC

     Your voting rights are very limited. Under certain limited circumstances you may direct the trustee of the Trust to take certain actions, including exercising the rights of holders of the LLC preferred securities. However, the voting rights of LLC preferred securities are limited.

     AANAH has the right to elect all of the members of the LLC’s board of directors so long as none of the following have occurred:

•  six dividend periods during which dividends have not been paid,

  four consecutive dividend periods during which dividends have not been paid, or any claim remains unpaid one day after having been made under the guarantee.

     Upon the occurrence of any such event, the holders of the LLC preferred securities will have the right to elect two independent members to the LLC’s board of directors, but AANAH would retain the right to elect a majority of the board members.

     For more information, see “Description of the LLC Securities—Preferred Securities—Voting Rights,” and “Description of the Trust Securities—Voting Rights.”

It is possible that no active trading market for the trust preferred securities will develop

We have applied to list the trust preferred securities on the New York Stock Exchange in New York and Euronext in Amsterdam. You should be aware that the listing of the trust preferred securities will not ensure that an active trading market will be available for the trust preferred securities or that you will be able to sell your trust preferred securities at a price equal to, or higher than, the amount you originally paid for them.

Risks Related to the Business of ABN AMRO Holding N.V.

Our results can be adversely affected by general economic conditions and other business conditions

     Our results are affected by general economic and other business conditions. These conditions include changing economic cycles that affect demand for investment and banking products. Such cycles are influenced by global political events, such as terrorist acts, war and other hostilities as well as by market specific events, such as shifts in consumer confidence, industrial output, labor or social unrest and political uncertainty. Since the second half of 2000 the growth in the world’s major economies has slowed and stock markets around the world have experienced meaningful declines. These changing conditions have had an impact on our results.

     Our investment banking, securities trading and brokerage activities, and asset management and private banking services, as well as our investments in, and sales of products linked to, financial assets, particularly equity securities performance, were adversely impacted in 2002 and the first quarter of 2003 by the weaker financial markets. A protracted decline or further steep declines in the stock or bond markets would further adversely affect these activities and investments. Our commercial and consumer banking business will also be affected by general economic and business conditions. During recessionary conditions, there may be less demand for loan products or certain customers may face financial problems. Interest rate rises may also impact the demand for mortgages and other loan products.

     The risk arising from the impact of the economy and business climate on the credit quality of our borrowers and counter-parties can affect the overall credit quality and the recoverability of loans and amounts due from counter-parties. In 2002 adverse changes in the credit quality of our borrowers and counter-parties have resulted in additional provisions for loan losses.

     For a discussion of how we manage credit and market risk, see “Item 4. Information on the Company—Business Overview—Risk Management” in our 20-F for 2002.

Changes in interest rate and foreign exchange rates may impact our results

     Fluctuations in interest rates and foreign exchange rates, particularly in our three home markets of The Netherlands, the United States and Brazil, also influence our performance. Since the second half of 2000 the U.S. Federal Reserve has significantly reduced interest rates while the European Central Bank and the Bank of England have eased rates more modestly. The Central Bank of Brazil has also experienced volatility in its interest rate environment.

     The results of our banking operations are affected by our management of interest rate sensitivity. Interest rate sensitivity refers to the relationship between changes in market interest rates and changes in net interest income. The composition of our assets and liabilities, and any gap position resulting from the composition, causes the net interest income to vary with changes in interest rates. In addition, variations in interest rate sensitivity may exist within the re-pricing periods or between the different currencies in which we hold interest rate positions. A mismatch of interest-earning assets and interest-bearing liabilities in any given period may, in the event of changes in interest rates, have a material effect on the financial condition or result from operations of our business.

     We publish our consolidated financial statements in euros. When deemed affordable and necessary, and in order to mitigate the volatile impact of fluctuations in exchange rates and ensure consistent earnings streams, we hedge expected earnings, especially exposure to the U.S. dollar. However, fluctuations in exchange rates used to translate other currencies, particularly the Brazilian real, into euros, will impact our reported consolidated financial condition, results of operations and cash flows from year to year. For 2002, 32.8% of our revenues and 27.1% of our expenses were denominated in U.S. dollars and 10.1% of our revenues and 9.5% of our expenses were denominated in Brazilian real. Fluctuations in exchange rates will also impact the euro value of our investments and the return on our investments, as well as our obligations.

     For a discussion of how we manage interest rate risk and foreign exchange rate fluctuation risk, see “Item 4. Information on the Company—Business Overview—Risk Management” of our 20-F for 2002.

Our performance is subject to substantial competitive pressures that could adversely affect our results of operations

     There is substantial competition for the types of banking and other products and services that we provide in The Netherlands and the other regions in which we conduct large portions of our business, including the United States and Brazil. Such competition is affected by consumer demand, technological changes, the impact of consolidation, regulatory actions and other factors. If we are unable to provide attractive product and service offerings that are profitable, we may lose market share or incur losses on some or all activities.

Regulatory changes could adversely affect our business

     We are subject to banking and financial services laws and government regulation in each of the jurisdictions in which we conduct business. Regulatory agencies have broad administrative power over many aspects of the financial services business, which may include liquidity, capital adequacy and permitted investments, and marketing and selling practices. Banking and financial services laws, regulations and policies currently governing us and our subsidiaries may change at any time in ways which have an adverse effect on our business. Furthermore, we cannot predict the timing or form of any future regulatory initiatives. Changes in existing banking and financial services laws and regulations may materially affect the way in which we conduct our business, the products or services we may offer and the value of our assets.

There is operational risk associated with our industry which, if realized, might have an adverse impact on our results

     We, like all financial institutions, are exposed to many types of operational risk, including the risk of fraud by employees or outsiders, unauthorized transactions by employees or operational errors, including clerical or record keeping errors or errors resulting from faulty computer or telecommunications systems. Given the high volume of transactions at ABN AMRO, certain errors may be repeated or compounded before they are discovered and successfully rectified. In addition, our dependence upon automated systems to record and process our transactions volume may further increase the risk that technical system flaws or employee tampering or manipulation of those systems will result in losses that are difficult to detect. Although ABN AMRO maintains a system of controls designed to keep operational risk at appropriate levels we have suffered losses from operational risk and there can be no assurance that we will not suffer losses from operational risks in the future.

     For a discussion of how we manage operational risk, see “Item 4. Information on the Company—Business Overview—Risk Management” in our 20-F for 2002.

You may have difficulty enforcing civil judgments against us

     Holding and the Bank are incorporated under the laws of The Netherlands and the members of their Supervisory Board, with one exception, and their Managing Board are residents of The Netherlands or other countries outside the United States. Although some of our affiliates, including the Bank, have substantial assets in the United States, substantially all of Holding’s assets and the assets of the members of the Supervisory Board and the Managing Board are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Holding or these persons or to enforce against Holding or these persons in United States courts judgments of United States courts predicated upon the civil liability provisions of United States securities laws. The United States and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon United States federal securities laws, would not be enforceable in The Netherlands. However, if the party in whose favour such judgment is rendered brings a new suit in a competent court in The Netherlands, that party may submit to a Dutch court the final judgment which has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that the final judgment concerned results from proceedings compatible with Dutch concepts of due process, to the extent that the Dutch court is of the opinion that reasonableness and fairness so require, the Dutch court would, in principle, under current practice, recognize the final judgment that has been rendered in the United States and generally grant the same claim without relitigation on the merits, unless the consequences of the recognition of such judgment contravene public policy in The Netherlands.

ABN AMRO CAPITAL FUNDING TRUST V

     ABN AMRO Capital Funding Trust V is a statutory trust formed under the Delaware Statutory Trust Act, as amended, pursuant to a trust agreement and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. The trust agreement will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the trust preferred securities, the purchasers thereof will own all the trust preferred securities. See “Description of the Trust Securities.” AANAH will initially acquire 100% of the trust common securities. The Trust will use all the proceeds derived from the issuance of the trust securities to purchase the LLC preferred securities from the LLC. The assets of the Trust will consist of the LLC preferred securities and the related rights under the ABN AMRO Holding subordinated guarantee. The Trust exists exclusively for the purposes of (i) issuing the trust securities representing undivided beneficial ownership interest in the assets of the Trust, (ii) investing the gross proceeds of the trust securities in the LLC preferred securities and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the trust agreement, there will initially be five trustees for the Trust. Three of the trustees will be individuals who are employees or officers of, or who are affiliated with, AANAH. We will refer to these trustees as the “regular trustees.” The fourth trustee, the property trustee, will be a financial institution that is unaffiliated with AANAH and is indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The fifth trustee, the Delaware trustee, will be an entity that maintains its principal place of business in the State of Delaware. Initially, BNY Midwest Trust Company will act as property trustee, and The Bank of New York (Delaware), a Delaware corporation, will act as Delaware trustee, until, in each case, removed or replaced by the holder of the trust common securities, which will initially be AANAH. BNY Midwest Trust Company will act as the guarantee trustee.

     The property trustee will hold title to the LLC preferred securities for the benefit of the holders of the trust securities, and the property trustee will have the power to exercise all rights, powers and privileges with respect to the LLC preferred securities under the LLC agreement as the holder of the LLC preferred securities. In addition, the property trustee will maintain exclusive control of the property account to hold all payments received in respect of the LLC preferred securities for the benefit of the holders of the trust securities. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust securities. AANAH, as the holder of all the trust common securities, will have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees, provided that at least one trustee shall be the Delaware trustee, at least one trustee shall be the property trustee and at least one trustee shall be a regular trustee.

     For so long as the trust preferred securities remain outstanding, Holding will covenant (i) that 100% of the trust common securities will be held by Holding, the Bank, AANAH or by any one or more qualified subsidiaries, (ii) to cause the Trust to remain a statutory trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by the trust agreement and (iii) to use its commercially reasonable efforts to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are as set forth in the trust agreement and the Delaware Trust Act. See “Description of the Trust Securities.” The trust agreement and the guarantee also incorporate by reference the terms of the Trust Indenture Act.

     Under the services agreement, AANAH will be obligated, among other things, to provide legal, accounting, tax and other general support services to the Trust and the LLC, to maintain the LLC’s and the Trust’s compliance with all applicable U.S. and Dutch local, state and federal laws, and to provide administrative, recordkeeping and secretarial services for the LLC and the Trust. The fees and expenses of the LLC and the Trust, including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the LLC or the Trust, and all other obligations of the LLC and the Trust (other than with respect to the trust securities or the LLC securities) will be paid by AANAH pursuant to the services agreement. The obligations of AANAH under the services agreement will be fully and unconditionally guaranteed by Holding.

     The Trust’s principal executive offices are located at 135 South LaSalle Street, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.

ABN AMRO CAPITAL FUNDING LLC V

     ABN AMRO Capital Funding LLC V is a limited liability company that was formed under the Delaware Limited Liability Company Act, as amended (the “LLC Act”), pursuant to an initial limited liability company agreement. The initial limited liability company agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. The LLC agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee will initially hold 100% of the issued and outstanding preferred securities. AANAH will initially hold 100% of the issued and outstanding LLC common. The aggregate quarterly interest payments on the initial intercompany securities held by the LLC will be equal to or greater than the aggregate quarterly dividend payments on the LLC preferred securities.

     The LLC exists exclusively for the purposes of (i) issuing the LLC common securities and the LLC preferred securities, (ii) investing the proceeds thereof in the initial intercompany securities, (iii) reinvesting the proceeds of the initial intercompany securities, upon redemption thereof, in the successor intercompany securities, and the proceeds of the successor intercompany securities in other intercompany securities, so long as any such investment will not cause the LLC to be required to register under the 1940 Act and the Bank has received an opinion of a nationally recognized law firm or other tax advisor to the effect that payments of interest or principal on the successor intercompany securities would not be subject to additional amounts (except that no such opinion would be required in connection with the exchange of the trust preferred securities for the perpetual non-cumulative capital securities), (iv) enforcing the contingent guarantee for the sole benefit of the holders of the LLC preferred securities and (v) engaging in only those other activities necessary or incidental thereto. In addition, upon the distribution of the intercompany securities to the holder of the LLC common securities or upon the occurrence of the non-payment within one day following the making of a claim by the guarantee trustee or a holder of the LLC preferred securities or the trust preferred securities under the guarantee, the holders of the LLC preferred securities will have a right to elect the guarantee independent director.

     For so long as the LLC preferred securities remain outstanding, Holding will covenant (i) that 100% of the LLC common securities will be held by Holding, the Bank, AANAH or one or more qualified subsidiaries, (ii) to cause the LLC to remain a limited liability company and not to voluntarily dissolve, liquidate, wind up or be terminated, except as permitted by the LLC agreement, and (iii) to use its commercially reasonable efforts to ensure that the LLC will not be an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. Holding, the Bank, AANAH or a qualified subsidiary, each one being what we will refer to as a “potential security holder,” may transfer the LLC common securities to another potential security holder, provided that prior to such transfer it has received an opinion of a nationally recognized law firm experienced in such matters to the effect that (A) the LLC will continue to be treated as a partnership for United States federal income tax purposes and such transfer will not cause the LLC to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, (B) such transfer will not cause the LLC or the Trust to be required to register under the 1940 Act and (C) such transfer will not adversely affect the limited liability of the holders of the LLC preferred securities.

     The holders of the LLC common securities will be entitled to any excess funds held by the LLC after the dividends on the LLC preferred securities, if any, for the relevant dividend period, have been declared and paid.

     The rights of the holders of the LLC preferred securities, including economic rights, rights to information and voting rights, are set forth in the LLC agreement and the LLC Act. See “Description of the LLC Securities—Preferred Securities.”

     The LLC’s business and affairs will be conducted by its board of directors, which will consist initially of four members. The LLC agreement will provide, however, that for so long as any LLC preferred securities are outstanding, certain amendments of the LLC agreement, including any provisions with respect to the guarantee independent director, enforcement of the contingent guarantee, the contingent distribution and dividends require the unanimous approval of all of the holders of the LLC preferred securities. Certain other amendments of the LLC agreement require the approval by the affirmative vote of the holders of not less than 66 2/3% of the outstanding LLC preferred securities (excluding any LLC preferred securities held by Holding or any of its affiliates). If, for four consecutive dividend periods or any six dividend periods, dividends (whether declared or deemed to have been declared), and any additional amounts in respect of such dividends, have not been paid in full on the LLC preferred securities by the LLC or by Holding under the guarantee, holders of LLC preferred securities will be entitled to appoint two independent members of the board of directors. See “Description of the LLC Securities—Preferred Securities—Voting Rights.”

     All officers and employees of the LLC may also be officers or employees of one or more affiliates of the Bank, Holding or AANAH.

     The LLC and the Trust will enter into a services agreement with AANAH and Holding. See “ABN AMRO Capital Funding Trust V” for a description of the services agreement.

     The location of the principal executive offices of the LLC is 135 South LaSalle Street, Chicago, IL 60603, and its telephone number is (312) 904-2000.

USE OF PROCEEDS

     All the proceeds from the sale of the trust securities will be invested by the Trust in the LLC preferred securities. The LLC will use the funds from the sale of its preferred securities, together with funds contributed by AANAH in return for the LLC common securities, to make an investment in the initial intercompany securities from the Bank. The Bank intends to use the proceeds from the sale of the initial intercompany securities for general corporate purposes.

CAPITALIZATION

     The following table sets forth the consolidated capitalization of ABN AMRO Holding N.V. in accordance with Dutch GAAP at March 31, 2003, both actual and as adjusted to give effect to the offering of the trust preferred securities. You should read this table together with the consolidated financial statements and the related notes thereto included by reference in this prospectus supplement and the accompanying prospectus.

	At March 31, 2003 (in EUR millions)

	Historical	Adjusted

Banks	111,858
Total client accounts	313,269
Debt securities	76,228
Other liabilities	44,676
Subordinated debt(1)	13,991

Total debt(2)	560,022
Shareholders’ equity	11,559
Minority interests	4,030

Total capitalization	575,611

(1)	Does not include $500 million 4.65% Subordinated Notes Due June 4, 2018 issued by the Bank on June 2, 2003.
(2)	For purposes of the capitalization table, we have not included accruals and deferred income of EUR 9,989 million, provisions of EUR 10,262 million and EUR 1,229 million in the fund for general banking risks.

     Except as disclosed herein, since March 31, 2003, there has not been a material adverse change in the capitalization of ABN AMRO Holding N.V.

EXCHANGE RATES

     A significant portion of our assets and liabilities are denominated in currencies other than the euro. Accordingly, fluctuations in the value of the euro relative to other currencies, such as the U.S. dollar, can have an effect on our financial performance. For a discussion of the impact of exchange rate fluctuations on our financial condition and results of operations, see “Item 5. Operating and Financial Review and Prospects” in our 20-F for 2002.

     The following table shows, for the years and months indicated, certain information regarding the Noon Buying Rate in the City of New York for cable transfers in euros as certified for customs purposes by the Federal Reserve Bank of New York expressed in euros per U.S. dollar. For 1998, the USD/EUR rate was derived by dividing the USD/NLG rate in those years by the Dutch guilder to euro fixed conversion rate of NLG 2.20371 per euro.

	At Period	Average
Period	End(1)	Rate(2)	High	Low

		(Value of 1 USD in euro)
1998	0.85	0.90	0.95	0.82
1999	0.99	0.93	0.99	0.86
2000	1.06	1.09	1.20	0.97
2001	1.12	1.12	1.19	1.05
2002	0.95	1.06	1.16	0.95
December 2002	0.95	0.98	1.01	0.95
January 2003	0.93	0.94	0.97	0.92
February 2003	0.93	0.93	0.93	0.92
March 2003	0.92	0.93	0.95	0.90
April 2003	0.89	0.92	0.94	0.89
May 2003	0.85	0.87	0.89	0.84
June 2003 (through June 20	0.86	0.85	0.86	0.84

(1)	The period-end rate is the Noon Buying Rate announced on the last day of the period.
(2)	The average rate for each yearly period is the average of the Noon Buying Rates on the last day of each month during the year. The average rate for each monthly period is the average of the Noon Buying Rates of each day of the month.

     These rates are provided solely for your convenience and are not necessarily the rates used by us in preparation of our consolidated financial statements or in financial data included or incorporated by reference in this prospectus supplement or the accompanying prospectus.

DESCRIPTION OF THE TRUST SECURITIES

     The trust securities will be issued pursuant to the terms of the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee will act as trustee for the trust preferred securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the trust securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act. The following summary of the material terms and provisions of the trust securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the trust agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, the Delaware Trust Act and the Trust Indenture Act.

General

     The trust securities will be issued in fully registered form without coupons. The trust securities will not be issued in bearer form. See “—Book-Entry Only Issuance.”

     The trust agreement authorizes the regular trustees of the Trust to issue the trust securities, which represent undivided beneficial ownership interest in the assets of the Trust. Title to the LLC preferred securities will be held by the property trustee for the benefit of the holders of the trust securities. The trust agreement does not permit the Trust to acquire any assets other than the LLC preferred securities or the issuance by the Trust of any securities other than the trust securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of money held by the Trust, and payments out of money held by the Trust upon redemption of the trust preferred securities or liquidation of the Trust, are irrevocably and unconditionally guaranteed by Holding as described under “Description of the Guarantee and the Contingent Guarantee.” The guarantee will be held by BNY Midwest Trust Company, the guarantee trustee, for the benefit of the holders of the trust preferred securities.

Distributions

     The distribution rate on the trust preferred securities will be fixed at an annual rate of      % of the liquidation preference of $25.00 per trust preferred security (equivalent to $      per annum per trust preferred security). Distributions on the trust securities will be payable quarterly in arrears on the last day of March, June, September and December, commencing in            , 2003. Distributions will not be cumulative. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The rate at which distributions will be payable for each full distribution period will be computed by dividing the annual rate by four.

     Distributions on the trust securities will be paid to the extent that the Trust has funds available. Amounts available to the Trust for distributions to the holders of the trust securities will be limited to payments received by the Trust from the LLC with respect to the LLC preferred securities or from Holding under the guarantee or the contingent guarantee. Dividends on the LLC preferred securities will be paid only if, as and when declared (or deemed declared) by the LLC’s board of directors. See “Description of the LLC Securities—Preferred Securities—Dividends.” In addition, the contingent payment, if any, will be distributed to the holders of the LLC preferred securities to the extent that any such holders are not paid under the guarantee. See “Description of the Guarantee and the Contingent Guarantee—General.” If distributions on the trust securities are not paid, notice of nonpayment shall be provided in the manner indicated under “General Euronext Listing Information—Notices.”

     Distributions on the trust securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be one business day prior to the relevant distribution payment date or other distribution date. Distributions will be paid through the property trustee who will hold amounts received in respect of the LLC preferred securities in the property account for the benefit of the holders of the trust securities. Subject to any applicable laws and regulations and the provisions of the trust agreement, each such payment will be made as described under “—Book-Entry Only Issuance” below. In the event that the trust securities do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant distribution payment date. In the event that any date on which distributions are payable on the trust securities is not a business day, payment of the distributions payable on such date will be made on the next succeeding day which is a business day (without any interest or other payment in respect of the dividends subject to such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. “Business day” means any day on which commercial and foreign exchange markets settle payments in London, New York and Amsterdam.

Payment of Additional Amounts

     All payments in respect of the trust securities by the Trust will be made without withholding or deduction for or on account of any relevant tax, unless the withholding or deduction of such relevant tax is required by law. In that event, the Trust will pay, as further distributions, such additional amounts as may be necessary in order that the net amounts received by the holders of the trust securities after such withholding or deduction will equal the amount which would have been received in respect of the trust securities in the absence of such withholding or deduction, except that no such additional amounts will be payable to a holder of trust securities (or to a third party on the holder’s behalf) with respect to any trust securities (i) to the extent that such relevant tax is imposed or levied by virtue of such holder (or the beneficial owner of such trust securities) having some connection with the relevant jurisdiction, other than being a holder (or beneficial owner) of such trust securities, (ii) to the extent that such relevant tax is imposed or levied by virtue of such holder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the relevant jurisdiction or any similar claim for exemption, if Holding or its agent has provided the beneficial owner of such trust securities or its nominee with at least 60 days’ prior written notice of an opportunity to make such a declaration or claim, (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, or substantially similar to such Directive.

Trust Enforcement Events

     When we refer in this prospectus supplement to a “Trust Enforcement Event,” we mean the occurrence, at any time, of the following enforcement events under the trust agreement:

  the non-payment of distributions on the trust securities for four consecutive distribution periods or any six distribution periods,

  a default by Holding in respect of any of its obligations under the guarantee,

  the non-payment within one day following the making of a claim by the guarantee trustee or a holder of the LLC preferred securities or the trust securities under the guarantee, or the non-payment of distributions on the LLC preferred securities for four consecutive or any six dividend periods.

     However, pursuant to the trust agreement, the holder of the trust common securities will be deemed to have waived any Trust Enforcement Event with respect to the trust common securities until all Trust Enforcement Events with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Events with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the trust agreement and, in the case of non-payment of dividends on the LLC preferred securities for four consecutive or any six dividend periods, the election of two independent directors to the LLC’s board of directors. See “Description of the LLC Securities—Preferred Securities—Voting Rights.”

     Upon the occurrence of a Trust Enforcement Event, (a) the property trustee, as the holder of the LLC preferred securities, will have the right to enforce the terms of the LLC preferred securities, including (i) the right to vote for the election of two independent directors to the LLC’s board of directors (to the extent that the Trust Enforcement Event results from non-payment of dividends on the LLC preferred securities for four consecutive distribution periods or any six distribution periods), (ii) the rights of the holders of the LLC preferred securities under the guarantee as it relates thereto, (iii) the rights of the holders of the LLC preferred securities to receive distributions (only if and to the extent declared or deemed to have been declared) on the LLC preferred securities, (iv) upon the distribution of the intercompany securities to the holder of the LCC common securities or in the case of the third Trust Enforcement Event set forth above, the right to elect the guarantee independent director and (v) the right of the holders of the LLC preferred securities to the contingent distribution, if any, and (b) the guarantee trustee shall have the right to enforce the terms of the guarantee with respect to the trust securities.

     If the property trustee fails to enforce its rights under the LLC preferred securities after a holder of trust preferred securities has made a written request, such holder of record of trust preferred securities may directly institute a legal proceeding against the LLC to enforce the property trustee’s rights under the LLC preferred securities without first instituting any legal proceeding against the property trustee, the Trust or any other person or entity.

     ABN AMRO Holding, the Bank and the Trust are each required to file annually with the property trustee an officer’s certificate as to their compliance with all conditions and covenants under the trust agreement.

Redemption

     The LLC preferred securities may be redeemed, with the prior approval of Holding and the Dutch Central Bank, if then required, by the LLC at its option, (i) in whole or in part on or after the distribution payment date in June 2008 or (ii) in whole but not in part upon the occurrence of an LLC Special Redemption Event, at any time, in each case at the redemption price. Upon such redemption of the LLC preferred securities, the proceeds from such repayment shall simultaneously be applied to redeem a corresponding number of trust securities at the redemption price; provided that holders of the trust securities shall be given not less than 30 nor more than 60 days’ notice of such redemption. See “Description of the LLC Securities—Preferred Securities,” “Redemption and Repurchase of Preferred Securities—Optional Redemption.” Any LLC preferred securities or trust securities that are redeemed will be cancelled, and not reissued, following their redemption.

     An “LLC Special Redemption Event” means (i) a Capital Event, (ii) a Tax Event with respect to the LLC or (iii) an Investment Company Event with respect to the LLC.

     If, at any time, a Trust Special Redemption Event shall occur and be continuing, the regular trustees shall, within 90 days following the occurrence of such event, elect to either (i) dissolve the Trust upon not less than 30 nor more than 60 days’ notice to the holders and upon not less than 30 nor more than 60 days’ notice to, and consultation with, Euroclear and Clearstream, with the result that, after satisfaction of creditors of the Trust, if any, LLC preferred securities would be distributed on a pro rata basis to the holders of the trust preferred securities and the trust common securities in liquidation of such holders’ interest in the Trust, provided however, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Trust Special Redemption Event by taking some ministerial action, such as filing a form or making an election, or pursuant to some other similar reasonable measures which in the sole judgment of Holding, has, or will cause, no adverse effect on the LLC, the Trust, the Bank, Holding, or the holders of the trust securities and will involve no material costs, the Trust will pursue such measure in lieu of dissolution or (ii) cause the trust preferred securities to remain outstanding, provided that in the case of this clause (ii), Holding shall pay any and all expenses incurred or payable by the Trust attributable to the Trust Special Redemption Event.

     A “Trust Special Redemption Event” means (i) a Tax Event solely with respect to the Trust, but not with respect to the LLC or (ii) an Investment Company Event solely with respect to the Trust, but not with respect to the LLC.

     A “Tax Event” means the receipt by ABN AMRO of an opinion of a nationally recognized law firm or other tax adviser in the United States or The Netherlands, as appropriate, experienced in such matters, to the effect that, as a result of (i) any amendment to, or clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations promulgated thereunder) of the United States or The Netherlands or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) (an “Administrative Action”) or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective, or which pronouncement or decision is announced, on or after the date of issuance of the LLC securities and the trust securities there is more than an insubstantial risk that (A) the Trust or the LLC is or will be subject to more than a de minimis amount of taxes, duties or other governmental charges; (B) Holding or the Bank is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest or principal on the intercompany securities or with respect to any payments on the trust preferred securities or the perpetual non-cumulative capital securities or under the guarantee or the contingent guarantee, or (C) the LLC is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of dividends on the LLC preferred securities or the Trust is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to distributions on the trust preferred securities.

     “Capital Event” means that Holding shall be notified by the Dutch Central Bank to the effect that the LLC preferred securities may not be included in Tier 1 capital of ABN AMRO Holding, unless such notification is the result of the reinvestment of the proceeds from the intercompany securities in other intercompany securities, in which case such event shall not constitute a “Capital Event.”

     “Investment Company Event” means that Holding shall have requested and received an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that there is more than an insubstantial risk that the Trust or the LLC is or will be considered an “investment company” within the meaning of the 1940 Act (i) as a result of any judicial decision, any pronouncement or interpretation (irrespective of the manner made known), the adoption or amendment of any law, rule or regulation, any notice or announcement (including any notice or announcement of intent to adopt such rule or regulation) by any U.S. legislative body, court, governmental agency, or regulatory authority or (ii) as a result of any change after the date hereof in the laws of the Netherlands relating to the enforceability of the guarantee thereunder, as confirmed in an opinion of a nationally recognized Dutch law firm experienced in such matters.

     If the LLC preferred securities are distributed to the holders of the trust preferred securities, the guarantor will use its commercially reasonable best efforts to cause the LLC preferred securities to be listed on the New York Stock Exchange and Euronext or on such other national securities exchange or similar organization as the trust preferred securities are then listed or quoted. The trust preferred securities currently are not listed on either such exchange or any other securities exchange. See “Risk Factors—Risks Related to the Trust Preferred Securities—It is possible that no active trading market for the trust preferred securities will develop.”

     On the date fixed for any distribution of LLC preferred securities, upon dissolution of the Trust, (i) the trust securities will no longer be deemed to be outstanding and (ii) certificates representing trust securities will be deemed to represent the LLC preferred securities having a liquidation preference equal to the liquidation preference of such trust securities until such certificates are presented to the LLC or its agent for transfer or reissuance.

     There can be no assurance as to the market price of the LLC preferred securities which may be distributed in exchange for trust preferred securities if a dissolution and liquidation of the Trust were to occur or that a market for the LLC preferred securities would ever develop upon the occurrence of a dissolution and liquidation of the Trust. Accordingly, the LLC preferred securities which an investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the trust preferred securities for which they were exchanged.

Redemption Procedures

     If the Trust gives a notice of redemption in respect of trust preferred securities (which notice will be irrevocable), and if the LLC or Holding has paid to the property trustee a sufficient amount of cash in connection with the related redemption of the LLC preferred securities, then, by 9:00 a.m., New York time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount to holders of the trust preferred securities. See “—Book-Entry Only Issuance.” If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price. In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the amount payable on such date will be made on the next succeeding day which is a business day (without any interest or other payment in respect of the amount payable due to such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

     In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed in accordance with the procedures of DTC. See “—Book-Entry Only Issuance.” In the event that the trust preferred securities do not remain in book-entry form and fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities shall be redeemed on a pro rata basis or pursuant to the rules of any securities exchange on which the trust preferred securities are then listed.

Purchases of Trust Preferred Securities

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Holding or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Subordination of Trust Common Securities

     Payment of distributions, amounts on redemption or amounts upon liquidation of the Trust shall be made pro rata based on the liquidation preference of the trust securities; provided, however, that upon the occurrence and during the continuance of an event of default under the intercompany securities or the guarantee, holders of the trust preferred securities will have a preference over the holders of the trust common securities with respect to payments of distributions, amounts upon redemption or amounts upon liquidation of the Trust.

     In the case of any Trust Enforcement Event, the holder of trust common securities will be deemed to have waived any such Trust Enforcement Event until all such Trust Enforcement Events with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the trust preferred securities and not on behalf of the holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

     In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of the Trust, the holders of the trust securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, if any, the LLC preferred securities on a pro rata basis, except, in the case of the holders of trust common securities, in the limited circumstances described above under “—Subordination of Trust Common Securities.”

Pursuant to the trust agreement, the Trust shall dissolve:

  upon the bankruptcy of Holding or the Bank,

  upon the filing of a certificate of cancellation with respect to the LLC or the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority of the outstanding trust securities, voting together as a single class, to file such certificate of cancellation, upon the distribution of all of the LLC preferred securities upon the occurrence of a Trust Special Redemption Event,

  upon the entry of a decree of a judicial dissolution of the LLC or the Trust, or upon the redemption of all of the trust securities.

Voting Rights

     Except as described herein, under the Delaware Trust Act, the Trust Indenture Act and under “Description of the Guarantee and the Contingent Guarantee—Amendment,” and as otherwise required by law and the trust agreement, the holders of the trust preferred securities will have no voting rights.

     Subject to the requirement of the property trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority of the outstanding trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee, as holder of the LLC preferred securities, to (i) exercise the remedies available to it under the LLC agreement as a holder of the LLC preferred securities, and (ii) consent to any amendment, modification or termination of the LLC agreement or the LLC preferred securities where such consent shall be required; provided, however, that, where a consent or action under the LLC agreement would require the consent or act of the holders of more than a majority of the LLC preferred securities affected thereby, only the holders of the percentage of the aggregate number of the trust securities outstanding which is at least equal to the percentage of the LLC preferred securities required under the LLC agreement may direct the property trustee to give such consent or take such action on behalf of the Trust. See “Description of the LLC Securities—Preferred Securities—Voting Rights.” Except with respect to directing the time, method and place of conducting a proceeding for a remedy as described above, the property trustee shall be under no obligation to take any of the actions described in clauses (i) or (ii) above unless the property trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and that after such action each holder of trust securities will continue to be treated as owning an undivided beneficial ownership interest in the LLC preferred securities.

     Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or pursuant to a written consent. The regular trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of trust preferred securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of trust preferred securities will be required for the Trust to redeem and cancel trust preferred securities or distribute LLC preferred securities in accordance with the trust agreement.

     Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are beneficially owned at such time by Holding or any entity directly or indirectly controlled by, or under direct or indirect common control with, the guarantor, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such trust preferred securities were not outstanding, except for the trust preferred securities purchased or acquired by Holding or its affiliates in connection with transactions effected by or for the account of customers of the guarantor or any of its affiliates or in connection with the distribution or trading of or market-making in connection with such trust preferred securities; provided, however, that persons (other than affiliates of the guarantor) to whom the guarantor or any of its affiliates have pledged trust preferred securities may vote or consent with respect to such pledged trust preferred securities pursuant to the terms of such pledge.

     The procedures by which holders of trust preferred securities represented by the global certificates may exercise their voting rights are described below. See “—Book-Entry Only Issuance.”

     Holders of the trust preferred securities will have no rights to appoint or remove the regular trustees, who may be appointed, removed or replaced solely by AANAH, as the holder of all of the trust common securities.

Merger, Consolidation or Amalgamation of the Trust

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The Trust may, with the consent of a majority of the regular trustees and without the consent of the holders of the trust securities, the property trustee or the Delaware trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that

•	if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the trust securities or (y) substitutes for the trust securities other securities having substantially the same terms as the trust securities, so long as the successor securities rank the same as the trust securities rank with respect to distributions, assets and payments,

•	the LLC expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the LLC preferred securities,
•	the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted,

•	such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization,

•	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect,

•	such successor entity has a purpose substantially identical to that of the Trust,
•	Holding guarantees the obligations of such successor entity under the successor securities to the same extent as provided by the guarantee with respect to the trust preferred securities, and
•	prior to such merger, consolidation, amalgamation or replacement, Holding has received an opinion of a nationally recognized law firm experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect,

(B)	following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register under the 1940 Act, (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor trust) will be classified as a grantor trust for United States federal income tax purposes and (D) following such merger, consolidation, amalgamation or replacement, the LLC will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% of the trust preferred securities outstanding, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Modification of the Trust Agreement

     The trust agreement may be modified and amended if approved by a majority of the regular trustees (and in certain circumstances the property trustee and the Delaware trustee), provided, that if any proposed amendment provides for, or the regular trustees otherwise propose to effect, (i) any action that would materially adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the trust agreement or otherwise, or (ii) the dissolution, winding up or termination of the Trust other than pursuant to the terms of the trust agreement, then the holders of the trust securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority of the outstanding trust securities affected thereby; provided, further that if any amendment or proposal referred to in clause (i) above would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority of such class of trust securities outstanding.

     The trust agreement may be amended without the consent of the holders of the trust securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the trust agreement that may be defective or inconsistent with any other provision of the trust agreement, (iii) add to the covenants, restrictions or obligations of Holding or the Bank, (iv) conform to any change in the 1940 Act, the Trust Indenture Act or the rules or regulations of either and (v) modify, eliminate and add to any provision of the trust agreement to such extent as may be necessary or desirable; provided that no such amendment shall have a material adverse effect on the rights, preferences or privileges of the holders of the trust securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the trust agreement if such amendment or modification would (i) cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes, (ii) cause the LLC to be classified as an association or publicly traded partnership taxable as a corporation for such purposes, (iii) reduce or otherwise adversely affect the powers of the property trustee, (iv) cause the Trust or the LLC to be required to register under the 1940 Act or (v) permit the contingent distribution to be made to anyone other than the holders of the trust securities to the extent that any claims of such holders under the guarantee have not been paid in full pursuant to the terms of the guarantee and the contingent guarantee.

Book-Entry Only Issuance

     DTC will act as securities depositary for the trust preferred securities and, to the extent distributed to the holders of trust preferred securities, the LLC preferred securities. The trust preferred securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global trust preferred certificates, which we will refer to as the “global certificates,” representing the total aggregate number of trust preferred securities, will be issued and will be deposited with a custodian for DTC.

     Persons acquiring beneficial ownership interests in the global certificates, whom we will refer to as “beneficial owners,” will hold their interests through DTC in the United States, or Clearstream or Euroclear in Europe as indirect participants of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. In this prospectus supplement, we refer to each of Euroclear and Clearstream as a “relevant depositary,” and to them collectively as the “European depositaries.” Unless and until certificated securities are issued, it is anticipated that the only “security holder” of the trust preferred securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through DTC and its participants.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described herein. Euroclear is operated by Euroclear Bank S.A./N.A. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Purchases of trust preferred securities within the DTC system must be made by or through its participants, which will receive a credit for the trust preferred securities on DTC’s records and on the records of Clearstream or Euroclear, as appropriate. The ownership interest of each actual purchaser of trust preferred securities, a beneficial owner, is in turn to be recorded on the participants’ and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants or indirect participants through which the beneficial owners purchased trust preferred securities. Transfers of ownership interests in the trust preferred securities are to be accomplished by entries made on the books of participants and Indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in trust preferred securities, except in the event that use of the book-entry system for the trust preferred securities is discontinued.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, see “Taxation—U.S. Federal Income Tax—Information Reporting and Backup Withholding Tax.”

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

     DTC has no knowledge of the actual beneficial owners of the trust preferred securities; DTC’s records reflect only the identity of the participants to whose accounts such trust preferred securities are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the trust preferred securities represented thereby for all purposes under the trust agreement and the trust preferred securities. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the trust agreement.

     DTC has advised Holding and the LLC that it will take any action permitted to be taken by a holder of trust preferred securities (including the presentation of trust preferred securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of trust preferred securities as to which such participant or participants has or have given such direction.

     Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the trust preferred securities held in book-entry form will be sent to Cede & Co. and provided in the manner indicated under “General Euronext Listing Information—Notices.” If less than all of the trust preferred securities are being redeemed, DTC will determine the amount of the interest of each participant to be redeemed in accordance with its procedures.

     Although voting with respect to the trust preferred securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to trust preferred securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights of those participants to whose accounts the trust preferred securities are allocated on the record date (identified in a listing attached to the Omnibus Proxy).

     Distributions on the trust preferred securities held in book-entry form will be made to DTC in immediately available funds. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and indirect participants and not of DTC, the Trust or the guarantor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of the Trust, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of participants and indirect participants.

     Except as described herein, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of trust preferred securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the trust preferred securities.

     A global certificate is exchangeable for trust preferred securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as depositary for the global certificates and the Trust thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, or (ii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the guarantee. In all cases, certificated trust preferred securities delivered in exchange for any global certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear a legend related to the acceptance of the guarantee by the holder.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants, none of them is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Holding nor the Trust will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC, Clearstream or Euroclear. DTC, Clearstream and Euroclear may discontinue providing their services as securities depositary with respect to the trust preferred securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, trust preferred security certificates are required to be printed and delivered to the property trustee. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through DTC, Clearstream or Euroclear or any successor depositary. In that event, certificates for the trust preferred securities will be printed and delivered to the participants in accordance with the customary procedures of DTC, Clearstream and Euroclear. In each of the above circumstances, the Guarantor will appoint a paying agent with respect to the trust preferred securities.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global trust preferred securities as represented by a global certificate.

Transfer and Issue of Definitive Trust Preferred Securities

     If issued in the limited circumstances described herein, definitive trust preferred securities may be transferred in whole or in part in an authorized denomination upon surrender of the definitive trust preferred securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a transfer agent. In the case of a transfer of part of a trust preferred securities certificate, a new trust preferred securities certificate in respect of the balance not transferred will be issued to the transferor within three business days of receipt of such transfer, by uninsured post at the risk of the holder to the address of the holder appearing in the register. Each new trust preferred securities certificate issued upon a transfer of a trust preferred securities certificate will, within three business days of receipt of such form of transfer, be sent by uninsured post at the risk of the holder entitled to the trust preferred securities certificate in respect of which the relevant trust preferred securities certificate is issued to such address as may be specified in such form of transfer.

Payment

     Payments in respect of the trust preferred securities represented by the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Trust register. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the regular trustees. In the event that BNY Midwest Trust Company shall no longer be the paying agent, the regular trustees shall appoint a successor to act as paying agent (which shall be a bank or trust company).

Registrar, Transfer Agent, and Paying Agent

The property trustee will act as registrar, transfer agent and paying agent for the trust preferred securities.

     Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or Holding may require) in respect of any tax or other government charges which may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of trust preferred securities after such trust preferred securities have been called for redemption. Definitive securities will not be issued except in the limited circumstances described under “—Book-Entry Only Issuance.”

Information Concerning the Property Trustee

     The property trustee, prior to the occurrence of a default with respect to the trust securities, undertakes to perform only such duties as are specifically set forth in the trust agreement and, after such default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of trust preferred securities will not be required to offer such indemnity in the event such holders, by exercising their rights, direct the property trustee to take any action following a Trust Enforcement Event.

Notices

     All notices or communications to a holder of trust preferred securities shall be mailed by first-class mail to such holder’s address as shown in the register kept by the registrar.

Governing Law

     The trust agreement and the trust preferred securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

     The regular trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be required to register under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. In this connection, the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement that the regular trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the trust preferred securities.

DESCRIPTION OF THE PERPETUAL NON-CUMULATIVE CAPITAL SECURITIES

     The following summary sets forth the material terms and provisions of the perpetual non-cumulative capital securities. The perpetual non-cumulative capital securities will be issued pursuant to an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

General

     The Bank will undertake, upon the occurrence of a Regulatory Event, to exchange the trust preferred securities for perpetual non-cumulative capital securities having equivalent liquidation preference, rights and restrictions in all material respects to the rights and restrictions of the trust preferred securities.

     The perpetual non-cumulative capital securities are intended to provide the holders thereof, as nearly as possible, with rights to payments, and on liquidation, equivalent to those to which the holders thereof would be entitled to if they held parity preferred shares of the Bank.

     The perpetual non-cumulative capital securities will be issued in fully registered form without coupons. The perpetual non-cumulative capital securities will not be issued in bearer form.

     The payment of distributions by the Bank are irrevocably and unconditionally guaranteed by Holding as described under “Description of the Guarantee and the Contingent Guarantee.” The guarantee will be held by BNY Midwest Trust Company, the guarantee trustee, for the benefit of the holders of the perpetual non-cumulative capital securities.

The perpetual non-cumulative capital securities will be governed by New York law.

Distributions

     The distribution rate on the perpetual non-cumulative capital securities will be fixed at an annual rate of      % of the liquidation preference of $25.00 per perpetual non-cumulative capital securities (equivalent to $      per annum per perpetual non-cumulative capital securities). Distributions on the perpetual non-cumulative capital securities will be payable quarterly in arrears on the last day of March, June, September and December, commencing on the next distribution payment date after the trust preferred securities have been exchanged for the perpetual non-cumulative capital securities. Distributions will not be cumulative. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The rate at which distributions will be payable for each full distribution period will be computed by dividing the annual rate by four.

     Subject to applicable law, the Bank’s obligations under the perpetual non-cumulative capital securities will constitute unsecured obligations of the Bank and will rank (i) subordinate and junior to indebtedness of the Bank (other than any guarantee or contractual right expressed to rank pari passu with or junior to the perpetual non-cumulative capital securities), (ii) pari passu with each other, and, effectively, with any of the Bank’s most senior ranking preferred or preference shares (if any are then outstanding) and (iii) senior to the Bank’s ordinary shares.

     Distributions on the perpetual non-cumulative capital securities will be payable to the holders thereof as they appear after the exchange on the books and records of the Bank on the relevant record dates, which will be one business day prior to the relevant distribution payment date or other distribution date. Subject to any applicable laws and regulations, each such payment will be made in book-entry form as described under “Description of the Trust Securities—Book-Entry Only Issuance”. In the event that the perpetual non-cumulative capital securities do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant distribution payment date. In the event that any date on which distributions are payable on the perpetual non-cumulative capital securities is not a business day, payment of the distributions payable on such date will be made on the next succeeding day which is a business day (without any interest or other payment in respect of the dividends subject to such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. “Business day” means any day on which commercial and foreign exchange markets settle payments in London, New York and Amsterdam.

The perpetual non-cumulative capital securities will not authorize the declaration of distributions on any distributions payment date if:

  ABN AMRO Holding would be limited in making dividend or other payments on preferred or preference shares issued by it under applicable Netherlands banking regulations; or

  ABN AMRO Holding has not made or declared any dividend or other payment for the most recent dividend period on its own parity preferred shares or under any parity guarantees, and no subsidiary of Holding has made or declared any dividend or other payment for the most recent dividend period on any parity subsidiary securities.

However, notwithstanding the foregoing, the perpetual non-cumulative capital securities will authorize:

  declaration of distributions in full on the perpetual non-cumulative capital securities on:

  --(x) the four consecutive distribution payment dates contemporaneous with and/or immediately following the date on which Holding or one of its subsidiaries (A) declares or makes a dividend or other payment on its ordinary shares that pay dividends annually, or (B) redeems, repurchases or otherwise acquires any ordinary shares or any parity securities (other than (I) in connection with transactions effected by or for the account of customers of Holding or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities, (II) in connection with the satisfaction by Holding or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, (III) as a result of a reclassification of the capital stock of Holding or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock or (IV) the purchase of fractional interests in shares of the capital stock of Holding or any of its subsidiaries pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) for any consideration (or any moneys are paid to or made available for a sinking fund or for redemption of any such securities) (except by conversion into or in exchange for ordinary shares);

  --(y) the two consecutive distribution payment dates contemporaneous with and/or immediately following the date on which a dividend or other payment is declared or made on the ordinary shares that pay dividends semi-annually, if any; and

  --(z) the next distribution payment date that is either contemporaneous with, or immediately following the date on which a dividend or other payment is declared or made on the ordinary shares that pay dividends quarterly, if any; and

  declaration of distributions on a pro rata basis on the perpetual non-cumulative capital securities on:

  --(x) the four consecutive distribution payment dates contemporaneous with and/or immediately following the date on which a dividend or other payment is declared or made on the parity securities that pay dividends annually, if any; and

  --(y) the two consecutive distribution payment dates contemporaneous with and/or immediately following the date on which a dividend or other payment is declared or made on any parity preferred securities that pay dividends semi-annually, if any; and

  --(z) the next distribution payment date that is either contemporaneous with, or immediately following, the date on which a dividend or other payment is declared or made on the parity securities that pay dividends quarterly, if any.

     If, for whatever reason, despite being authorized under the perpetual non-cumulative capital securities, the distributions are not declared on any distribution payment date to the full extent authorized, then, automatically under the terms of the guarantee, such distributions will be deemed declared on such distribution payment date to the full extent authorized under the terms of the perpetual non-cumulative capital securities.

Redemption

     Following the exchange of the trust preferred securities for the perpetual non-cumulative capital securities, the perpetual non-cumulative capital securities will be redeemable by the Bank (with the prior approval of the Dutch Central Bank, if then required), in whole or in part, at 100% of the principal amount thereof on any day that falls after the dividend payment date in June 2008.

Payment of Additional Amounts

     All payments in respect of the perpetual non-cumulative capital securities by the Bank will be made without withholding or deduction for or on account of any relevant tax, unless the withholding or deduction of such relevant tax is required by law. In that event, the Bank will pay, as further distributions, such additional amounts as may be necessary in order that the net amounts received by the holders of the perpetual non-cumulative capital securities after such withholding or deduction will equal the amount which would have been received in respect of the perpetual non-cumulative capital securities in the absence of such withholding or deduction, except that no such additional amounts will be payable to a holder of perpetual non-cumulative capital securities (or to a third party on the holder’s behalf) with respect to any perpetual non-cumulative capital securities (i) to the extent that such relevant tax is imposed or levied by virtue of such holder (or the beneficial owner of such trust securities) having some connection with the relevant jurisdiction, other than being a holder (or beneficial owner) of such perpetual non-cumulative capital securities, (ii) to the extent that such relevant tax is imposed or levied by virtue of such holder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the relevant jurisdiction or any similar claim for exemption, if Holding or its agent has provided the beneficial owner of such perpetual non-cumulative capital securities or its nominee with at least 60 days’ prior written notice of an opportunity to make such a declaration or claim, or (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, or substantially similar to such Directive.

Regulatory Event Procedures

     If a Regulatory Event occurs, the Bank will undertake to:

  implement the steps to effect the substitution of the trust preferred securities for the perpetual non-cumulative capital securities which the Bank will issue and which will have an equivalent liquidation preference and distribution rate of the trust preferred securities and will have the rights and preferences described in this prospectus supplement, and use its reasonable best efforts to obtain a listing on the New York Stock Exchange and Euronext, or similar recognized securities exchanges, of the perpetual non-cumulative capital securities.

     To effect the exchange of the trust preferred securities for the perpetual non-cumulative capital securities, the Bank will take, or procure the taking of, such actions as shall be necessary to (i) exchange the initial intercompany securities (or successor intercompany securities, as the case may be) for perpetual non-cumulative capital securities, (ii) dissolve the LLC (such dissolution to occur at the time the perpetual non-cumulative capital securities are distributed to the holders of the trust preferred securities), and (iii) dissolve the Trust (such dissolution to occur at the time the perpetual non-cumulative capital securities are distributed to the holders of the trust preferred securities).

     Upon an exchange, the perpetual non-cumulative capital securities will be distributed to the holders of the trust preferred securities on a pro rata basis in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities.

DESCRIPTION OF THE LLC SECURITIES

     The following summary sets forth the material terms and provisions of the limited liability company interests of the LLC, including the LLC preferred securities. This summary is qualified in its entirety by reference to the terms and provisions of the LLC agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. The LLC agreement will be qualified as an indenture under the Trust Indenture Act.

     The LLC will issue limited liability company interests consisting of LLC common securities and LLC preferred securities. All of the LLC common securities will be initially owned directly by AANAH. All of the LLC preferred securities will be initially owned by the Trust. See “Description of the Trust Securities.”

Common Securities

     Subject to the rights of the holders of LLC preferred securities to appoint two independent directors upon a non-payment of dividends on the LLC preferred securities for four consecutive or any six dividend periods and the guarantee independent director upon the non-payment within one day following the making of a claim by the guarantee trustee or a holder of the LLC preferred securities or the trust securities under the guarantee, all voting rights are vested in the LLC common securities. Each LLC common security is entitled to one vote per security. All of the issued and outstanding LLC common securities are currently, and upon consummation of the offering will be, held by AANAH. For so long as the LLC preferred securities remain outstanding, 100% of the LLC common securities will be held by Holding, the Bank, AANAH or by any one or more qualified subsidiaries.

     Dividends may be declared or paid on the LLC common securities only if all dividends on the LLC preferred securities, if any, in respect of the relevant dividend period(s) have been declared and paid.

     In the event of the dissolution, liquidation, termination or winding up of the LLC, whether voluntary or involuntary, after the payment of all debts and liabilities, if any, the LLC common securities will rank senior to the LLC preferred securities and holders of the LLC common securities will be entitled to the intercompany securities held by the LLC.

Preferred Securities

General

     With respect to the payment of dividends and other than the contingent distribution, the LLC preferred securities will rank senior to the LLC common securities. Upon liquidation, dissolution, termination or winding up of the LLC, the LLC preferred securities will rank junior to the LLC common securities provided that in liquidation of the LLC, guarantee independent director shall enforce the contingent guarantee solely for the benefit of the holders of the LLC preferred securities and, with respect to the contingent distribution, the LLC preferred securities will rank senior to the LLC common securities. The LLC agreement prohibits the LLC from incurring indebtedness or issuing any debt securities or further class or series of equity securities ranking senior to the LLC preferred securities as to dividend rights or upon dissolution, liquidation, termination or winding up of the LLC.

     When issued, the LLC preferred securities will be validly issued, fully paid and non-assessable. The holders of the LLC preferred securities will have no preemptive rights with respect to any other securities of the LLC. The LLC preferred securities will not be convertible into any other securities of the LLC and will not be subject to any sinking fund or other obligation of the LLC for their repurchase or retirement.

Dividends

     Holders of the LLC preferred securities at the close of business on the relevant record dates shall be entitled to receive, when, as and if declared or deemed declared by the board of directors, out of funds legally available for the payment of dividends, non-cumulative cash dividends at an annual rate of      % of the liquidation preference of $25.00 per security (equivalent to $              per annum per security). These dividends shall accumulate from the date of original issuance and shall be payable quarterly in arrears on the last day of each March, June, September and

December, commencing          , 2003. In the event that any date on which dividends are payable on the LLC preferred securities is not a business day, then payment of the dividends payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable. The amount of dividends payable for any period less than a full dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. The rate at which dividends will be payable for each full dividend period will be computed by dividing the annual rate by four.

     The record dates will be, for so long as either (i) the LLC preferred securities are in book-entry form or (ii) the LLC preferred securities are held by the Trust and the trust preferred securities remain in book-entry form, one business day prior to the relevant dividend payment date and, in the event that neither the LLC preferred securities nor the trust preferred securities are in book-entry form, the 15th day of the month in which the relevant dividend payment date occurs.

The LLC agreement will not authorize the declaration of dividends on LLC preferred securities on any dividend payment date if:

  ABN AMRO Holding would be limited in making dividend or other payments on preferred or preference shares issued by it under applicable Netherlands banking regulations; or

  ABN AMRO Holding has not made or declared any dividend or other payment for the most recent dividend period on its own parity preferred shares or under any parity guarantees, and no subsidiary of Holding has made or declared any dividend or other payment for the most recent dividend period on any parity subsidiary securities.

However, notwithstanding the foregoing, the LLC agreement will authorize:

  declaration of dividends in full on the LLC preferred securities on:

  --(x) the four consecutive dividend payment dates contemporaneous with and/or immediately following the date on which Holding or one of its subsidiaries (A) declares or makes a dividend or other payment on its ordinary shares that pay dividends annually, or (B) redeems, repurchases or otherwise acquires any ordinary shares or any parity securities (other than (I) in connection with transactions effected by or for the account of customers of Holding or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities, (II) in connection with the satisfaction by Holding or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, (III) as a result of a reclassification of the capital stock of Holding or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock or (IV) the purchase of fractional interests in shares of the capital stock of Holding or any of its subsidiaries pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) for any consideration (or any moneys are paid to or made available for a sinking fund or for redemption of any such securities) (except by conversion into or in exchange for ordinary shares);

  --(y) the two consecutive dividend payment dates contemporaneous with and/or immediately following the date on which a dividend or other payment is declared or made on the ordinary shares that pay dividends semi-annually, if any; and

  --(z) the next dividend payment date that is either contemporaneous with, or immediately following the date on which a dividend or other payment is declared or made on the ordinary shares that pay dividends quarterly, if any; and

  declaration of dividends on a pro rata basis on the LLC preferred securities on:

--(x) the four consecutive dividend payment dates contemporaneous with and/or immediately following the date on which a dividend or other payment is declared or made on the parity securities that pay dividends annually, if any; and

--(y) the two consecutive dividend payment dates contemporaneous with and/or immediately following the date on which a dividend or other payment is declared or made on any parity preferred securities that pay dividends semi-annually, if any; and

--(z) the next dividend payment date that is either contemporaneous with, or immediately following, the date on which a dividend or other payment is declared or made on the parity securities that pay dividends quarterly, if any.

     If, for whatever reason, despite being authorized under the LLC agreement, the dividends are not declared on any dividend payment date to the full extent authorized, then, automatically under the terms of the guarantee, such dividends will be deemed declared on such dividend payment date to the full extent authorized under the terms of the LLC agreement.

     All the references to dividends in this subsection shall be deemed to include additional amounts, if any. Except as described in this subsection, holders of the LLC preferred securities will have no right to participate in the profits of the LLC.

Payment of Additional Amounts

     All payments in respect of the LLC preferred securities by the LLC will be made without withholding or deduction for or on account of any relevant tax, unless the withholding or deduction of such relevant tax is required by law. In that event, the LLC will pay, as further dividends, such additional amounts as may be necessary in order that the net amounts received by the holders of the LLC preferred securities after such withholding or deduction will equal the amount which would have been received in respect of the LLC preferred securities in the absence of such withholding or deduction, except that no such additional amounts will be payable to a holder of LLC preferred securities (or to a third party on the holder’s behalf) with respect to any LLC preferred securities (i) to the extent that such relevant tax is imposed or levied by virtue of such Holder (or the beneficial owner of such LLC preferred securities) or a holder of trust securities having some connection with a relevant jurisdiction, other than being a holder (or beneficial owner) of such LLC preferred securities or trust securities, (ii) to the extent that such relevant tax is imposed or levied by virtue of such holder (or beneficial owner) or a holder of trust securities not having made a declaration of non-residence in, or other lack of connection with, the relevant jurisdiction or any similar claim for exemption, if Holding or its agent has provided the beneficial owner of such LLC preferred securities or trust securities or its nominee with at least 60 days’ prior written notice of an opportunity to make such a declaration or claim, or (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, or substantially similar to such Directive.

Voting Rights

Except as described below, LLC preferred securities will have no voting rights.

     If, for four consecutive dividend periods or any six dividend periods, dividends (whether declared or deemed to have been declared) and any additional amounts in respect of such dividends have not been paid in full on the LLC preferred securities by the LLC or by the guarantor under the guarantee, then the holders of outstanding LLC preferred securities will be entitled, by ordinary resolution passed by the holders of a majority of such securities present in person or by proxy at a separate general meeting of such holders convened for the purpose, to appoint two independent directors to the board. Any independent director appointed as provided above shall vacate office if dividends have been paid regularly in full on the LLC preferred securities by the LLC or the guarantor under the guarantee for one calendar year. In addition, upon the distribution of the intercompany securities to the holders of the LLC common securities or upon the non-payment within one day following the making of a claim by the guarantee trustee or a holder of the LLC preferred securities or the trust securities under the guarantee, the holders of the LLC preferred securities will be entitled to appoint the guarantee independent director.

     No vote of the holders of the LLC preferred securities will be required for the LLC to redeem and cancel the LLC preferred securities in accordance with the LLC agreement. See “—Redemption and Repurchase of Preferred Securities.”

     Notwithstanding that holders of LLC preferred securities are entitled to vote or consent under the limited circumstances described above, any LLC preferred securities that are beneficially owned at such time by the Guarantor or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Guarantor, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such LLC preferred securities were not outstanding, except for the LLC preferred securities purchased or acquired by the guarantor or its affiliates in connection with transactions effected by or for the account of customers of the guarantor or any of its affiliates or in connection with the distribution or trading of or market-making in connection with such LLC preferred securities; provider, however, that persons (other than affiliates of the Guarantor) to whom the guarantor or any of its affiliates have pledged LLC preferred securities may vote or consent with respect to such pledged LLC preferred securities pursuant to the terms of such pledge.

Redemption and Repurchase of Preferred Securities

     Optional Redemption.

      The LLC preferred securities will be redeemable, at the option of the LLC, subject to the prior approval of Holding and the Dutch Central Bank, if then required, in whole or in part, on or after the dividend payment date in June, 2008 upon not less than 30 nor more than 60 days’ notice to the holders of the LLC preferred securities (which notice shall be irrevocable), at the redemption price.

      Company Special Redemption Events

     If an LLC Special Redemption Event occurs, then the LLC preferred securities will be redeemable at any time, in whole but not in part, at the option of the LLC, subject to the prior approval of Holding and the Dutch Central Bank, if then required at the redemption price. Any such redemption shall be upon not less than 30 nor more than 60 days’ notice to the holders of the LLC preferred securities. See “Description of the Trust Securities—Redemption.”

      Payment of Redemption Price

     In the event that payment of the redemption price in respect of any LLC preferred securities is improperly withheld or refused and not paid either by the LLC or by Holding pursuant to the guarantee, dividends on such LLC preferred securities, subject to the third paragraph under “—Dividends,” will continue to accumulate from the date fixed for redemption to the date of actual payment of such redemption price.

     Repurchases

     The LLC, Holding, or any of Holding’s affiliates may at any time or from time to time purchase outstanding LLC preferred securities by tender in the open market or by private agreement. If purchases are made by tender, the tender must be available to all holders of LLC preferred securities.

      Rights Upon Liquidation

     In the event of any voluntary or involuntary liquidation, dissolution, termination or winding up of the LLC, holders of the LLC preferred securities at the time outstanding will, subject to the limitations described herein, be entitled to receive the liquidation preference of $25.00 per security, plus, in each case, accumulated and unpaid dividends for the then current dividend period to the date of the final distribution of assets of the LLC, in respect of each LLC preferred security held out of the assets of the LLC available for distribution to shareholders. Such entitlement will arise following the liquidation distribution of intercompany securities to holders of the LLC common securities. In addition, the guarantee independent director shall enforce the contingent guarantee solely for the benefit of the holders of the LLC preferred securities and, solely with respect to the contingent distribution, the LLC preferred securities will rank senior to the LLC common securities.

     Because the holders of the common securities will be entitled to receive as their liquidation distribution the intercompany securities, it is anticipated that the LLC preferred securities holders’ claim in liquidation, equal to the liquidation preference of $25.00 per security plus accumulated but unpaid interest, will be required to be satisfied under the terms of the guarantee.

     The LLC agreement will provide that, in the event of any voluntary or involuntary liquidation, dissolution, termination or winding up of Holding or the Bank, the LLC shall be liquidated automatically, provided that the LLC shall, to the fullest extent permitted by law, not be dissolved until all claims under the guarantee and the contingent guarantee shall have been paid in full pursuant to the terms of the guarantee and the contingent guarantee, and the contingent distribution, if any, shall have been made.

Merger, Consolidation or Amalgamation of the LLC

     The LLC may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or elsewhere herein. The LLC may, without the consent of the holders of the LLC preferred securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America, provided that:

  such successor entity either (x) expressly assumes all of the obligations of the LLC under the LLC preferred securities or (y) substitutes for the LLC preferred securities other securities having substantially the same terms as the LLC preferred securities (which we will call the “LLC successor securities”) so long as these LLC successor securities are not junior to any equity securities of the successor entity, with respect to participation in the profits, distributions and assets of the successor entity, except that they may rank junior to the LLC common securities or any successor LLC common securities to the same extent that the LLC preferred securities rank junior to the LLC common securities;

  the Bank expressly acknowledges such successor entity as the holder of the intercompany securities;

  the LLC preferred securities or any LLC successor securities are listed, or any LLC successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the LLC preferred securities, if so listed, are then listed;

  such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities (or, in the event that the trust is liquidated in connection with a Trust Special Redemption Event, the LLC preferred securities (including any LLC successor securities)) to be downgraded by any nationally recognized statistical rating organization;

  such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the trust preferred securities or LLC preferred securities (including any LLC successor securities) in any material respect;

  such successor entity has a purpose substantially identical to that of the LLC;

  prior to such merger, consolidation, amalgamation or replacement, the LLC has received an opinion of nationally recognized law firm experienced in such matters to the effect that (A) such successor entity will be treated as a partnership, and will not be classified as an association or a publicly traded partnership taxable as a corporation, for United States federal income tax purposes, (B) such merger, consolidation, amalgamation or replacement would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (C) following such merger, consolidation, amalgamation or replacement, such successor entity will not be required to register under the 1940 Act and (D) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the LLC preferred securities; and

  Holding guarantees the obligations of such successor entity under the LLC successor securities at least to the extent provided by the guarantee with respect to the LLC preferred securities.

Book Entry and Settlement

     If the LLC preferred securities are distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution, winding up, termination or liquidation of the Trust, the LLC preferred securities will be issued in the form of one or more global certificates (which we will refer to as “global securities”) registered in the name of DTC as the depositary or its nominee. For a description of DTC, Clearstream, Euroclear and the specific terms of the depositary arrangement, see “Description of the Trust Securities—Book-Entry Only Issuance.” As of the date of this prospectus supplement, the description therein of DTC’s book-entry system and DTC’s practices (including practices of Clearstream and Euroclear) as they relate to purchases, transfers, notices and payments with respect to the trust preferred securities will apply in all material respects to any LLC preferred securities represented by one or more global securities.

Registrar, Transfer Agent and Paying Agent

     BNY Midwest Trust Company will act as registrar, transfer agent and paying agent for the LLC preferred securities.

     Registration of transfers of LLC preferred securities will be effected without charge by or on behalf of the LLC, but upon payment (with the giving of such indemnity as the transfer agent may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     The transfer agent will not be required to register or cause to be registered the transfer of LLC preferred securities after such LLC preferred securities have been called for redemption.

Miscellaneous

     The LLC’s board of directors is authorized and directed to conduct the affairs of the LLC in such a way that (i) the LLC will not be deemed to be required to register under the 1940 Act and (ii) the LLC will not be treated as an association or as a “publicly traded partnership” (within the meaning of Section 7704 of the Code) taxable as a corporation for United States federal income tax purposes. In this connection, the LLC’s board of directors is authorized to take any action, not inconsistent with applicable law or the LLC agreement, that the board of directors determines in its discretion to be necessary or desirable for such purposes, so long as such action does not adversely affect the interests of the holders of the LLC preferred securities. Any amendment of the LLC agreement relating to dividends, the contingent guarantee or the contingent distribution will require consent of each holder of the LLC preferred securities.

DESCRIPTION OF THE GUARANTEE AND THE CONTINGENT GUARANTEE

     Set forth below is a summary of the guarantee that will be executed and delivered by Holding for the benefit of the holders from time to time of the LLC preferred securities, the trust securities and the perpetual non-cumulative capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. BNY Midwest Trust Company will act as the guarantee trustee. The terms of the guarantee will be those set forth therein and those made a part thereof by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the guarantee, which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and the Trust Indenture Act. A summary of the contingent guarantee is also set forth below.

General

     ABN AMRO Holding irrevocably and unconditionally will agree in the guarantee to pay in full, on a subordinated basis, to the holders of trust securities, the perpetual non-cumulative capital securities and the LLC preferred securities the guarantee payments to the extent set forth herein, as and when due, regardless of any defense, right of setoff or counterclaim which the LLC or the Trust may have or assert other than the defense of payment. Holding’s obligations under the guarantee are several and independent of the obligations of the LLC with respect to the LLC preferred securities or the obligations of the Trust with respect to the trust securities and Holding shall be liable as principal and sole obligor under the guarantee to make the following guarantee payments pursuant to the terms thereof (without duplication): (i) any accumulated but unpaid distributions on the trust securities and the perpetual non-cumulative capital securities, whether declared or deemed declared; (ii) any accumulated but unpaid dividends on the LLC preferred securities, whether declared or deemed declared; (iii) the redemption price payable with respect to any trust securities called for redemption by the Trust; (iv) the redemption price payable with respect to any perpetual non-cumulative capital securities called for redemption by the Bank; (v) the redemption price payable with respect to any LLC preferred securities called for redemption by the LLC; (vi) the $25.00 liquidation preference per each trust security, payable upon liquidation of the Trust; (vii) the $25.00 liquidation preference per each LLC preferred security, payable upon liquidation of the LLC; (viii) any additional amounts payable by the Trust; and (ix) any additional amounts payable by the LLC, plus interest accrued thereon from the date of making the claim under the guarantee, in each case subject to the limitations set forth in the guarantee.

     The guarantee of the LLC preferred securities, the trust securities and the perpetual non-cumulative capital securities by Holding is intended to provide the holders thereof, as nearly as possible, with rights to dividends and on liquidation equivalent to those to which the holders thereof would be entitled to, if they held parity preferred shares of Holding.

     In addition, Holding will enter into the contingent guarantee with the LLC. Under the terms of the contingent guarantee, Holding shall pay to the LLC the guarantee payments, to the extent that any such guarantee payments have been claimed under the guarantee but remain unpaid, plus interest accrued thereon since the date of the claim under the guarantee. If a claim has been made by the guarantee trustee or a holder of the LLC preferred securities or the trust securities under the guarantee and such claim remains unpaid for 180 days or more, then the guarantee independent director pursuant to the terms of the LLC agreement, shall enforce the claim of the LLC under the contingent guarantee, without prejudice to the claims of the guarantee trustee or the holders of the LLC preferred securities or the trust securities under the guarantee. The guarantee independent director will be elected by the holders of the LLC preferred securities upon the distribution of the intercompany securities to the holder of the LLC common securities or upon the non-payment within one day following the making of a claim by the guarantee trustee or a holder of the LLC preferred securities or the trust securities under the guarantee. Pursuant to the LLC agreement, the LLC will distribute the contingent distribution to the holders of the LLC preferred securities pro rata, except to the extent that any such holders or any holders of the trust securities received payments under the guarantee. Pursuant to the trust agreement, the property trustee will distribute the contingent distribution to the holders of the trust securities pro rata, except to the extent that any such holders received payments under the guarantee. The duties and rights of the guarantee independent director will be limited under the terms of the LLC agreement to the enforcement of the contingent guarantee and causing the contingent distribution to be made.

     Subject to applicable law, Holding’s obligations under the guarantee and the contingent guarantee constitute unsecured obligations of Holding and will rank (i) subordinate and junior to indebtedness of Holding (other than any guarantee or contractual right expressed to rank pari passu with or junior to the guarantee), (ii) pari passu with each other and with any parity guarantees and, effectively, with the parity preferred shares and (iii) senior to the ordinary shares.

     Holding will not be obligated to make any payment in respect of dividends under the guarantee to the extent that the trust agreement, the LLC agreement and the terms of the perpetual non-cumulative capital securities do not authorize such dividends or such dividends otherwise have not been declared or deemed to have been declared. Notwithstanding the restrictions on the declaration of dividends by the LLC under the LLC agreement, Holding will be permitted to make payments on the LLC preferred securities under the guarantee at its discretion.

     All guarantee payments in respect of the LLC preferred securities, the trust preferred securities and perpetual non-cumulative capital securities and all payments under the contingent guarantee will be made without withholding or deduction for or on account of any relevant tax, unless the withholding or deduction of such tax is required by law. In that event, the guarantor will pay such additional amounts, which we will refer to as the “guarantor additional amounts,” as may be necessary in order that the net amounts received by the holders after such withholding or deduction will equal the amount which would have been received in respect of the LLC preferred securities, the trust preferred securities or the perpetual non-cumulative capital securities, as the case may be, in the absence of such withholding or deduction, except that no such guarantor additional amounts will be payable to a holder (or a third party on its behalf) with respect to any LLC preferred securities, trust preferred securities or perpetual non-cumulative capital securities, as the case may be, (i) to the extent that such relevant tax is imposed or levied by virtue of such holder (or the beneficial owner of such LLC preferred securities, trust preferred securities or perpetual non-cumulative capital securities, as the case may be) having some connection with the relevant jurisdiction, other than being a holder (or beneficial owner of such LLC preferred securities or trust preferred securities, as the case may be), (ii) to the extent that such relevant tax is imposed or levied by virtue of such holder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the relevant jurisdiction or any similar claim for exemption, if Holding or its agent has provided the beneficial owner of such trust preferred securities, LLC preferred securities or perpetual non-cumulative capital securities or its nominee with at least 60 days’ prior written notice of an opportunity to make such a declaration or claim, or (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, or substantially similar to such Directive.

     In the event that payment of the amounts described above cannot be made by reason of any limitation referred to above, such amounts will be payable pro rata in proportion to the amounts that would have been payable but for such limitation.

     The guarantee trustee, on behalf of the holders of the LLC preferred securities, the trust preferred securities and the perpetual non-cumulative capital securities may enforce the guarantee directly against Holding. If the guarantee trustee fails to enforce its rights under the guarantee after a holder of the LLC preferred securities, trust preferred securities or perpetual non-cumulative capital securities, as the case may be, has made a written request, such holder may directly institute a legal proceeding against Holding to enforce the guarantee trustee’s rights under the applicable guarantee without first initiating any legal proceeding against the guarantee trustee, the LLC, the Trust, or any other person or entity. In the guarantee and in the contingent guarantee, Holding will waive any right or remedy to require that any action be brought against the LLC, the Trust, the Bank or any other person or entity before proceeding against Holding.

Certain Covenants of Holding

Issuance and Guarantee of Preference Shares

     Holding will not issue any preferred or preference shares or any securities that qualify as Tier 1 capital for Holding ranking senior to its obligations under the guarantee or the contingent guarantee or give any guarantee in respect of any preferred securities, preferred or preference shares or any securities that qualify as Tier 1 capital for Holding issued by any of its subsidiaries if such guarantee would rank senior to the guarantee unless each of the guarantee and the contingent guarantee is amended to give the holders of the LLC preferred securities and the trust securities such rights and entitlements as are contained in or attached to such other guarantee so that each of the guarantee and the contingent guarantee ranks pari passu with such guarantees and, effectively, with any such preferred or preference shares. Except to the extent described above, neither the guarantee nor the contingent guarantee limits the incurrence or issuance of other secured or unsecured debt or other obligations of Holding.

Payment of Dividends

     Holding will agree in the guarantee that if any amount required to be paid pursuant to the guarantee in respect of any distributions on the trust preferred securities or the perpetual non-cumulative capital securities or dividends on the LLC preferred securities payable in respect of the most recent dividend period has not been paid, Holding will pay such amount prior to any dividend or other payment (except dividends in the form of the ordinary shares) upon the ordinary shares (whether issued directly or by a subsidiary of the guarantor and entitled to the benefits of a guarantee ranking junior to the guarantee).

Maintenance of Ownership and Existence of the LLC and the Trust

     For so long as any trust securities or LLC preferred securities remain outstanding, 100% of the LLC common securities and the trust common securities will be held by Holding, the Bank, AANAH or by any one or more qualified subsidiaries. Holding agrees that, (i) for so long as any of the LLC preferred securities are outstanding, Holding will not permit, or take any action to cause, the liquidation, dissolution, termination or winding up of the

LLC unless Holding itself is in liquidation and the approval of the Dutch Central Bank, if then required, to such action has been received and all claims under the guarantee and the contingent guarantee shall have been paid in full and the contingent distribution, if any, shall have been made and (ii) for so long as any of the trust preferred securities are outstanding, Holding will not permit, or take any action to cause, the dissolution, liquidation, winding up or termination of the Trust, unless a Trust Special Redemption Event occurs or Holding is itself in liquidation and the approval of the Dutch Central Bank, if then required, to such action has been received.

     See also “ABN AMRO Capital Funding Trust V” and “ABN AMRO Capital Funding LLC V” for certain additional covenants to be made by Holding.

No Assignment

     Holding may not assign its obligations under the guarantee and the contingent guarantee, except in the case of merger, consolidation or a sale of substantially all of its assets, where Holding is not the surviving entity.

Termination

     The guarantee shall terminate and be of no further force and effect from the earlier of (i) the payment of the redemption price for all trust preferred securities or purchase and cancellation of all trust preferred securities, (ii) if the trust preferred securities are no longer outstanding but clause (i) is not satisfied, the payment of the redemption price for all LLC preferred securities or purchase and cancellation of all LLC preferred securities, (iii) full payment of the $25.00 liquidation preference per security for all trust preferred securities or (iv) if the trust preferred securities are no longer outstanding but clause (i) is not satisfied, full payment of the $25.00 liquidation preference per security for all LLC preferred securities; provided, however, that the guarantee will continue to be effective or will be reinstated, as the case may be, if (x) at any time there are perpetual non-cumulative capital securities outstanding or (y) payment of any sums paid under the LLC preferred securities, the trust preferred securities, the perpetual non-cumulative capital securities, or the guarantee must be restored by a holder thereof for any reason whatsoever.

Amendment

     (A) Except for those changes (i) required under the first paragraph under “—Certain Covenants of the Guarantor” above or (ii) provided for in the last sentence of this paragraph (in which case no approval will be required), and (B) except for changes to the provisions of the guarantee in respect of the guarantee payments and the circumstances under which dividends are deemed to have been declared (in which case approval of each holder of the LLC preferred securities and the trust securities is required), the guarantee may be modified only with the prior approval of the holders of not less than 66 2 / 3 % of the LLC preferred securities and not less than 66 2 / 3 % of the trust securities (excluding any LLC preferred securities and trust securities, as the case may be, held by Holding or any of its affiliates, other than LLC preferred securities or trust securities purchased or acquired by Holding or its affiliates in connection with transactions effected by or for the account of customers of Holding or any of its affiliates in connection with the distribution or trading of or market-making in connection with such securities and except that persons (other than affiliates of Holding) to whom Holding or any of its subsidiaries have pledged LLC preferred securities or trust securities may vote or convert with respect to such pledged securities pursuant to the terms of such pledge). Except for changes to the provisions of the contingent guarantee in respect of the guarantee payments and the circumstances under which dividends are deemed to have been declared (in which case approval of each holder of the LLC preferred securities is required), the LLC shall not consent to any amendment of the contingent guarantee, unless instructed to do so by holders of not less than 66 2 / 3 % of the LLC preferred securities. The guarantee may be amended without the consent of the holders of the trust securities or LLC securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the guarantee that may be defective or inconsistent with any other provision of the guarantee, (iii) add to the covenants, restrictions or obligations of Holding, (iv) conform to any change in the 1940 Act, the Trust Indenture Act or the rules or regulations of either such Act and (v) modify, eliminate and add to any provision of the guarantee to such extent as may be necessary or desirable; provided that no such amendment shall have a material adverse effect on the rights, preferences or privileges of the holders of the trust securities or LLC preferred securities.

     If the guarantee or the contingent guarantee is amended, notice thereof will be provided in the manner indicated under clause (ii) under “General Euronext Listing Information—Notices.” A copy of the amended guarantee or contingent guarantee, as the case may be, will be made available to holders as indicated in “General Euronext Listing Information—Availability of Documents.”

Information Concerning the Guarantee Trustee

     The guarantee trustee, other than during the occurrence and continuance of a default with respect to the guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee and, after such default with respect to the guarantee, shall exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the LLC preferred securities or any holder of the trust preferred securities, as the case may be, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law; Jurisdiction

     The guarantee and the contingent guarantee will each be governed by the laws of The Netherlands, except that, all provisions that are required to be incorporated therein by the Trust Indenture Act, including, without limitation, all the rights and duties of the guarantee trustee towards the holders of the LLC preferred securities and the trust preferred securities will be governed by New York law. The guarantee and the contingent guarantee each will require that any claim or proceeding brought by a holder to enforce the obligations of the guarantor thereunder be brought in a court of competent jurisdiction in The Netherlands.

DESCRIPTION OF THE INITIAL INTERCOMPANY SECURITIES

     The following summary sets forth the material terms and provisions of the initial intercompany securities and is qualified in its entirety by reference to the terms and provisions of the initial intercompany securities, a form of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

General

     All of the proceeds from the issuance of the LLC preferred securities will be used by the LLC to purchase the initial intercompany securities from the Bank. The aggregate principal amount of the purchased initial intercompany securities will be such that the aggregate interest income paid on the initial intercompany securities on any interest payment date will be sufficient to make the aggregate dividend payments on the LLC preferred securities on a corresponding dividend payment date. The purchase of the initial intercompany securities by the LLC will occur contemporaneously with the issuance of the LLC preferred securities.

     The initial intercompany securities will consist of one or more fixed income instruments issued by the Bank. Each initial intercompany security will be a perpetual obligation of the Bank. Each initial intercompany security will provide for interest payable on the last day of March, June, September and December of each year, commencing                , 2003, at a rate of % per annum. The initial intercompany securities will be general unsecured debt obligations of the Bank and will rank subordinate and junior to all senior indebtedness of the Bank and pari passu with other junior subordinated obligations and trade creditors of the Bank.

     The payment of interest on each of the initial intercompany securities will be deferrable. However, when any payment is deferred, such payment amount shall continue to be outstanding and interest will continue to accrue on the intercompany security.

     The initial intercompany securities will be redeemable by the Bank (with the prior approval of the Dutch Central Bank, if then required) at any time, in whole or in part, at 100% of the principal amount thereof plus interest accrued but unpaid to the date fixed for redemption. The initial intercompany securities also will contain customary events of default, including events of default for defaults in payments on such securities when due, defaults in the performance by the Bank of its other obligations under the initial intercompany securities and certain bankruptcy, insolvency or reorganization events (subject to customary exceptions and grace periods). Pursuant to the terms of the LLC agreement, upon a prior notice to, and after consultation with, Euroclear and Clearstream, the LLC may reinvest the proceeds from the initial intercompany securities upon the redemption thereof in successor intercompany securities, so long as any such reinvestment will not cause the LLC to become subject to the registration requirement of the 1940 Act; provided that (i) prior to the reinvestment in the successor intercompany securities, the Bank has received an opinion of a nationally recognized law firm or other tax advisor in The Netherlands, experienced in such matters, to the effect that payments of interest or principal on the successor intercompany securities would not be subject to additional amounts in respect of any taxes, duties or other governmental charges (except that no such opinion would be required in connection with the exchange of the trust preferred securities for the perpetual non-cumulative capital securities), and (ii) Holding will agree to cause the issuer of the successor intercompany securities and the LLC to use their best efforts (which best efforts shall not require, or result in, the LLC taking any action which would violate any provision of the LLC agreement) to maintain the eligibility of the trust preferred securities for clearance through Euroclear and Clearstream.

     The initial intercompany securities will provide for acceleration in the event the Bank fails to make a payment when due. Decisions with respect to enforcement of the initial intercompany securities, and actions to be taken by the LLC upon a default by the Bank thereunder, will be made by the LLC’s board of directors.

TAXATION

U.S. Taxation

     In the opinion of Davis Polk & Wardwell, the following are the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the trust preferred securities. This discussion applies to you only if you are purchasing trust preferred securities as part of this offering and will hold such securities as capital assets.

     This discussion does not describe all of the tax consequences that may be relevant in light of your particular circumstances or if you are subject to special rules, such as if you are:

  one of certain financial institutions;

  an insurance company;

  a dealer in securities or foreign currencies;

  holding trust preferred securities or LLC preferred securities as part of a hedge;

  a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

  subject to the alternative minimum tax; or

  an owner, or deemed owner, of 10% or more of the voting stock of the Bank.

     This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the U.S.-Dutch double taxation convention relating to income and capital gain, changes to any of which subsequent, possibly on a retroactive basis, to the date of this prospectus supplement may affect the tax consequences described herein. This summary also assumes compliance with the amended and restated trust agreement pursuant to which the trust preferred securities will be issued and the amended and restated limited liability company agreement pursuant to which the LLC preferred securities will be issued.

     You are urged to consult your tax adviser with regard to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Classification of the Trust and the LLC

     For U.S. federal income tax purposes, the Trust will be treated as a grantor trust and the LLC will be treated as a partnership. Accordingly, neither the Trust nor the LLC will be treated as a taxable entity for such purposes.

Tax Consequences to U.S. Holders

     This discussion applies to you if you are a “U.S. holder,” by which we mean a beneficial owner of a trust preferred security (or, where the context so requires, a LLC preferred security) that is, for U.S. federal income tax purposes:

  a citizen or resident of the United States;

  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

  an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

      Taxation of Income from the Trust Preferred Securities

     If you are a U.S. holder of a trust preferred security, you will be treated as owning an undivided beneficial interest in your proportionate share of the LLC preferred securities held by the Trust. Each partner in the LLC (and therefore, each holder of a trust preferred security or of a LLC preferred security received upon liquidation of the Trust) is required to take into account its allocable share of items of income, gain, loss and deduction of the LLC in computing such partner’s tax liability. Regardless of the date on which distributions are actually paid, amounts allocated to the holders of LLC preferred securities will be includable by you for your taxable year that includes December 31 of the calendar year in which amounts are allocated, except that if you dispose of your entire interest in LLC preferred securities, amounts allocated to you and paid during the calendar year of such disposition will be includible by you for your taxable year which includes the date of such disposition.

     Your allocable share of the LLC’s income from the initial intercompany securities will be foreign-source ordinary income, and the source of income from other eligible investments will depend on the facts relating to such investments. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, your allocable share of the LLC’s income from the initial intercompany securities will generally constitute “passive income” or possibly “financial services income.”

     If with respect to any distribution, additional amounts are paid by the LLC, the Trust or the guarantor, in any such case as a result of withholding taxes imposed by a relevant jurisdiction, such additional amounts will be taxable to you as foreign-source ordinary income. However, withholding taxes in the amount of such additional amounts will generally be treated as foreign income taxes eligible for credit against your U.S. federal income tax liability, subject to generally applicable limitations and conditions or, at your election, for deduction in computing your taxable income.

     Payments will not be eligible for the dividends received deduction generally available to U.S. corporations with respect to dividends paid by U.S. corporations. Under recent legislation, payments to individual U.S. holders by certain foreign corporations that constitute dividends for U.S. federal income tax purposes are generally subject to a lower rate of tax than other ordinary income (generally 15%) in taxable years beginning on or before December 31, 2008. You are urged to consult your tax adviser regarding the potential application of this lower rate to your income with respect to the trust preferred securities.

     You will be informed annually of the character and amount of income recognized with respect to your trust preferred securities on Internal Revenue Service Form 1099 or a similar substitute form.

     Neither Holding nor the Bank believes that it will be treated as a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes. You might be subject to special rules with respect to certain amounts earned by the LLC with respect to the initial intercompany securities if Holding or the Bank were treated as a PFIC for U.S. federal income tax purposes.

      Receipt of Preferred Securities

     LLC preferred securities may under certain circumstances be distributed to you in exchange for your trust preferred securities. Under current law, such a distribution would not be a taxable event for U.S. federal income tax purposes. Your tax basis in the LLC preferred securities received would equal your adjusted tax basis in the trust preferred securities exchanged, and your holding period for such LLC preferred securities would include your holding period for such trust preferred securities.

     In the event of a distribution of LLC preferred securities to you in liquidation of the Trust, the LLC will furnish you with a Schedule K-1 each year setting forth your allocable share of income for the prior calendar year. Copies of each Schedule K-1 will be provided to the Internal Revenue Service.

      Taxation of Capital Gains/Disposition of the Trust Preferred Securities

     Upon the sale, exchange or redemption of a trust preferred security or any LLC preferred security received upon liquidation of the Trust, you will recognize capital gain or loss for U.S. federal income tax purposes (assuming, in the case of a redemption, that you do not own, and are not deemed to own, any of the Bank’s ordinary shares) in an amount equal to the difference between your amount realized (excluding, in the case of redemption, any amount treated as a dividend for U.S. federal income tax purposes) and your adjusted tax basis in the security. Your adjusted tax basis in a security generally will equal the amount you paid for the trust preferred security, increased by the amount of income allocated to you and reduced by the amount of any distributions to you. Any such capital gain or loss generally will be long-term capital gain or loss if your holding period for the security is more than one year, and generally will be U.S.-source income or loss for purposes of determining the limitation on any allowable foreign tax credit. Non-corporate U.S. holders generally will be taxed at reduced maximum rates on any long-term capital gain they realize. Capital losses are subject to limitations.

      Information Reporting and Backup Withholding

     Information returns may be filed with the Internal Revenue Service in connection with payments on the trust preferred securities and the proceeds from a sale or other disposition of the trust preferred securities. You may be subject to U.S. backup withholding tax on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures, or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

Certain Non-U.S. Holders

     This discussion applies to you if you are a “Non-U.S. holder,” by which we mean a beneficial owner of a trust preferred security (or, where the context so requires, a LLC preferred security) that is for U.S. federal income tax purposes:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

     The LLC intends to operate so that it will not be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Moreover, the LLC intends to invest in securities the income from which will be either generally exempt from U.S. federal withholding tax or exempt from U.S. federal withholding tax to the extent allocable to a Non-U.S. holder. Provided that the LLC complies with these limitations, you will not be subject to U.S. federal income or withholding tax with respect to your share of the LLC’s income or gain, or any gain realized on the sale or exchange of the trust preferred securities.

      Information Reporting and Backup Withholding

     You will generally be exempt from backup withholding and information reporting requirements with respect to payments made outside the United States by a non-U.S. payor. However, payments made in the United States or by brokers with certain U.S. connections may be subject to the information reporting and backup withholding rules, in which case you may be required to certify that you are not a U.S. person or otherwise establish an exemption from the information reporting and backup withholding rules. Any amounts withheld under the backup withholding rules will be allowed as a refund, provided the required information is furnished to the Internal Revenue Service.

Netherlands Taxation

     The following is a summary of certain Dutch tax consequences relating to the purchase, ownership, and disposition of the trust preferred securities. This summary does not address any laws other that the tax laws of The Netherlands as currently in effect and in force and as interpreted in published case law by the courts of The Netherlands at the date hereof, and is subject to change after such date, including changes that could have retroactive effect. This summary does not purport to be complete and, in light of the limited nature of this summary, each holder or prospective holder of trust preferred securities should consult his or her professional tax advisor with respect to the Dutch tax consequences of an investment in trust preferred securities.

Withholding Tax

     All payments of (i) interest and principal by the Bank under the initial intercompany securities, (ii) dividends by the LLC under the LLC preferred securities and (iii) distributions by the Trust under the trust preferred securities can be made free of withholding or deduction for, or on account of, any taxes of whatsoever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein.

     In respect of the foregoing it is assumed that the LLC and the Trust are not resident in The Netherlands for Dutch tax purposes.

Dutch Taxes on Income and Capital Gains

      Dutch resident entities

     Generally, a holder of trust preferred securities will be subject to Dutch corporate income tax with respect to distributions or capital gains realized on the disposal of trust preferred securities if the holder is a resident of, or deemed to be a resident of, The Netherlands.

     Unless tax exempt, Dutch resident entities are generally subject to corporate income tax, levied at a rate of 29% of the first €22,689 of the taxable profits and 34.5% of the excess over this amount.

      Dutch resident individuals

     A holder of trust preferred securities who is a resident of The Netherlands, deemed to be a resident of The Netherlands, or who has elected to be treated as a resident of The Netherlands for Dutch tax purposes is subject to personal income tax in respect of income or capital gains derived from the trust preferred securities at progressive rates up to 52%, or in the case of (iii) below a flat rate of 25%, provided in the Income Tax Act 2001 (Wet inkomstenbelasting 2001) if:

(i)	the holder of the trust preferred securities has an enterprise or an interest in an enterprise to which the trust preferred securities are attributable;
(ii)	the income or gain qualifies as income from miscellaneous activities (belastbaar resultaat uit overige werkzaamheden) in The Netherlands as defined in the Income Tax Act 2001; or
(iii)	the holder has, directly or indirectly, a substantial interest (aanmerkelijk belang) or a deemed substantial interest in the LLC.

     If none of the conditions (i), (ii) and (iii) above apply to the individual holder of the trust preferred securities, the holder of the trust preferred securities will be subject to Dutch income tax at a flat rate of 30% on a deemed return regardless of actual income derived from the trust preferred securities or gain or loss realized upon disposal or deemed disposal of the trust preferred securities.

     The deemed return equals 4% of the average value of the holder's net assets in the relevant fiscal year (including the trust preferred securities). The average value of the holder's net assets in a fiscal year is equal to the sum of the value of the net assets at the beginning of the fiscal year and at the end of year divided by two. Taxation only occurs to the extent the average value of the holder's net assets exceeds the “exempt net asset amount” (heffingsvrij vermogen) which is, for the year 2003, €18,800.

      Non-Dutch Resident Entities

     A holder of trust preferred securities who is not, or is not deemed to be, a resident of The Netherlands for Netherlands tax purposes will not be subject to taxation in respect of income or capital gains from the trust preferred securities unless such income or gains are attributable to an enterprise or part thereof which is either effectively managed in The Netherlands or carried on through a permanent establishment or a permanent representative in The Netherlands.

      Non-Dutch Resident Individuals

     A holder of trust preferred securities who is not, is not deemed to be, and has not elected to be treated as, resident of The Netherlands for Dutch tax purposes will not be subject to taxation in respect of income or capital gains from the trust preferred securities unless:

(i)	such income or gain is attributable to an enterprise or part thereof which is either effectively managed in The Netherlands or carried on through a permanent establishment or a permanent representative in The Netherlands; or

(ii)	the income or gain qualifies as income from activities that exceed normal active portfolio management in The Netherlands.

Dutch gift, estate and inheritance tax

     Dutch gift, estate or inheritance taxes will be due in The Netherlands in respect of the transfer of the trust preferred securities by way of gift by, or on the death of, a holder of the trust preferred securities if the holder is, or is deemed to be, a resident of The Netherlands, for the purpose of the relevant provisions, at the time of the gift or his or her death.

Value Added Tax

     No Dutch value added tax will arise in respect of any payment in consideration for the issue of the trust preferred securities.

Other Taxes

     There is no Dutch registration tax, stamp duty, or any other similar tax or duty in respect of or in connection with the execution, delivery and enforcement by legal proceeding (including any foreign judgment in the courts of The Netherlands) of any agreement relating to the trust preferred securities or the performance of the Trust’s obligations under the trust preferred securities.

CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, (c) any entities whose underlying assets include “plan assets” under the Plan Asset Regulation (as defined below) (each a “Plan”) and (d) persons and entities who have certain specified relationships to such Plans (“Parties-in-Interest” under ERISA and “Disqualified Persons” under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plan.

Status Under Plan Asset Regulation

     The Department of Labor has issued a regulation (29 C.F.R. § 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the “Plan Asset Regulation”). The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an equity interest will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. Under one such exception, the assets of such an entity are not considered to be Plan assets where a Plan makes an investment in an equity interest that is a “publicly-offered security.” As described in more detail below, the Trust anticipates that the trust preferred securities will be “publicly-offered securities” for purposes of the Plan Asset Regulation.

     Under the terms of the Plan Asset Regulation, if the Trust were deemed to hold plan assets by reason of a Plan’s investment in the trust preferred securities, such plan assets would include an undivided interest in the assets held by the LLC and the Trust. As a result, transactions by the LLC would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

Publicly-Offered Security Exception

     For purposes of the Plan Asset Regulation, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) part of a class of securities that is registered under Section 12 (b) or (g) of the Exchange Act.

     The Plan Asset Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The Plan Asset Regulation further provides that when a security is part of an offering in which the minimum investment is US$10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” The Trust believes that the trust preferred securities will be “freely transferable” within the meaning of the Plan Asset Regulation, although no assurance can be given in this regard.

     The Plan Asset Regulation provides that a security is “widely held” only if it is a part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. The Trust anticipates that the trust preferred securities will be “widely held” within the meaning of the Plan Asset Regulation, although no assurance can be given in this regard.

     The trust preferred securities will be registered under Section 12(b) of the Exchange Act.

Exemptions from Prohibited Transactions

     In addition, if the Bank is or becomes a Party-in-Interest or Disqualified Person with respect to an investing Plan, such Plan’s acquisition and holding of trust preferred securities could be deemed to constitute or result in a transaction prohibited under Title I of ERISA or Section 4975 of the Code, unless an exemption applies. Such acquisition or holding may, however, be subject to a statutory or administrative exemption such as Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-

14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; or pursuant to any other available exemption.

     Any Plan fiduciary that proposes to cause a Plan to acquire trust preferred securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of trust preferred securities by the purchaser Plan are entitled to the full exemptive relief thereunder. Any such Plan fiduciary should also determine whether the purchase of trust preferred securities is permitted under the governing Plan instruments and is appropriate for the Plan in view of the overall investment policy and the composition and diversification of its portfolio.

UNDERWRITING

     ABN AMRO Incorporated and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

     Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and ABN AMRO Capital Funding Trust has agreed to sell to that underwriter, the number of trust preferred securities set forth opposite such underwriter’s name.

Underwriter	Number of trust preferred securities

ABN AMRO Incorporated
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

     The underwriting agreement provides that the obligations of the underwriters to purchase the trust preferred securities are subject to approval of legal matters by counsel and to other conditions. The underwriters must purchase all the trust preferred securities if they purchase any of the trust preferred securities.

     The underwriters propose to offer some of the trust preferred securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the trust preferred securities to dealers at the public offering price less a concession not to exceed $      per trust preferred security. The underwriters may allow, and dealers may reallow a discount not to exceed $ per trust preferred security on sales to other dealers. After the initial offering of the trust preferred securities to the public, the representatives may change the public offering price, concession and discount.

     The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by Holding(1)

Per trust preferred security
______________
(1) Provided that such underwriters’ compensation for sales to a single purchaser of 10,000 or more trust preferred securities will be $           per trust preferred security

     During a period of 30 days from the date of the prospectus supplement, neither the Trust nor the LLC nor any other subsidiary of Holding that is similar to the Trust or the LLC will, without the prior written consent of the representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any trust preferred securities or any LLC preferred securities, or any security convertible into or exchangeable into or exercisable for, trust preferred securities or LLC preferred securities.

     Prior to this offering, there has been no public market for the trust preferred securities. We have applied to list the trust preferred securities on the New York Stock Exchange, subject to official notice of issuance. Trading of the trust preferred securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the trust preferred securities. In order to meet one of the requirements for listing the trust preferred securities on the New York Stock Exchange, the underwriters have undertaken to sell the trust preferred securities to a minimum of 400 beneficial owners. The representatives have advised us that they intend to make a market in the trust preferred securities prior to the commencement of trading on the New York Stock Exchange, but are not obligated to do so, and may discontinue market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the trust preferred securities.

     Application has been made to list the trust preferred securities on the Official Segment of the stock market of Euronext Amsterdam N.V.

     In connection with the offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell the trust preferred securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of the trust preferred securities in excess of the amount of trust preferred securities to be purchased by the underwriters in the offering, which creates syndicate short position. Syndicate covering transactions involve purchases of the trust preferred securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the trust preferred securities made for the purpose of preventing or retarding a decline in the market price of the trust preferred securities while the offering is in progress.

     The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc., in covering syndicate short positions or making stabilizing purchases, repurchases the trust preferred securities originally sold by that syndicate member.

     Any of these activities may have the effect of preventing or retarding a decline in the market price of the trust preferred securities. They may also cause the price of the trust preferred securities to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. Stabilization transactions conducted on Euronext will be conducted by ABN AMRO Bank N.V., a member of Euronext, in accordance with all applicable regulations including those of Euronext and Article 32 of the Further Regulations on Market Conduct Supervision of the Securities Trade 2002 (Nadere Regeling gedragstoezicht effectenverkeer 2002) and will, in any event, be discontinued within 30 days of the issue date of the trust preferred securities.

     We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $      .

     Each initial purchaser has represented, warranted and agreed that:

  it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any trust preferred securities included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

  it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any trust preferred securities included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us;

  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the trust preferred securities included in this offering in, from or otherwise involving the United Kingdom;

  it has not made and will not make, prior to the publication of the advertisement as mentioned in Article 47.7 of the Listing and Issuing Rules of Euronext Amsterdam N.V. (Fondsenreglement), any contractually binding offers (or solicitations of such offers) in respect of the trust preferred securities to any individual or legal entity in The Netherlands, other than to individuals or legal entities, who or which trade or invest in securities in the conduct of a business or profession (which includes banks, firms, insurance companies, pension funds, investment institutions, central governments, large international and supranational organizations, finance companies and treasury departments of large enterprises); and

  it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any securities other than (i) to persons whose ordinary business it is to buy or sell shares or debentures

(whether as principal or agent) or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong; and it has not issued and will not issue any advertisement, invitation or document relating to the securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each of the Underwriters has severally represented and agreed that the securities may not be offered or sold or be made the subject of an invitation for subscription or purchase, nor may this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), (b) to a sophisticated investor and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provisions of the Securities and Futures Act.

     Pursuant to Rule 2810 of the National Association of Securities Dealers, Inc. (the “NASD”), no NASD member will execute transactions in any discretionary account without the prior specific written approval of the customer.

     Holding, the LLC and the Trust have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

     Certain of the underwriters and certain of their respective affiliates have performed banking, investment banking, custodial and advisory services for ABN AMRO, from time to time, for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and/or perform services for ABN AMRO in the ordinary course of their business. ABN AMRO Incorporated is an indirect wholly-owned subsidiary of ABN AMRO.

LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the trust preferred securities and the LLC preferred securities will be passed upon for Holding, the LLC and the Trust by Richards, Layton & Finger, PA., Wilmington, Delaware. In addition, certain matters of Dutch law, including Dutch tax law, will be passed upon for Holding, the Bank, the LLC and the Trust by Clifford Chance Limited Liability Partnership, The Netherlands. Certain matters of United States law, including United States tax law, will be passed upon for Holding, the Bank, the LLC and the Trust by Davis Polk & Wardwell, New York, New York. Certain legal matters will be passed upon for the Underwriters by Mayer, Brown, Rowe & Maw, Chicago, Illinois.

EXPERTS

     Our consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2002 have been so incorporated in reliance on the report of Ernst & Young, independent accountants, given on the authority of the firm as experts in accounting and auditing.

GENERAL EURONEXT LISTING INFORMATION

Responsibility for Information Contained Herein

     The Trust and Holding accept responsibility for the information contained in this prospectus supplement. To the best of the knowledge and belief of the Trust and Holding (which have taken all reasonable care to ensure that such is the case), the information contained in this prospectus supplement is in accordance with the facts and does not omit anything likely to affect the import of such information. Neither this prospectus supplement nor any other information supplied in connection with the trust preferred securities (i) is intended to provide the basis of any credit or other evaluation or (ii) should be considered as a recommendation by the Trust or any of the underwriters that any recipient of this prospectus supplement or any other information supplied in connection with the trust preferred securities should purchase such securities. Accordingly, no representation, warranty or undertaking, express or implied, is made by the underwriters in their capacity as such. Each investor contemplating purchasing any trust preferred securities should make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Trust and Holding. Neither this prospectus supplement nor any other information supplied in connection with the trust preferred securities constitutes an offer or invitation by or on behalf of the Trust or any of the underwriters to any person to subscribe for or to purchase any trust preferred securities. The delivery of this prospectus supplement does not at any time imply that the information contained herein concerning the Trust and/or Holding is correct at any time subsequent to the date hereof or that any other information supplied in connection herewith is correct as of any time subsequent to the date indicated in the document containing the same. The distribution of this prospectus supplement and the offer or sale of trust preferred securities may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement or any trust preferred securities come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this prospectus supplement and the offer or sale of trust preferred securities in the United Kingdom (see ''Underwriting” above).

Notices

     For so long as the trust preferred securities are listed on Euronext, and the rules of such exchange so require, notices to holders of the trust preferred securities shall be deemed to have been given upon (i) publication in a daily newspaper of general circulation in The Netherlands (which is expected to be the Het Financieele Dagblad), notice thereof given to Euronext and in the Officiële Prijscourant, or (ii) the mailing by first class mail, postage prepaid, of such notices to holders of the trust preferred securities at their registered addresses as recorded in the register of holders of trust preferred securities.

Amsterdam Listing Information

     The Trust will comply with article 2.1.20 of Schedule B of the Listing and Issuing Rules (Fondsenreglement) of Euronext.

Availability of Documents

     As long as any of the trust preferred securities are outstanding, copies of the following documents may be inspected during usual business hours at the office of the paying agent in The Netherlands at ABN AMRO Bank N.V., Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, or at Kemelstede 2, 4817 ST Breda, The Netherlands:

  the articles of association of Holding,

  the amended and restated limited liability company agreement and certificate of formation of the LLC,

  the amended and restated trust agreement and certificate of trust of the Trust,

  the underwriting agreement relating to the trust preferred securities,

  the form of intercompany securities,

  the guarantees and the contingent guarantee, and

  the services agreement.

     In addition, copies of the most recent consolidated financial statements of Holding for the preceding financial year, and any interim semi-annual financial statements published by Holding will be available at the specified office of the paying agent in The Netherlands for as long as the trust preferred securities are listed on Euronext. Financial statements will not be published by the Trust or the LLC.

Listing

Application has been made to list the trust preferred securities on Euronext.

Consents

     The Trust has obtained all necessary consents, approvals and authorizations in connection with the issue of the trust preferred securities. The issue of the trust preferred securities was authorized by the trustees of the Trust in the trust agreement.

No Material Change

     Except as disclosed in this prospectus supplement, there has been no material change in the financial position of ABN AMRO since March 31, 2003 and no material change in the financial position of the Trust or the LLC since their creation and formation, and no material adverse change in the financial position or prospects of ABN AMRO since March 31, 2003 and no material adverse change in the financial position of the Trust or the LLC since their creation and formation.

Litigation

     Legal proceedings have been initiated against ABN AMRO in a number of jurisdictions, but on the basis of information currently available, and having taken counsel with legal advisers, the Managing Board is of the opinion that the outcome of these proceedings is unlikely to have a material adverse effect on the consolidated operations and financial position of ABN AMRO.

Auditors

     The consolidated financial statements of Holding as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 have been prepared in accordance with Dutch GAAP as implemented in The Netherlands and have been audited by Ernst & Young.

Clearing Systems and Settlement

The trust preferred securities have been accepted for clearance through the facilities of Euroclear and Clearstream. The ISIN number for the trust preferred securities is and the Common Code is            . The Amsterdam security code is              .

     Settlement instructions relating to transfer of the trust preferred securities within Euroclear and Clearstream should be expressed in the aggregate liquidation amount to be transferred (e.g., $10,000,000) rather than units (e.g., 400,000 units).

PROSPECTUS

$6,478,380,000

ABN AMRO HOLDING N.V.

American Depositary Shares, each representing one Ordinary Share,
Preference Shares, Debt Securities,
Purchase Contracts, Units and Warrants

ABN AMRO BANK N.V.

Debt Securities

LASALLE FUNDING LLC

Debt Securities,
fully and unconditionally guaranteed by
ABN AMRO Bank N.V. or ABN AMRO Holding N.V.

ABN AMRO CAPITAL FUNDING TRUST V
ABN AMRO CAPITAL FUNDING TRUST VI
ABN AMRO CAPITAL FUNDING TRUST VII
ABN AMRO CAPITAL FUNDING TRUST VIII
ABN AMRO CAPITAL FUNDING TRUST IX

Preferred Securities,
fully and unconditionally guaranteed by
ABN AMRO Bank N.V. or ABN AMRO Holding N.V.

ABN AMRO CAPITAL FUNDING LLC V
ABN AMRO CAPITAL FUNDING LLC VI
ABN AMRO CAPITAL FUNDING LLC VII
ABN AMRO CAPITAL FUNDING LLC VIII
ABN AMRO CAPITAL FUNDING LLC IX

Preferred Securities,
fully and unconditionally guaranteed by
ABN AMRO Bank N.V. or ABN AMRO Holding N.V.

     We may offer and sell from time to time securities in one or more offerings up to a total dollar amount of $6,478,380,000. This prospectus provides you with a general description of the securities we may offer.

     ABN AMRO Holding N.V. may offer and sell American Depositary Shares, or ADSs, each representing one ordinary share, preference shares, Purchase Contracts, Units, Warrants or senior or subordinated debt securities.

     ABN AMRO Bank N.V. may offer and sell senior or subordinated debt securities.

     LaSalle Funding LLC may offer and sell senior or subordinated debt securities, all of which will be guaranteed by ABN AMRO Bank N.V. or ABN AMRO Holding N.V.

     Each of the ABN AMRO Capital Funding Trusts V through IX may offer and sell preferred securities, which will be guaranteed by ABN AMRO Bank N.V. or ABN AMRO Holding N.V.

     Each of the ABN AMRO Capital Funding LLCs V through IX may offer and sell preferred securities, which will be guaranteed by ABN AMRO Bank N.V. or ABN AMRO Holding N.V.

     Each time that securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

     The securities will be offered through underwriters, dealers or agents or directly to investors. The supplements to this prospectus will provide the specific terms of the plan of distribution.

     ABN AMRO Holding N.V.’s ADSs, each of which represents one ordinary share, are listed on the New York Stock Exchange under the trading symbol “ABN.” If we decide to list any of these other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The securities of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act of 1995 (Wet toezicht effectenverkeer 1995).

The date of this prospectus is June 19, 2003.

TABLE OF CONTENTS

About This Prospectus

Where You Can Find More Information

Cautionary Note Regarding Forward-Looking Statements

ABN AMRO Holding N.V. and ABN AMRO Bank N.V.

Ratio of Earnings to Fixed Charges

Ordinary Shares Price Range and Dividends

LaSalle Funding LLC

ABN AMRO Capital Funding Trusts

ABN AMRO Capital Funding LLCs

Use of Proceeds

Accounting Treatment

Capital Stock of ABN AMRO Holding N.V.

Description of Purchase Contracts

Description of Units

Description of Warrants

Description of American Depositary Shares

Description of Debt Securities

Description of Trust Preferred Securities

Description of LLC Preferred Securities

Description of Preferred Securities Guarantees

Taxation

Plan of Distribution

Experts

Legal Matters

ERISA Matters for Pension Plans and Insurance Companies

Enforcement of Civil Liabilities

ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement that ABN AMRO Holding, the Bank, LaSalle Funding, the Trusts and the LLCs (each as defined below) filed with the SEC utilizing a “shelf” registration process. Under this shelf process, any of the registrants may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $6,478,380,000.

     This prospectus provides you with a general description of the securities which we may offer and the related guarantees, if any, of those securities. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus before purchasing any of our securities.

     Following the initial distribution of an offering of securities, ABN AMRO Financial Services, Inc., ABN AMRO Incorporated and other of our affiliates may offer and sell those securities in the course of their businesses as broker-dealers acting either as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

     You should rely only on the information contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

     Unless the context otherwise requires, references in this prospectus and any supplement to this prospectus to “ABN AMRO”, “ABN AMRO Holding,” “Holding,” “we,” “us” and “our” refer to ABN AMRO Holding N.V. and its subsidiaries, collectively. References to “ABN AMRO Bank” and the “Bank” refer to ABN AMRO Bank N.V. and its subsidiaries, collectively. References to “AANAH” refer to ABN AMRO North America Holding Company, our first-tier U.S. holding company and its subsidiaries, collectively. References to “LaSalle Bank Corp.” refer to LaSalle Bank Corporation (formerly known as ABN AMRO North America, Inc.), our second-tier U.S. holding company and its subsidiaries, collectively. References to “LaSalle Funding” refer to LaSalle Funding LLC. References to “ABN AMRO Capital Funding Trusts” or the “Trusts” refer to ABN AMRO Capital Funding Trust V, ABN AMRO Capital Funding Trust VI, ABN AMRO Capital Funding Trust VII, ABN AMRO Capital Funding Trust VIII and ABN AMRO Capital Funding Trust IX, each a Delaware statutory trust. References to “ABN AMRO Capital Funding LLCs” or the “LLCs” refer to ABN AMRO Capital Funding LLC V, ABN AMRO Capital Funding LLC VI, ABN AMRO Capital Funding LLC VII, ABN AMRO Capital Funding LLC VIII and ABN AMRO Capital Funding LLC IX, each a Delaware limited liability company.

     References to the “ordinary shares” refer to ABN AMRO Holding’s ordinary shares, nominal value EUR 0.56 per share. References to “EUR” and “€” are to the Euro, the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community. References to “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MADE HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE SECURITIES AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING MADE HEREBY.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, ABN AMRO Holding and the Bank are subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, ABN AMRO Holding and the Bank file reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file numbers for documents filed by ABN AMRO Holding and the Bank under the Exchange Act are 1-14624 and 5-52647, respectively.

     Our American Depositary Shares, or ADSs, each of which represents one ordinary share, are listed on the New York Stock Exchange under the trading symbol “ABN.” You can inspect reports and other information concerning ABN AMRO Holding at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

Incorporation by Reference

     The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

(a)	Annual Report on Form 20-F of ABN AMRO Holding and ABN AMRO Bank for the year ended December 31, 2002, filed on March 28, 2003, which we also refer to as our 20-F for 2002; and
(b)	the Report of Foreign Private Issuer filed on Form 6-K on April 14, 2003, May 8, 2003 (both of the two Forms 6-K filed on such date) and May 16, 2003, in each case of both ABN AMRO Holding and ABN AMRO Bank.

      All documents filed by ABN AMRO Holding or the Bank pursuant to Section 12, 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus, and any Form 6-K subsequently submitted to the SEC specifying that they are being incorporated by reference in this prospectus, shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. Any statement contained in this prospectus, or in a document all or any portion of which is incorporated or deemed to be incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement that is modified or superseded in this way shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

     Upon request, we will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any of these filings other than exhibits not specifically incorporated by reference. You may request a copy of these filings by writing or telephoning us at:

ABN AMRO Bank N.V.
ABN AMRO Investor Relations Department
Gustav Mahlerlaan 10
P.O. Box 283
1000 EA Amsterdam, The Netherlands
(31-20) 6 28 78 35

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements included in this prospectus are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “intend”, “will”, “should”, “anticipate”, “Value-at-Risk”, or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

     In particular, this prospectus and certain documents incorporated into this prospectus by reference include forward-looking statements relating but not limited to management objectives, trends in results of operations, margins, costs, return on equity, and risk management, including our potential exposure to various types of market risk, such as interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

     We have identified some of the risks inherent in forward-looking statements in Item 3 of our 20-F for 2002, “Key Information – Risk Factors”. Other factors that could cause actual results to differ materially from those estimated by the forward-looking statements in this report include, but are not limited to:

      general economic and business conditions in The Netherlands, the European Union, the United States, Brazil and other countries or territories in which we operate;

      changes in applicable laws and regulations, including taxes;

      the monetary, interest rate and other policies of central banks in The Netherlands, the European Union, the United States and elsewhere;

      changes or volatility in interest rates, foreign exchange rates (including the euro-U.S. dollar rate), asset prices, equity markets, commodity prices, inflation or deflation;

      the effects of competition in the markets in which we operate, which may be influenced by regulation or deregulation;

      changes in consumer spending and savings habits, including changes in government policies which may influence investment decisions;

      our ability to hedge certain risks economically;

      our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that cannot be captured by the statistical models we use; and

      force majeure and other events beyond our control.

     Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in Item 3 of our 20-F for 2002 “Key Information – Risk Factors” to be a complete set of all potential risks or uncertainties.

     The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so.

ABN AMRO HOLDING N.V. AND ABN AMRO BANK N.V.

History and Incorporation

     ABN AMRO Holding N.V. is incorporated under the laws of The Netherlands by deed of May 30, 1990 as the holding company of ABN AMRO Bank N.V. The Articles of Association of Holding were last amended by deed of May 26, 2003 executed before Mr. R.J.C. van Helden, Notary Public of Amsterdam. Holding’s main purpose is to own ABN AMRO Bank N.V. and its subsidiaries. Holding owns 100 percent of the shares of ABN AMRO Bank N.V. and is jointly and severally liable for all liabilities of ABN AMRO Bank N.V.

     ABN AMRO Bank N.V. traces its origin to the formation of the “Nederlandsche Handel-Maatschappij, N.V.” in 1825 pursuant to a Dutch Royal Decree of 1824. ABN AMRO Bank N.V.’s Articles of Association were last amended by deed of May 17, 2001.

     ABN AMRO Bank N.V. is registered in the Commercial Register of Amsterdam under number 33002587. The registered office of ABN AMRO Bank N.V. is at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands.

     For further information, see Item 4 “Information On The Company” of our 20-F for 2002.

RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges in accordance with U.S. GAAP for the periods presented are as follows:

	(Unaudited) Three Months Ended (1)	Fiscal Year Ended December 31,

	March 31, 2003	2002	2001	2000	1999	1998

Excluding Interest on Deposits (2)	2.34x	1.89x	1.45x	1.85x	1.91x	2.04x
Including Interest on Deposits (2)	1.30x	1.21x	1.08x	1.15x	1.17x	1.17x

(1) The ratio for March 31, 2003 is based on Dutch GAAP because U.S. GAAP reconciliation was not required for this period and because U.S. GAAP ratios are not available.
(2) Deposits include bank and total customer accounts. See the Consolidated Financial Statements incorporated by reference in this prospectus.

ORDINARY SHARES PRICE RANGE AND DIVIDENDS

      The principal trading market for our ordinary shares is the AEX Stock Exchange. Our ordinary shares also are listed on the London, Paris, Brussels, Frankfurt, Hamburg, Düsseldorf, Singapore and The Swiss Stock Exchanges. In the United States, ABN AMRO Holding’s ADSs are listed on the New York Stock Exchange under the symbol “ABN.” However, the ordinary shares are not traded on the New York Stock Exchange but are listed only in connection with the listing of our American Depositary Shares, pursuant to the requirements of the New York Stock Exchange. Our ADSs are evidenced by American Depositary Receipts, or ADRs, and each ADS represents one of our ordinary shares. As of December 31, 2002, 61,261,393 ordinary shares were held in the form of ADSs.

Market Price Information

     The following table sets forth, for the periods indicated, the high and low daily quoted closing prices for Holding’s ordinary shares as reported in the Official Price List of the Euronext Amsterdam Stock Exchange and the high and low prices for the ADSs on the New York Stock Exchange, of Holding’s ordinary shares on the Euronext Amsterdam Stock Exchange. Differences in the rate of change between the prices of Holding’s ordinary shares and the prices of ADSs for the periods indicated are attributable principally to fluctuations in the U.S. dollar-euro exchange rate.

Year	High	Low	High	Low

	Ordinary Shares		American Depository Shares

	(In EUR)		(In USD)

2002	22.78	10.45	20.32	10.54
2001	27.80	15.78	25.94	14.44
2000	29.30	20.22	26.44	19.49
1999	25.00	16.40	25.75	19.25
1998	25.00	12.62	27.44	14.75

Year	High	Low	High	Low

	Ordinary Shares		American Depository Shares

	(In EUR)		(In USD)
2003
First Quarter	16.55	11.93	17.47	13.39

2002
First Quarter	21.90	18.02	19.26	16.28
Second Quarter	22.78	17.22	20.32	17.00
Third Quarter	18.40	11.00	17.96	11.12
Fourth Quarter	17.26	10.45	17.01	10.54

2001
First Quarter	27.80	19.32	25.94	17.03
Second Quarter	22.85	20.34	20.37	17.93
Third Quarter	22.87	15.85	19.10	14.59
Fourth Quarter	19.15	15.78	16.90	14.44

September 2002	16.35	11.00	16.24	11.12
October 2002	15.05	10.45	14.70	10.54
November 2002	17.26	14.79	17.01	14.90
December 2002	17.00	14.92	16.90	15.32
January 2003	16.55	13.42	17.47	14.76
February 2003	15.56	13.40	16.65	14.50
March 2003	15.24	11.93	16.47	13.39
April 2003	16.20	14.00	17.82	15.34
May 2003	16.45	14.12	19.21	16.03
June 2003 (through June 16)	17.50	16.25	20.75	19.08

Dividends

     Dividends on ordinary shares may be paid out of profits as shown in our Consolidated Financial Statements, as adopted by the Supervisory Board and approved by the general meeting of shareholders, after the payment of dividends on the priority share, preference shares and convertible preference shares and the establishment of any reserves. Reserves are established by the Managing Board subject to approval of the Supervisory Board.

     Holding has paid an interim and final dividend for each of the last five years. The following table sets forth dividends paid in respect of the ordinary shares for 1998 through 2002:

	2002(1)	2002	2001	2000	1999	1998

	(in USD)			(in EUR)
Interim dividend	0.47	0.45	0.45	0.40	0.30	0.28
Final dividend	0.47	0.45	0.45	0.50	0.50	0.30
Total dividend per Ordinary Share	0.94	0.90	0.90	0.90	0.80	0.58
Total dividends per share as a percentage of net profit per Ordinary Share	–	64.7%	42.9%	55.2%	46.5%	46.9%

(1) For your convenience, the 2002 interim dividend has been translated into U.S. dollars at the applicable rate on the date of payment, and the 2002 final dividend has been translated into U.S. dollars at the exchange rate of 1 USD = EUR 0.95306, the exchange rate on December 31, 2002.

      At December 31, 2002, there were 1,585,603,519 ordinary shares outstanding.

LASALLE FUNDING LLC

     LaSalle Funding was established to provide financing to LaSalle Bank N.A., which we refer to as LaSalle Bank, and its affiliates. LaSalle Funding may raise funds through the offering of debt securities in the United States, Europe and other overseas markets and will lend the net proceeds to LaSalle Bank or one or more of its affiliates. LaSalle Funding does not and will not engage in any separate business activities. All of the debt securities offered by LaSalle Funding will be fully and unconditionally guaranteed by ABN AMRO Holding or the Bank.

     LaSalle Funding was formed in Delaware in October 2001 and is an indirectly wholly owned subsidiary of ABN AMRO Holding and the Bank. LaSalle Funding’s principal executive offices are located at 135 South LaSalle Street, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.

ABN AMRO CAPITAL FUNDING TRUSTS

     The Trusts are Delaware statutory trusts each formed pursuant to separate trust agreements entered into between LaSalle Funding, as depositor, and The Bank of New York (Delaware), as trustee, on April 1, 2003. We have filed a copy of each initial trust agreement as an exhibit to the registration statement of which this prospectus is a part. The initial trust agreement for each of the Trusts will be replaced by an amended and restated trust agreement, referred to in this prospectus as the trust agreement, which will state the terms and conditions for each Trust to issue and sell its preferred securities and common securities.

     Unless otherwise specified in the applicable prospectus supplement, each Trust exists solely to:

    issue and sell its preferred securities, representing undivided beneficial interests in its assets, to the public;
    issue and sell its common securities, if any, representing undivided beneficial interests in its assets to Holding or a wholly owned direct or indirect subsidiary of Holding;
    use the proceeds from the sale of its preferred and common securities to purchase intercompany securities, which will consist of either preferred securities of an ABN AMRO Capital Funding LLC or fixed income or preferred securities of Holding or an affiliate thereof;
    distribute the cash payments it receives from the fixed income securities it owns to the holders of the preferred and common securities;
    unless the proceeds from the sale of its securities are used to purchase preferred securities of an ABN AMRO Capital Funding LLC, enter into and enforce for the benefit of the holders of its preferred securities an agreement for a contingent guarantee issued by Holding or the Bank, enforceable by the Trust in the event of certain failure by the applicable guarantor to pay under the guarantee applicable to the Trust’s preferred securities; and
    engage in other activities that are necessary or incidental to these purposes.

     All the common securities, if issued, will be held by Holding or a wholly owned direct or indirect subsidiary of Holding which is deemed to be a “company controlled by the parent company” under Rule 3a-5, as amended, of the Investment Company Act of 1940. The preferred securities will represent the remaining portion of each Trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if the holder of the common securities defaults on the related fixed income securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate in priority of payment to these amounts payable on the preferred securities.

     The preferred securities of each Trust will be fully and unconditionally guaranteed by Holding or the Bank as described later in this prospectus.

     Unless otherwise specified in the applicable prospectus supplement, the depositor will appoint the following trustees to conduct each Trust’s business and affairs:

    a property trustee to be named in the applicable prospectus supplement;
    a Delaware trustee, to the extent the property trustee does not maintain its principal place of business in the State of Delaware, to be named in the applicable prospectus supplement; and
    three employees of Holding or one of its affiliates, as regular trustees.

     Except under specified limited circumstances, only the depositor or one of its affiliates can remove or replace the trustees. In addition, the depositor or one of its affiliates can increase or decrease the number of trustees.

     The property trustee for each Trust will act as indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The property trustee will hold title to the securities purchased by the Trust, except for any accompanying guarantees to such securities which may be held by a guarantee trustee, for the benefit of the holders of the trust securities, and it will have the power to exercise all rights, powers and privileges relating to such securities of the Trust. The property trustee will also maintain exclusive control of an account to hold all payments received in respect of the securities held by it as assets of the Trust for the benefit of the holders of the trust securities.

     The depositor, or one of its affiliates, will pay all fees and expenses related to each Trust and the offering of the preferred securities and will pay all ongoing costs and expenses of each Trust, except each Trust’s obligations under its preferred and common securities.

      The Trusts will not have any independent operations and exist solely for the reasons summarized above. Accordingly, the Trusts do not have separate financial statements. Holding files consolidated financial information regarding the Trusts.

     Each Trust’s principal executive offices are located at 135 South LaSalle Street, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.

ABN AMRO CAPITAL FUNDING LLCS

     Each LLC is a limited liability company that was formed on March 28, 2003 under the Delaware Limited Liability Company Act, as amended, pursuant to an initial limited liability company agreement by ABN AMRO North America Holding Company as the sole initial member. The initial limited liability company agreement will be amended and restated in its entirety, and as such referred to as the LLC Agreement, to state the terms and conditions for each LLC to issue and sell its preferred securities and common securities. The LLC Agreement will be qualified as an indenture under the Trust Indenture Act. All of the common securities of each LLC will be owned at all times by Holding or a wholly owned direct or indirect subsidiary of Holding. As described below under “Description of the Preferred Securities Guarantees”, the preferred securities issued by any LLC and any Trust will be guaranteed by either Holding or the Bank. Where the preferred securities issued by an LLC are held by a Trust, such Trust will be referred to as an affiliated Trust of such LLC. Each LLC will also enter into an agreement for a contingent guarantee issued by Holding or the Bank, enforceable by the LLC, in the event of certain failure by the applicable guarantor to pay under the guarantee applicable to the LLC’s preferred securities or any affiliated Trust’s preferred securities.

     Unless otherwise set forth in the applicable prospectus supplement, each LLC exists solely to:

    issue and sell preferred securities representing undivided beneficial interests in its assets, other than senior preferred securities, to the public or an affiliate, including a Trust;
    issue and sell its common securities, and senior preferred securities, if any, each representing undivided beneficial interests in its assets to Holding or a wholly owned direct or indirect subsidiary of Holding;
    use the proceeds from the sale of its preferred and common securities to purchase intercompany securities, which will consist of a series of fixed income or preferred securities of Holding or an affiliate thereof;
    reinvest from time to time the proceeds from the sale of its preferred and common securities in other fixed income securities of Holding or a subsidiary of Holding, so long as such reinvestment will not result in the LLC being required to register as an investment company under the Investment Company Act or cause any withholding taxes to be imposed by the United States or any taxing authority of or in the United States with respect to payments by the LLC or, if applicable, the Trust holding the LLC preferred securities;
    distribute the cash payments it receives from the fixed income securities or preferred securities it owns to the holders of the preferred and common securities;
    enter into and enforce the contingent guarantee for the benefit of the holders of its preferred securities; and
    engage in other activities that are necessary or incidental to these purposes.

     For so long as the preferred securities remain outstanding, ABN AMRO Holding will covenant that 100% of the common securities will be held by ABN AMRO Holding or a wholly owned direct or indirect subsidiary of ABN AMRO Holding which is deemed to be a “company controlled by the parent company” under Rule 3a-5, as amended, of the Investment Company Act of 1940;
    to cause the LLC to remain a limited liability company and not to voluntarily dissolve, liquidate, wind up or be terminated, except as permitted by the LLC Agreement; and
    to use its commercially reasonable efforts to ensure that the LLC will not be an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

     Unless otherwise specified in the applicable prospectus supplement, the common securities may be transferred to Holding or a wholly owned direct or indirect subsidiary of ABN AMRO Holding which is deemed to be a “company controlled by the parent company” under Rule 3a-5, as amended, of the Investment Company Act of 1940, provided that prior to such transfer the transferor has received an opinion of a nationally recognized law firm experienced in such matters to the effect that:

    the LLC will continue to be treated as a partnership for United States federal income tax purposes and such transfer will not cause the LLC to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes;
    the transfer will not cause the LLC or an affiliated Trust to be required to register under the Investment Company Act; and
    the transfer will not adversely affect the limited liability of the holders of the preferred securities.

     Unless otherwise specified in the applicable prospectus supplement, the LLC Agreement will provide that: Each LLC’s business and affairs will be conducted by its Board, which consist initially of four members. Holders of preferred securities issued by the LLC will be entitled to appoint two independent members of the Board if, for four consecutive dividend periods or any six dividend periods, dividends (whether declared or deemed to have been declared), and any additional amounts in respect of such dividends, have not been paid in full on the preferred securities by the LLC or by the applicable guarantor under the guarantee applicable to the holders of the LLC preferred securities or the holders of the affiliated Trust preferred securities. Furthermore, as described below under “Description of the Preferred Securities Guarantees”, the holders of preferred securities issued by the LLC may also be entitled to elect an independent member of the Board to enforce the contingent guarantee.

     For so long as any preferred securities are outstanding, certain amendments of the LLC Agreement require the unanimous approval of all of the holders of the preferred securities, including any provisions with respect to the independent members of the Board that may be appointed by the holders of the preferred securities, enforcement of the conditional guarantee, the contingent distribution or dividends. Certain other amendments of the LLC Agreement require the approval by the affirmative vote of the holders of not less than 66-2/3% of the outstanding preferred securities.

     All officers and employees of the LLCs may also be officers or employees of one or more affiliates of ABN AMRO Holding.

     Each LLC will enter into a services agreement with ABN AMRO Holding or an affiliate.

     Holding, or an affiliate thereof, will pay all fees and expenses related to each LLC and the offering of the preferred securities and will pay all ongoing costs and expenses of each LLC, except each LLC’s obligations under its preferred and common securities.

     The LLCs will not have any independent operations and exist solely for the reasons summarized above. Accordingly, the LLCs do not have separate financial statements. Holding files consolidated financial information regarding the LLCs.

     The location of the principal executive offices of each LLC is 135 South LaSalle Street, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.

USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by ABN AMRO Holding or the Bank will be used for general corporate purposes. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

     Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by LaSalle Funding will be used to provide funds to LaSalle Bank, an indirect, wholly owned subsidiary of the Bank, and its affiliates. We will invest in or loan to LaSalle Bank or one or more of its affiliates at least 85% of the net proceeds raised by selling securities of the Trusts pursuant to this prospectus and the applicable prospectus supplements as soon as practicable after receipt, but in no event later than six months after we receive the net proceeds. In the meantime, we may invest any funds held only in securities permitted under Rule 3a-5(a)(6) under the Investment Company Act.

     All of the proceeds from the sale of preferred securities by a Trust or an LLC will be invested in fixed income securities or preferred securities of ABN AMRO Holding or an affiliate. Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the fixed income securities or preferred securities will be used for general corporate purposes. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

ACCOUNTING TREATMENT

     There are no separate financial statements of LaSalle Funding or the Trusts in this prospectus because these entities are, or will be treated as, subsidiaries of ABN AMRO Holding for financial reporting purposes. We do not believe the financial statements would be helpful to the holders of the securities of these entities because:

    Holding and the Bank are reporting companies under the Exchange Act and own, or will own, directly or indirectly, all of the voting interests of these entities;
    LaSalle Funding, the Trusts and the LLCs do not have any independent operation and do not propose to engage in any activities other than issuing securities and investing the proceeds in debt securities of its affiliates; and
    these entities’ obligations under the securities will be fully and unconditionally guaranteed by the Bank.

     Accordingly, these entities’ financial statements will be included in the consolidated financial statements of ABN AMRO Holding. The Trusts’ or LLCs’ preferred securities will be presented as a separate line item in the consolidated statements of financial condition of ABN AMRO Holding and appropriate disclosures about the Trusts’ or LLCs’ preferred securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, ABN AMRO Holding will record distributions payable on the preferred securities as a component of interest expense in the consolidated statements of operations of ABN AMRO Holding.

     These entities are not currently subject to, and subsequent to the effectiveness of the registration statement that contains this prospectus will be exempt from, the information reporting requirements of the Exchange Act.

     In its future financial reports, Holding will:

    present the preferred securities on its consolidated financial statements of financial condition as a separate line item and include in a footnote to the financial statements disclosure that the sole assets of the Trusts and LLCs are the fixed income securities specifying the principal amount, interest rate and maturity date of the securities held.

CAPITAL STOCK OF ABN AMRO HOLDING N.V.

     Holding’s authorized share capital consists of EUR 4,704,000,224 nominal value, which consists of:

    4,000,000,000 ordinary shares, nominal value 0.56 EUR per share, of which 1,585,603,519 ordinary shares were outstanding as of December 31, 2002;
    100,000,000 convertible preference shares, nominal value 2.24 EUR per share, each of which is convertible into four ordinary shares, subdivided into one series of 20,000,000 convertible preference shares and eight series of 10,000,000 convertible preference shares, of which 521,303 convertible preference shares were outstanding as of December 31, 2002;
    1,000,000,000 preference shares, nominal value 2.24 EUR per share, divided into one series of 400,000,000 preference shares and six series of 100,000,000 preference shares, of which 362,503,010 preference shares were outstanding as of December 31, 2002; and
    100 priority shares, nominal value 2.24 EUR, of which one priority share was outstanding as of December 31, 2002.

     For additional information, see Item 10 “Additional Information – B. Memorandum and Articles of Association” of our 20-F for 2002.

DESCRIPTION OF PURCHASE CONTRACTS

     ABN AMRO Holding may issue purchase contracts for the purchase or sale of:

    debt or equity securities issued by ABN AMRO Holding or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;
    currencies; or
    commodities.

     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. ABN AMRO Holding may, however, satisfy its obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

     The purchase contracts may require ABN AMRO Holding to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contacts are issued. ABN AMRO Holdings’ obligation to settle such pre-paid purchase contacts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, ABN AMRO Holding may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock, ADSs or any combination of such securities. The applicable prospectus supplement will describe:

    the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
    a description of the terms of any unit agreement governing the units; and
    a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF WARRANTS

      ABN AMRO Holding may issue warrants to purchase its debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between ABM AMRO Holding and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

    the title of such warrants;
    the aggregate number of such warrants;
    the price or prices at which such warrants will be issued;
    the currency or currencies, in which the price of such warrants will be payable;
    the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants may be purchased;
    the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
    if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
    if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
    if applicable, the date on and after which such warrants and the related securities will be separately transferable;
    information with respect to book-entry procedures, if any;
    if applicable, a discussion of any material United States Federal income tax considerations; and
    any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

      The following is a summary of the material provisions of an Amended and Restated Deposit Agreement, which we refer to in this prospectus as the deposit agreement, among Holding, JPMorgan Chase Bank, as depositary, and the registered holders from time to time of the ADSs issued under the deposit agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the deposit agreement, a copy of which is included as Exhibit 4.27 to the registration statement of which this prospectus is a part.

     ADRs are issuable by the depositary pursuant to the terms of the deposit agreement. Each ADS represents, as of the date hereof, the right to receive one ordinary share deposited under the deposit agreement together with any additional ordinary shares deposited, and all other securities, property and cash received and held, under the deposit agreement at any time in respect of or in lieu of the deposited shares, which we refer to in this prospectus as the deposited securities, with the custodian, which is currently ABN AMRO Bank N.V. in Amsterdam. An ADR may evidence any number of ADSs. Only persons in whose names ADSs are registered on the books of the depositary will be treated by the depositary and Holding as holders of the ADSs.

Deposit, Transfer and Withdrawal

     In connection with the deposit of ordinary shares under the deposit agreement, the depositary or the custodian may require the following in form satisfactory to it:

    a written order directing the depositary to execute and deliver to, or upon the written order of, the person or persons designated in the order an ADR or ADRs evidencing the number of ADSs representing the deposited ordinary shares, which we refer to in this prospectus as a delivery order;
    proper endorsements or duly executed instruments of transfer in respect of the deposited ordinary shares;
    instruments assigning to the custodian or its nominee any distribution on or in respect of the deposited ordinary shares or indemnity for the deposited ordinary shares; and
    proxies entitling the custodian to vote the deposited ordinary shares until the deposited ordinary shares are registered in the name of the depositary or its nominee or the custodian or its nominee.

     As soon as practicable after the custodian receives deposited securities pursuant to any deposit or pursuant to the form of ADR, the custodian shall present the deposited securities for registration of transfer into the name of the depositary or its nominee or the custodian or its nominee, to the extent registration is practicable, at the cost and expense of the person making the deposit, or for whose benefit the deposit is made, and shall obtain evidence satisfactory to it of the registration. Deposited securities shall be held by the custodian for the account and to the order of the depositary at a place or places and in a manner as the depositary shall determine. Deposited securities may be delivered by the custodian to any person only under the circumstances expressly contemplated in the deposit agreement.

     After any deposit of ordinary shares, the custodian shall notify the depositary of the deposit and of the information contained in any related delivery order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving this notice from the custodian, the depositary, subject to the terms and conditions of the deposit agreement, shall execute and deliver at the transfer office of the depositary, to or upon the order of any person named in the notice, an ADR or ADRs registered as requested and evidencing the aggregate number of ADSs to which the person is entitled.

     Subject to the terms and conditions of the deposit agreement, the depositary may issue ADRs for delivery at the transfer office only against deposit with the custodian of:

    ordinary shares in form satisfactory to the custodian;
    rights to receive ordinary shares from Holding or any registrar, transfer agent, clearing agent or other entity recording ordinary share ownership or transactions; or
    other rights to receive ordinary shares until the ordinary shares are actually deposited pursuant to the above, which we refer to in this prospectus as pre-released ADRs, only if:
      pre-released ADRs are fully collateralized, marked to market daily, with cash or U.S. government securities held by the depositary for the benefit of holders the ADRs, but this collateral shall not constitute deposited securities, each recipient of pre-released ADRs agrees in writing with the depositary that the recipient:
        owns the ordinary shares,
        assigns all beneficial right, title and interest in the ordinary shares to the depositary for the benefit of the holders of the ADSs, holds the ordinary shares for the account of the depositary and will deliver the ordinary shares to the custodian as soon as practicable and promptly upon demand for the ordinary shares, and all pre-released ADRs evidence not more than 20% of all ADSs, excluding those evidenced by pre-released ADRs, except to the extent that the depositary, in its sole discretion, determines that unusual market conditions require the issuance of pre-released ADRs in addition to 20% of all of these ADSs.

     The depositary may retain for its own account any earnings on collateral for pre-released ADRs and its charges for their issuance. At the request, risk and expense of the person depositing ordinary shares, the depositary may accept deposits together with other specified instruments for forwarding to the custodian and may deliver ADRs at a place other than its office. Every person depositing ordinary shares under the deposit agreement shall represent and warrant that the ordinary shares are validly issued and outstanding, fully paid and free of pre-emptive rights, that the person making the deposit is authorized so to do and that the shares:

      are not “restricted securities” as that term is defined in Rule 144 under the Securities Act unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States, or have been registered under the Securities Act.

     These representations and warranties shall survive the deposit of ordinary shares and issuance of ADRs. The depositary will not knowingly accept for deposit under the deposit agreement any ordinary shares required to be registered under the Securities Act and not so registered. The depositary may refuse to accept for deposit any ordinary shares identified by Holding in order to facilitate Holding’s compliance with the Securities Act.

     Subject to the terms and conditions of the deposit agreement, upon surrender of an ADR in form satisfactory to the depositary at its transfer office, a holder of ADSs is entitled to delivery at the custodian’s office of the deposited securities at the time represented by the ADSs evidenced by the ADR. At the request, risk and expense of the holder of the ADRs, the depositary may deliver the deposited securities at any other place as may have been requested by the holder. Notwithstanding any other provision of the deposit agreement or the ADR, the withdrawal of deposited securities may be restricted only under limited circumstances as set forth in the Securities Act, which provides that the holder of the ADRs is entitled to withdraw the deposited securities at any time subject only to:

      temporary delays caused by closing transfer books of the depositary or Holding of the deposited securities or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, the payment of fees, taxes, and similar charges, and
      compliance with any laws or governmental regulations relating to ADSs or to the withdrawal of deposited securities.

Distributions on Deposited Securities

     Subject to the terms and conditions of the deposit agreement, to the extent practicable, the depositary will distribute by mail to each holder on the record date set by the depositary at the holder’s address shown on the ADR register, in proportion to the number of deposited securities, on which the following distributions on deposited securities are received by the custodian, represented by ADSs evidenced by the holder’s ADRs:

    Cash. Any U.S. dollars available to the depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion of a distribution authorized in the deposit agreement, on an averaged or other practicable basis, subject to:
      appropriate adjustments for taxes withheld,
      the distribution being impermissible or impracticable with respect to certain Holders, and deduction of the Depositary’s expenses in:
        converting any foreign currency to U.S. dollars by sale or in any other manner as the depositary may determine, to the extent that it determines that the conversion may be made on a reasonable basis, transferring foreign currency to U.S. dollars to the United States by means as the depositary may determine, to the extent that it determines that the transfer may be made on a reasonable basis, obtaining any approval or license of any governmental authority required for the conversion or transfer, to the extent obtainable at a reasonable cost and within a reasonable time, and making any sale by public or private means in any commercially reasonable manner.
    Shares of Stock.
      Additional ADRs evidencing whole ADSs representing any ordinary shares available to the depositary resulting from a dividend or free distribution on deposited securities consisting of ordinary shares, which we refer to in this prospectus as a Share Distribution, and
      U.S. dollars available to it resulting from the net proceeds of sales of ordinary shares received in a share distribution, which ordinary shares would give rise to fractional ADSs if additional ADRs were issued for the ordinary shares, as in the case of cash.
    Rights.
      Warrants or other instruments, in the discretion of the depositary, representing rights to acquire additional ADRs in respect of any rights to subscribe for additional ordinary shares or rights of any nature available to the depositary as a result of a distribution on deposited securities, which we refer to in this prospectus as rights, to the extent that Holding timely furnishes to the depositary evidence satisfactory to it that it may lawfully distribute the same, or to the extent Holding does not furnish this evidence and sales of rights are practicable, any U.S. dollars available to the depositary from the net proceeds of sales of rights as in the case of cash, or to the extent Holding does not furnish this evidence and sales cannot practicably be accomplished by reason of the non-transferability of the rights, limited markets for the rights, their short duration or otherwise, nothing, and any rights may lapse.
    Other Distributions.
      Securities or property available to the depositary resulting from any distribution on deposited securities other than cash, share distributions and rights, which we refer to in this prospectus as other distributions, by any means that the depositary may deem equitable and practicable, or to the extent the depositary deems distribution of securities or property not to be equitable and practicable, any U.S. dollars available to the depositary from the net proceeds of sales of other distributions as in the case of cash. U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents, any fractional cents being withheld without liability for interest and added to future cash distributions.

     To the extent that the depositary determines in its discretion that any distribution is not practicable with respect to any holder, the depositary may make the distribution as it determines is practicable, including the distribution of foreign currency, securities or property, or appropriate documents evidencing the right to receive foreign currency, securities or property, or the retention thereof as deposited securities with respect to such holder’s ADRs without liability for interest thereon or the investment thereof.

Disclosure of Interests

     To the extent that the provisions of or governing any deposited securities may:

    require disclosure of, or impose limits on, beneficial or other ownership of deposited securities, ordinary shares and other securities, and may provide for blocking transfer, voting or other rights to enforce this disclosure or limits,

holders and all persons holding ADRs agree to comply with all disclosure requirements and ownership limitations and to cooperate with the depositary in the depositary’s compliance with any instructions from Holding in respect of disclosure requirements and ownership limitations. The depositary will use reasonable efforts to comply with all of Holding’s instructions, as well.

Record Dates

     The depositary shall, after consultation with Holding if practicable, fix a record date, which shall be as near as practicable to any corresponding record date set by Holding, for the determination of the holders of ADSs who shall be entitled to receive any distribution on or in respect of deposited securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters, and only these holders shall be so entitled.

Voting of Deposited Securities

     As soon as practicable after receipt from Holding of notice of any meeting or solicitation of consents or proxies of holders of ADSs or other deposited shares, the depositary shall mail to holders of ADSs a notice stating:

    the information contained in the notice and any solicitation materials, that each holder of ordinary shares on the record date set by the depositary will be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by the holder’s ADRs, and the manner in which the instructions may be given, including instructions to give a discretionary proxy to a person designated by Holding.

     Upon receipt of instructions of a holder of ordinary shares, on the record date in the manner and on or before the date established by the depositary for this purpose, the depositary shall endeavor, insofar as practicable and permitted under the provisions of or governing the deposited securities, to vote or cause to be voted, or to grant a discretionary proxy to a person designated by Holding to vote, the deposited securities represented by the ADSs evidenced by that holder’s ADRs in accordance with the holder’s instructions. The depositary will not itself exercise any voting discretion in respect of any deposited securities.

Inspection of Transfer Books

     The deposit agreement provides that the depositary will keep books at its transfer office for the registration, registration of transfer, combination and split-up of ADSs, which, at all reasonable times, will be open for inspection by the holders of ADSs and Holding for the purpose of communicating with these holders in the interest of the business of Holding or a matter related to the deposit agreement.

Reports and Other Communications

     On or before the first date on which Holding makes any communication available to holders of deposited securities by publication or otherwise or publicly files or submits any communication to any securities regulatory authority or stock exchange, Holding shall transmit to the depositary a copy of the communication in English or with an English translation or summary to the extent required under the Exchange Act. The deposit agreement, the provisions of or governing the deposited securities and any written communications from Holding, which are received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by holders of ADSs at the offices of the depositary and the custodian and at the depositary’s transfer office. The depositary will mail copies of these communications, or English translations or summaries of the communications, to holders of ADSs when furnished by Holding.

     In connection with any registration statement under the Securities Act relating to the ADSs or with any undertaking contained in the registration statement, Holding and the depositary shall each furnish to the other and to the SEC or any successor governmental agency the necessary information to make these filings or comply with the undertakings. Holding has delivered to the depositary, the custodian and any transfer office, a copy of all provisions of or governing the ordinary shares and any other deposited securities issued by Holding or any affiliate of Holding and, promptly upon any change thereto, Holding shall delver to the depositary, the custodian and any transfer office, a copy, in English or with an English translation, of the provisions as changed. The depositary and its agent may rely upon Holding’s delivery of these changes for all purposes of the deposit agreement.

Changes Affecting Deposited Securities

     Generally, the depositary may, in its discretion, amend the form of ADR or distribute additional or amended ADRs, with or without calling the ADRs for exchange, or cash, securities or property on the record date set by the depositary to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities, any share distribution or other distribution not distributed to holders of ADSs or any cash, securities or property available to the depositary in respect of deposited securities from, and in the deposit agreement, the depositary is authorized to surrender any deposited securities to any person and to sell by public or private sale any property received in connection with, any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of the assets of Holding. Additionally, to the extent the depositary does not amend the ADRs or make a distribution to the holders of the ADSs to reflect any of the above, or the net proceeds, whatever cash, securities or property results from any of the above shall constitute deposited securities and each ADS evidenced by the ADRs shall automatically represent its pro rata interest in the deposited securities as then constituted.

Amendment and Termination of Deposit Agreement

     Generally, the ADRs and the deposit agreement may be amended by Holding and the depositary. However, any amendment that imposes or increases any fees or charges, other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other similar expenses, or that shall otherwise prejudice any substantial existing right of the holders of ADSs, shall become effective 30 days after notice of the amendment has been given to the holders. Every holder of an ADR at the time any amendment to the deposit agreement becomes effective shall be deemed, by continuing to hold the ADR, to consent and agree to the amendment and to be bound by the deposit agreement as amended. In no event shall any amendment impair the right of the holder of any ADR to surrender the ADR and receive the deposited securities represented by the ADR, except in order to comply with mandatory provisions of applicable law.

     The depositary shall, at the written direction of Holding, terminate the deposit agreement and the ADRs by mailing notice of termination to the holders of ADSs at least 30 days prior to the date fixed in the notice for termination. The depositary may terminate the deposit agreement, after giving this notice at any time 30 days after the depositary has delivered to Holding its written resignation. However, no successor depositary may be appointed or accept its appointment before the end of this 30 day period. After the date fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement and the ADRs, except:

      to advise holders of the ADSs of the termination,
      receive and hold, or sell, distributions on the deposited securities, and deliver the deposited securities being withdrawn.

     As soon as practicable after the expiration of six months from the date fixed for termination, the depositary shall sell the deposited securities and shall thereafter and as long as it may lawfully do so hold in a segregated account the net proceeds of these sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the holders of the ADRs not already surrendered. After making this sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for the net proceeds and other cash. After the date fixed for termination, Holding shall be discharged from all obligations under the deposit agreement, except for its obligations to the depositary and its agents.

Charges of Depositary

     The depositary may charge each person to whom ADRs are issued against deposits of ordinary shares, including deposits in respect of share distributions, rights and other distributions, and each person surrendering ADRs for withdrawal of deposited securities, $5.00 for each 100 ADSs or portion of ADSs evidenced by the ADRs delivered or surrendered. The depositary may sell by public or private sale sufficient securities and property received in respect of share distributions, rights and other distributions prior to the deposit to pay this charge. Holding will pay all other charges and expenses of the depositary and any agent of the depositary, except the custodian, pursuant to agreements from time to time between Holding and the depositary, except:

      stock transfer or other taxes and other governmental charges, which are payable by the holders of the ADSs or persons depositing ordinary shares;
      cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or holders delivering, ordinary shares, ADRs or deposited securities, which are payable by these persons or holders of ADSs;
      transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities, which are payable by persons depositing ordinary shares or holders of ADSs withdrawing deposited securities; there are no similar fees in respect of the ordinary shares as of the date of the deposit agreement; and
      expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars, which are paid out of the foreign currency.

Liability of Holders for Taxes

     If any tax or other governmental charge shall become payable by or on behalf of the custodian or the depositary with respect to the ADRs, any deposited securities represented by the ADSs evidenced by the ADRs, or any distribution on the ADSs, this tax or other governmental charge shall be paid by the holder of the ADRs to the depositary. The depositary may refuse to effect any registration, registration of transfer, split-up or combination of ADRs or, generally, any withdrawal of the deposited securities until this payment is made. The depositary may also deduct from any distributions on or in respect of deposited securities, or may sell by public or private sale in a commercially reasonable manner for the account of the holder of the ADRs any part or all of the deposited securities, after attempting by reasonable means to notify the holder of the ADRs prior to that sale. The depositary may apply this deduction or the proceeds of any sale in payment of the tax or other governmental charge and shall reduce the number of ADSs evidenced by the ADRs to reflect any sales of deposited securities. The holder of the ADRs shall remain liable for any deficiency. In connection with any distribution to holders of ADSs, Holding or its agent will remit to the appropriate governmental authority or agency all amounts, if any, required to be withheld and owing to that governmental authority or agency by Holding. The depositary and the custodian will remit to the appropriate governmental authority or agency all amounts, if any, required to be withheld and owing to that authority or agency by the depositary or the custodian. The depositary shall forward to Holding or its agent the information from its records as Holding may reasonably request to enable Holding or its agent to file necessary reports with governmental authorities or agencies. If the depositary determines that any distribution in property other than cash, including ordinary shares or rights, on deposited securities is subject to any tax that the depositary or the custodian is obligated to withhold, the depositary may dispose of all or a portion of the property in amounts and in the manner as the depositary deems necessary and practicable to pay the taxes, by public or private sale in a commercially reasonable manner. The depositary shall distribute the net proceeds of any sale or the balance of any property after deduction of the taxes to the holders of the ADSs entitled to the proceeds or property.

General Limitations

     The depositary, Holding, their respective agents and each of them shall:

      incur no liability if any present or future law, regulation of any country or of any governmental or regulatory authority or stock exchange, the provisions of or governing any deposited security, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provides shall be done or performed by it, or by reason of any exercise or failure to exercise any discretion given it in the deposit agreement or the ADRs;
      assume no liability except to perform its obligations to the extent they are specifically set forth in the ADRs and the deposit agreement without gross negligence or bad faith;
      except in the case of Holding and its agents be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs;
      in the case of Holding and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which, in its opinion, may involve it in expense or liability, unless indemnity satisfactory to it against all expense, including fees and disbursements of counsel, and liability be furnished as often as may be required; or
      not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs, or any other person believed by it in good faith to be competent to give this advice or information.

     The depositary, Holding and their respective agents may relay and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, provided that any omission is in good faith, for the manner in which any vote is cast, provided that the act is in good faith, or for the effect of any vote, provided that the action or omission is in good faith. The depositary and its agents may own and deal in any class of securities of Holding and its affiliates and in ADRs. Holding has agreed to indemnify the depositary and its duly authorized agents under specified circumstances and the depositary and its authorized agents have agreed to indemnify Holding against losses incurred by Holding to the extent the losses are due to negligence or bad faith. No disclaimer of liability under the Securities Act is intended by any provision of the deposit agreement.

     Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect of the ADRs, or, generally, the withdrawal of any deposited securities, Holding, the depositary or the custodian may require:

    payment with respect to the ADRs of:
      any stock transfer or other tax or other governmental charge, any stock transfer or registration fees in effect for the registration of transfers of ordinary shares or other deposited securities upon any applicable register and any applicable charges as provided in the deposit agreement;
    the production of proof satisfactory to it of:
      the identity and genuineness of any signature and
      any other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing the deposited securities and terms of the deposit agreement and the ADRs, in each case as it may deem necessary or proper; and
    compliance with regulations as the depositary may establish consistent with the deposit agreement.

     At the written request and expense of Holding, the depositary shall provide Holding with copies of the information the depositary receives pursuant to the production of proof above. The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the terms of the deposit agreement, the withdrawal of deposited securities may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when this type of action is deemed advisable by the depositary or Holding.

Governing Law

     The deposit agreement is governed by and shall be construed in accordance with the laws of the State of New York.

Depositary

     The depositary is JPMorgan Chase Bank, a New York banking corporation, which has its principal office located in New York, New York.

DESCRIPTION OF DEBT SECURITIES

     We, the Bank, or LaSalle Funding may elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Holding’s or the Bank’s senior debt securities would be issued under a senior indenture, between Holding or the Bank, as the case may be, and a trustee to be named in the appropriate prospectus supplement. Holding’s or the Bank’s subordinated debt securities would be issued under a subordinated indenture between Holding or the Bank, as the case may be, and a trustee to be named in the appropriate supplemental indenture. The senior or subordinated indenture, a form of each of which is included as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

     LaSalle Funding’s senior debt securities would be issued under a senior indenture between that entity, the Bank, as guarantor, and a trustee to be named in the appropriate prospectus supplement. LaSalle Funding’s subordinated debt securities would be issued under a subordinated indenture between that entity, the Bank or Holding, as guarantor, and a trustee to be named in the appropriate prospectus supplement.

     All of the indentures are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture.” All senior indentures are sometimes referred to in this prospectus collectively as the “senior indentures” and each, individually, as a “senior indenture.” All subordinated indentures are sometimes referred to in this prospectus collectively as the “subordinated indentures” and each, individually, as a “subordinated indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

     Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indentures and subordinated indentures are substantially identical to one another, except for specific provisions relating to subordination contained in the subordinated indentures.

General

     The senior debt securities will be the issuer’s direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of the issuer’s other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of the issuer with respect to such series, as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.

Payments

     The issuer may issue debt securities from time to time in one or more series. The provisions of the indentures allow the issuer to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. The issuer may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

     Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

    the specific designation;
    the aggregate principal amount, purchase price and denomination;
    the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;
    the date of maturity;
    the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;
    the interest payment dates, if any;
    the place or places for payment of the principal of and any premium and/or interest on the debt securities;
    any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;
    whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;
    whether we will issue the debt securities in definitive form and under what terms and conditions;
    the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;
    information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;
    any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;
    any applicable United States federal income tax consequences and Netherlands income tax consequences, including, but not limited to:
      whether and under what circumstances the issuer will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;
      tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and
      tax considerations applicable to any debt securities denominated and payable in foreign currencies;
    whether certain payments on the debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty;
    any applicable selling restrictions; and
    any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations, including laws and regulations relating attributes required for the debt securities to be afforded certain capital treatment for bank regulatory or other purposes.

     Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to federal income tax, accounting, and other special considerations applicable to these.

Registration and Transfer of Debt Securities

     Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. The issuer will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default

     Each indenture provides holders of debt securities with remedies if the issuer and/or guarantor, as the case may be, fails to perform specific obligations, such as making payments on the debt securities, or if the issuer and/or guarantor, as the case may be, becomes bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the indentures, with respect to any series of debt securities issued under that indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as event of default, having occurred and be continuing:

    default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities;
    the issuer and/or guarantor, as the case may be, fails to perform or observe any of its other obligations under the securities and this failure has continued for the period of 60 days next following the service on us of notice requiring the same to be remedied;
    issuer’s and/or guarantor’s, as the case may be, bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law (including Chapter X of the Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992) of The Netherlands);
    an order is made or an effective resolution is passed for the winding up or liquidation of the issuer and/or guarantor, as the case may be; or
    any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities Upon an Event of Default

     Each indenture provides that, unless otherwise set forth in a supplemental indenture:

      if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of the issuer and/or guarantor, as the case may be, applicable to that series of debt securities but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the issuer and guarantor, as the case may be, may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under that indenture) to be due and payable immediately;
      if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of the issuer and/or the guarantor, as the case may be, the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately; and
      if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to the issuer and/or guarantor, as the case may be, may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

     In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

     Each indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

     Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

    the holder must have previously given written notice to the trustee of the continuing default;
    the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have:
      requested the trustee to institute that action and
      offered the trustee reasonable indemnity;
    the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and
    the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

     Each indenture contains a covenant that the issuer and guarantor, if applicable, will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

     The issuer has the ability to eliminate most or all of its obligations on any series of debt securities prior to maturity if it complies with the following provisions:

     Discharge of Indenture. The issuer may discharge all of its obligations, other than as to transfers and exchanges, under the indenture after it has:

    paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;
    delivered to the applicable trustee for cancellation all of the outstanding debt securities; or
    irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the applicable indenture relating only to that series of debt securities.

     Defeasance of a Series of Securities at Any Time. The issuer may also discharge all of its obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. The issuer may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

     Defeasance or covenant defeasance may be effected only if, among other things:

    the issuer irrevocably deposits with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and
    the issuer delivers to the relevant trustee an opinion of counsel to the effect that:
      the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and
      the defeasance or covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

     Modification without Consent of Holders. The issuer and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

    secure any debt securities;
    evidence the assumption by a successor corporation of our obligations;
    add covenants for the protection of the holders of debt securities;
    cure any ambiguity or correct any inconsistency;
    establish the forms or terms of debt securities of any series; or
    evidence the acceptance of appointment by a successor trustee.

     Modification with Consent of Holders. Each issuer and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, the issuer and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

    extend the final maturity of the security;
    reduce the principal amount;
    reduce the rate or extend the time of payment of interest;
    reduce any amount payable on redemption;
    change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;
    modify or amend the provisions for conversion of any currency into another currency;
    reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;
    alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;
    impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or
    reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture.

Form of Debt Security

     Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either:

    in registered form, where the issuer’s obligation runs to the holder of the security named on the face of the security or in bearer form, where the issuer’s obligation runs to the bearer of the security.

     Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

     Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

     Registered Global Securities. The issuer may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture.

     Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the issuer, the guarantor, if applicable, the trustee or any other agent of the issuer, guarantor or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the issuer within 90 days, the issuer will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the issuer may, at any time and in its sole discretion, decide not to have any of the securities represented by one or more registered global securities. If the issuer makes that decision, it will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

     Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

     Limitations on Issuance of Bearer Securities. In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to the bearer notes as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), which we refer to in this prospectus as the restricted period, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

     Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii), and any coupons appertaining to these securities, will not be delivered in definitive form, and no interest will be paid on these securities, unless the issuer has received a signed certificate in writing or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

    is owned by a person that is not a United States person;
    is owned by a United States person that:
      is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to in this prospectus as a financial institution, purchasing for its own account or for resale, or is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either of these cases, each of those United States financial institutions agrees, on its own behalf or through its agent, that the issuer may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder; or
    is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above regulations. Bearer securities, other than temporary global securities, and any coupons issued with bearer securities, will bear the following legend:

Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.

     The sections referred to in this legend provide that, with exceptions, a United States person who holds the bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer security or coupon.

     As used herein, United States person means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, or an estate or a trust the income of which is subject to United States federal income taxation regardless of its source. In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations.

Guarantee

     ABN AMRO Holding or ABN AMRO Bank will fully and unconditionally guarantee payment in full to the holders of the debt securities issued by LaSalle Funding. The guarantee is set forth in, and forms part of, the indenture under which the debt securities will be issued. If, for any reason, LaSalle Funding does not make any required payment in respect of its debt securities when due, the guarantor will cause the payment to be made to or to the order of the trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture, and on a subordinated basis to the extent the guaranteed debt securities are issued under the subordinated indenture. The extent to which the guarantee is subordinated to other indebtedness of the guarantor will be substantially the same as the extent to which the subordinated debt issued by the issuer is subordinated to the other indebtedness of the issuer as described below under “—Subordination of the Subordinated Debt Securities.” The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing any other person or entity.

Subordination of the Subordinated Debt Securities

     Subordinated debt securities issued by an issuer will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness of the issuer, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

    any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the issuer or to its creditors, as such, or to its assets; or
    any voluntary or involuntary liquidation, dissolution or other winding up of the issuer, whether or not involving insolvency or bankruptcy; or
    any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer,

then the holders of senior indebtedness of the issuer will be entitled to receive payment in full of all amounts due or to become due on or in respect of all its senior indebtedness, or provision will be made for the payment in cash, before the holders of the subordinated debt securities of the issuer are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders of senior indebtedness of the issuer will be entitled to receive, for application to the payment of the senior indebtedness, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the issuer being subordinated to the payment of its subordinated debt securities. This payment may be payable or deliverable in respect of its subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

     By reason of subordination, in the event of liquidation or insolvency of the issuer, holders of senior indebtedness of the issuer and holders of other obligations of the issuer that are not subordinated to its senior indebtedness may recover more ratably than the holders of subordinated debt securities of the issuer.

     Subject to the payment in full of all senior indebtedness of the issuer, the rights of the holders of subordinated debt securities of the issuer will be subrogated to the rights of the holders of its senior indebtedness to receive payments or distributions of cash, property or securities of the issuer applicable to its senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, its subordinated debt securities have been paid in full.

     No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to the subordinated debt securities of the issuer, or payments to acquire these securities, other than pursuant to their conversion, may be made:

    if any senior indebtedness of the issuer is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or if the maturity of any senior indebtedness of the issuer has been accelerated because of a default.

     The subordinated indentures do not limit or prohibit the issuer from incurring additional senior indebtedness, which may include indebtedness that is senior to its subordinated debt securities, but subordinate to the issuer’s other obligations.

     The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of subordinated debt securities by the issuer, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

     The indentures and the debt securities will be governed by the laws of the State of New York.

Information Concerning the Trustee

     Information about the indenture trustee will be set forth by amendment hereof or in the applicable prospectus supplement. The trustee under one indenture may also serve as trustee under some or all of the other indentures, and may also serve as property trustee and guarantee trustee with respect to the preferred securities issued by the ABN AMRO Capital Funding Trusts. We and our subsidiaries may maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

DESCRIPTION OF TRUST PREFERRED SECURITIES

     The trust preferred securities will be issued pursuant to an amended and restated trust agreement between LaSalle Funding, the trustees of the trust and the holders from time to time of the trust’s preferred and common securities. LaSalle Funding may assign all of its rights and obligations under one or more of the trust agreements to Holding or a direct or indirect wholly owned subsidiary of Holding. The amended and restated trust agreement will be executed at the time we issue any preferred securities and will be filed with the SEC on Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part. The amended and restated trust agreement may be qualified under the Trust Indenture Act of 1939, as amended. The terms of the trust securities will include those stated in the amended and restated trust agreement and those made part of the amended and restated trust agreement by reference to the Trust Indenture Act. The specific terms of the preferred securities will be described in the applicable supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to those preferred securities.

General

     Each trust agreement will authorize the regular trustees to issue on behalf of the applicable Trust, referred to in this section collectively as a trust, one series of preferred securities that have the terms described in a prospectus supplement. The proceeds from the sale of a trust’s preferred and common securities will be used by the trust to purchase either a series of fixed income securities or preferred securities from Holding or an affiliate thereof, including an LLC. Such securities are referred to in this prospectus as intercompany securities. The intercompany securities will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities issued by the trust.

     Unless otherwise set forth in the applicable prospectus supplement, the trust preferred securities will be perpetual and non-cumulative. The terms of the preferred securities issued by the trust will mirror the terms of the intercompany securities held by the trust, and the trust will pass through the payments it receives on the intercompany securities. Such payments will be used to make payments on, or redeem, the trust preferred securities in accordance with the trust agreement as described in the applicable prospectus supplement. The assets of the trust available for distribution to the holders of its preferred securities generally will be limited to payments from the issuer of the intercompany securities held by the trust. If the issuer of the intercompany securities fails to make a payment on the intercompany securities, the trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

     Under the securities guarantee of the trust’s preferred securities, Holding or the Bank, as guarantor, will agree to make payments of distributions and payments on redemption or liquidation with respect to the Trust’s preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments. Where the intercompany securities are not preferred shares issued by an ABN AMRO Capital Funding LLC, the trust will itself enter into a contingent guarantee with Holding or Bank, enforceable, as described below under “Description of the Preferred Securities Guarantees,” in connection with certain failure by the applicable guarantor to pay under the guarantee applicable to the holders of the preferred securities issued by the trust.

     The preferred securities guarantees, when taken together with the obligations of the issuer under intercompany securities, any contingent guarantee and related agreements, will provide a full and unconditional guarantee by ABN AMRO Holding or the Bank of amounts due on the preferred securities issued by the trust.

     It is intended that the trust will be capable of issuing preferred securities that qualify as Tier 1 capital for Holding or Bank, in accordance with the laws of The Netherlands and other applicable rules and regulations. The prospectus supplement relating to the preferred securities of the trust will describe the specific terms of the preferred securities, including:

    the name of the preferred securities;
    the dollar amount and number of securities issued;
    the annual distribution rate, or method of determining the rate, of distributions on the preferred securities, and date or dates from which any distributions will accrue;
    the payment date and the record date used to determine the holders who are to receive distributions;
    the right, if any, to defer distributions on the preferred securities upon extension of the payment periods of the related intercompany securities;
    the trust’s obligation, if any, to redeem or purchase the preferred securities and the terms and conditions on which the preferred securities may be redeemed or purchased;
    the terms and conditions, if any, on which the preferred securities may be redeemed at the trust’s option or at the option of the holders;
    the terms and conditions, if any, upon which the related intercompany securities may be distributed to holders of the preferred securities;
    the voting rights, if any, of the holders of the preferred securities;
    whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depository for the global certificates and the specific terms of the depositary arrangements;
    circumstances under which the trust will be dissolved, and provisions relating to liquidation and distribution upon dissolution;
    circumstances that constitute an event of default, and the consequences thereof;
    restrictions on, and conditions for, merger and amalgamation of the trust;
    restrictions on the right to amend the trust agreement following issuance of any securities by the trust;
    restrictions and requirements for the removal and replacement of trustees; and
    any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

     The prospectus supplement may also describe the relevant United States federal income tax and ERISA considerations applicable to the purchase, holding and disposition of the preferred securities of the trust.

Information Concerning the Property Trustee

     For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of an event of default under the trust agreement, undertakes to perform only the duties as are specifically set forth in the trust agreement and, after an event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the trust agreement at the request of any holder of the preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

     The property trustee which may be the property trustee for each ABN AMRO Capital Funding Trust, also may serve as the guarantee trustee under the preferred securities guarantee described below. We and some of our and its affiliates may maintain banking relationships with the trustee.

Miscellaneous

     The regular trustees of each ABN AMRO Capital Funding Trust will be authorized and directed to conduct the affairs of and to operate the trust in such a way that:

    it will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;
    the intercompany securities held by it will be treated as indebtedness of us or the holder of the trust’s common securities, as the case may be, for United States federal income tax purposes; and
    it will not be deemed to be an investment company required to be registered under the Investment Company Act.

     The issuer of the related intercompany securities and the trustees of the trust will be authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or trust agreement, that the issuer of the related intercompany securities and the trustees of the trust determine to be necessary or desirable for the above purposes.

     Registered holders of the preferred securities will have no preemptive or similar rights.

     No ABN AMRO Capital Funding Trust may incur indebtedness or place a lien on any of its assets.

Governing Law

     The trust agreement and the preferred securities will be governed by the laws of the State of Delaware.

Guarantee

     The payment obligations with respect to the preferred securities issued by any ABN AMRO Capital Funding Trust hereunder will be fully and unconditionally guaranteed by ABN AMRO Holding or the Bank as described below under “Description of the Preferred Securities Guarantees.”

DESCRIPTION OF LLC PREFERRED SECURITIES

     The LLC preferred securities will be issued pursuant to an amended and restated LLC Agreement between the holders from time to time of the LLC’s preferred and common securities. The amended and restated LLC Agreement will be executed at the time the LLC issues any preferred securities and will be filed with the SEC on Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part. The amended and restated LLC Agreement may be qualified under the Trust Indenture Act of 1939, as amended. The terms of the preferred securities will include those stated in the amended and restated LLC Agreement and those made part of the amended and restated LLC Agreement by reference to the Trust Indenture Act. The specific terms of the preferred securities will be described in the applicable supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to those preferred securities.

     Each LLC will issue limited liability company interests consisting of common securities, and one or more series of preferred securities. A series of preferred securities will either be of a class with certain senior rights, referred to as senior preferred securities, or a class that does not have such rights, referred to as junior preferred securities. The LLC Agreement will authorize the LLC to issue the junior preferred securities, either to an ABN AMRO Capital Funding Trust or otherwise, and the common securities and senior preferred securities initially to Holding or one or more wholly owned subsidiaries of Holding. Unless otherwise set forth in the applicable prospectus supplement, the LLC preferred securities will be perpetual and non-cumulative.

     The proceeds from the sale of the preferred and common securities will be used by the LLC to purchase either a series of fixed income securities or preferred securities from Holding or an affiliate thereof. Such securities are referred to in this prospectus as intercompany securities.

     Under the securities guarantee of the LLC’s preferred securities, Holding or the Bank, as guarantor, will agree to make payments of distributions and payments on redemption or liquidation with respect to the LLC’s preferred securities. The LLC will itself enter into a contingent guarantee with Holding or Bank, enforceable, as described below under “Description of the Preferred Securities Guarantees,” in connection with certain failure by the applicable guarantor to pay under the guarantee applicable to the holders of the preferred securities issued by the LLC or, where the preferred securities are issued to an ABN AMRO Captial Funding Trust, failure to pay under the guarantee applicable to the holders of the preferred securities issued by such trust.

     The preferred securities guarantees, when taken together with the obligations of the issuer under intercompany securities, any contingent guarantee and related agreements, will provide a full and unconditional guarantee by ABN AMRO Holding or the Bank of amounts due on the preferred securities issued by the LLC.

     It is intended that the LLC will be capable of issuing preferred securities that qualify as Tier 1 capital for Holding or Bank, in accordance with the laws of The Netherlands and other applicable rules and regulations. In a offering of securities intended to qualify for Tier 1 treatment by Holding or the Bank, unless otherwise specified in the applicable prospectus supplement, the holders of the junior preferred securities will be afforded liquidation and dividend payments similar to those of Tier 1 eligible preferred securities, with economic terms substantially similar to those of the junior preferred securities, that could be issued directly by Holding or the Bank. The prospectus supplement relating to the preferred securities of the LLC will describe the specific terms of the preferred securities, including:

    the designations of the LLC preferred securities;
    the number and liquidation preference of the LLC preferred securities;
    the relative rights of the securities issued by the LLC;
    the dividend rate, or method of determining rate, and date or dates from which any dividends will accumulate;
    whether the dividend will be non-cumulative;
    any limitations on the LLC’s authorization to declare dividends on the one or more series of LLC preferred securities, and the criteria for determining whether and to what extent the LLC will be required to pay dividends on its preferred securities;
    the LLC’s obligation, if any, to redeem or purchase the preferred securities and the terms and conditions on which the preferred securities may be redeemed or purchased;
    the terms and conditions, if any, on which the preferred securities may be redeemed at the LLC’s option or at the option of the holders;
    the terms and conditions, if any, upon any conversion or exchange of preferred securities of the LLC into other securities, including shares of Holding;
    the voting rights, if any, of the holders of the LLC’s securities;
    whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depository for the global certificates and the specific terms of the depositary arrangements;
    whether and to what extent the LLC will be required to pay any additional amounts in respect of withholding tax or other taxes;
    the right, if any, of the LLC to change the dividend preference of the preferred securities;
    circumstances under which the LLC will be dissolved, and provisions relating to liquidation and distribution upon dissolution;
    circumstances that constitute an event of default, and the consequences thereof;
    restrictions on, and conditions for, merger and amalgamation of the LLC;
    restrictions on the right to amend the LLC Agreement following issuance of any securities by the LLC; and
    any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

     The prospectus supplement may also, if relevant, describe the relevant United States federal income tax and ERISA considerations applicable to the purchase, holding and disposition of the preferred securities.

Miscellaneous

     Unless otherwise set forth in the applicable supplement to this prospectus, the Board of each LLC will be authorized and directed to conduct the affairs of the LLC in such a way that (i) the LLC will not be deemed to be required to register under the Investment Company Act and (ii) the LLC will not be treated as an association or as a ‘‘publicly traded partnership’’ (within the meaning of Section 7704 of the Code) taxable as a corporation for United States federal income tax purposes. In this connection, the Board of each LLC will be authorized to take any action, not inconsistent with applicable law or the LLC Agreement, that the Board determines in its discretion to be necessary or desirable for such purposes, so long as such action does not adversely affect the interests of the holders of the junior preferred securities. Any amendment of the applicable LLC Agreement relating to dividends or the guarantee will require consent of each holder of the junior preferred securities.

Guarantee

     The payment obligations with respect to any securities issued by any of the LLCs hereunder will be fully and unconditionally guaranteed by ABN AMRO Holding or the Bank as described below under “Description of the Preferred Securities Guarantees.” The payment obligations under such guarantee will be further guaranteed by the conditional guarantee between the guarantor and each LLC.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

     ABN AMRO Holding or ABN AMRO Bank, referred to in this prospectus as the guarantor, will guarantee payment in full to the holders of the securities listed herein to be issued by each of the Trusts and each of the LLCs. This guarantee, in combination with certain other agreements, as discussed below under “—Relationships Defining the Scope of the Guarantee,” will constitute a full and unconditional guarantee. Each guarantee will constitute a guarantee of payment and not of collection. This means that the holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing any other person or entity.

     The guarantee for the preferred securities of the Trusts and the LLCs will be issued pursuant to a guarantee agreement between the Bank or Holding, as guarantor, and a guarantee trustee to be specified in the applicable prospectus supplement. The guarantee agreement will be executed at the time we issue any preferred securities and will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part. The guarantee agreement will be held by the guarantee trustee for the benefit of the holders of preferred securities of the Trusts.

     Each agreement establishing the guarantee may be qualified under the Trust Indenture Act of 1939, as amended. The terms of each guarantee will include those stated in the applicable guarantee agreement and those made part of such guarantee agreement by reference to the Trust Indenture Act. The documents establishing such guarantee, and the specific terms of such guarantee, including its seniority, are described in greater detail in the accompanying prospectus supplement.

     Unless otherwise set forth herein or in the prospectus supplement, each securities guarantee will constitute an unsecured obligation of the Bank or Holding as guarantor, and will rank junior to all other obligations of Holding or the Bank, as the case may be, and effectively rank senior to Holding’s and the Bank’s ordinary shares. As a result, in the event of the guarantor’s bankruptcy, liquidation or reorganization or upon acceleration of any series of debt securities due to an event also triggering payment obligations on other debt, the guarantor’s assets will be available to pay its obligations on the guarantee only after all secured indebtedness and other indebtedness senior to the guarantee has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the guarantees. Each guarantee also will be effectively subordinated to the indebtedness and other liabilities of the guarantor’s subsidiaries.

     The specific terms of any guarantee will be explained in the applicable prospectus supplement, and such prospectus supplement will also set forth the extent to which the general terms of the guarantee set forth in this prospectus apply.

General

     The guarantor will irrevocably agree to pay in full, to the holders of the Trust and LLC preferred securities, the guarantee payments described below, except to the extent previously paid. The guarantor will pay the guarantee payments when and as due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert. The following payments, to the extent not paid by the Trust or LLC, as applicable, will be covered by the guarantee of the preferred securities:

    any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the applicable Trust or LLC has funds available to make the payment;
    the redemption price, to the extent that the applicable Trust or LLC has funds available to make the payment; and
    upon a voluntary or involuntary dissolution, termination, winding–up or liquidation of the applicable Trust or LLC, other than in connection with a distribution of related intercompany securities to holders of the preferred securities, the lesser of:
      the aggregate of the liquidation amounts specified in the prospectus supplement for each preferred security plus all accumulated and unpaid distributions on the preferred security to the date of payment, to the extent the applicable Trust or LLC has funds available to make the payment; and
      the amount of assets of the applicable Trust or LLC remaining available for distribution to holders of its preferred securities upon its liquidation.

     The guarantor’s obligation to make a guarantee payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing the applicable Trust or LLC to pay the amounts to the holders.

     The preferred securities guarantee will be subject to the subordination provisions described below and will not apply to the payment of distributions and other payments on the preferred securities when the applicable Trust or LLC does not have sufficient funds legally and immediately available to make the distributions or other payments.

     In addition, the guarantor will enter into a contingent guarantee with each LLC. The guarantor will also enter into a contingent guarantee with any Trust that has issued preferred shares to the public, to the extent the intercompany securities of a Trust do not consist of preferred shares issued by an LLC, on substantially the same terms as described herein with respect to the contingent guarantee of the LLC preferred securities.

     Unless otherwise specified in the applicable prospectus supplement, the contingent guarantee will require the guarantor to pay to the other party to the contingent guarantee the payments under the guarantee, to the extent that any such payments remain unpaid, plus interest accrued since the date of the claim under the guarantee. If a claim has been made under the guarantee by the guarantee trustee or a holder of a security issued by the LLC or any affiliated Trust, and such claim remains unpaid for 180 days or more, then the independent director appointed by the holders of the junior preferred securities pursuant to the terms of the LLC Agreement, shall enforce the claim of the LLC without prejudice to the claims of the guarantee trustee or the holders of the junior preferred securities or the Trust’s preferred securities under the guarantee. The independent director appointed to enforce the contingent guarantee will be elected by the holders of the junior preferred securities upon the non-payment within one day following the making of a claim by the guarantee trustee or a holder of the junior preferred securities or the trust preferred securities under the guarantee. Pursuant to the LLC Agreement, the LLC will distribute any distribution received with respect to the contingent guarantee to the holders of junior preferred securities pro rata, except to the extent that any such holder or holder of trust preferred securities received payments under the guarantee. To the extent the LLC junior preferred securities are held by an affiliated trust, such trust will, in turn, be distributed pro rata by the trust to the holders of the trust preferred securities, but without duplication with any prior payments under the securities, the guarantee or the contingent guarantee.

Status of Guarantee

     The guarantee of preferred securities of the Trusts and the LLCs will constitute an unsecured obligation of the Bank or Holding, as guarantor, and will rank:

    subordinate and junior in right of payment to all of the guarantor’s other liabilities except those that rank equally or are subordinate by their terms; and
    equal with any other preferred securities guarantee now or hereafter issued by the guarantor of the related intercompany securities on behalf of the holders of the preferred securities issued by any other trust or LLC, as applicable.

     Unless otherwise specified in the applicable prospectus supplement, the Bank or Holding, as applicable, will make all payments of principal of and premium, if any, interest and any additional amounts on, or in respect of, the trust preferred securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or any other jurisdiction in which any of its successors under the applicable guarantee may be organized.

Amendments and Assignment

     No consent of the holders of the preferred securities will be required with respect to any changes to the guarantee of Trust or LLC issued preferred securities that do not adversely affect the rights of the holders of the preferred securities in any material respect. Other amendments to the guarantee of Trust or LLC issued preferred securities may be made only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the preferred securities unless otherwise stated in the applicable prospectus supplement. All guarantees and agreements contained in the guarantee of Trust or LLC issued preferred securities will be binding on the guarantor’s successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the preferred securities.

Events of Default

     Unless otherwise specified in the applicable prospectus supplement, an event of default under the guarantee relating to the preferred securities issued by a Trust or LLC occurs if the guarantor fails to make any of its required payments or fails to perform any of its other obligations under the relevant securities guarantee, and this failure continues for at least 30 days.

     The holders of at least a majority in aggregate liquidation amount of the relevant preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the relevant preferred securities guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the relevant securities guarantee.

     The holders of a majority in liquidation amount of relevant preferred securities may waive any past event of default and its consequences.

Information Concerning Guarantee Trustee

     The guarantee trustee under each guarantee of Trust or LLC issued preferred securities, other than during the occurrence and continuance of an event of default under the securities guarantee, will perform only the duties that are specifically described in the preferred securities guarantee. After any event of default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a guarantee trustee is under no obligation to exercise any of its powers as described in the relevant preferred securities guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

     The guarantee trustee may also serve as the indenture trustee and the property trustee for any or all the trusts. Holding and some of its affiliates may maintain banking relationships with the trustee.

Termination of the Preferred Securities Guarantees

     The guarantee with respect to the preferred securities issued by a Trust or an LLC will terminate once the relevant preferred securities are paid in full or redeemed in full or upon distribution of the related intercompany securities to the holders of the relevant trust or LLC preferred securities in accordance with the applicable trust or LLC Agreement. The securities guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Governing Law, Jurisdiction

     The guarantee of the securities issued by any Trust or any LLC will be governed by the laws of The Netherlands, except that, all the rights and duties of the trustee relating to such guarantee towards the holders of the securities issued to the public subject to such guarantee will be governed by New York law. The guarantee will require that any claim or proceeding brought by a holder to enforce the obligations of Holding or the Bank, as applicable, as guarantor be brought in a court of competent jurisdiction in The Netherlands.

Relationships Defining the Scope of the Guarantee

     No single document executed by the guarantor in connection with the issuance of the preferred securities will provide for a full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of the guarantor’s obligations under the guarantee of the preferred securities, the contingent guarantee, the trust agreement and/or LLC agreement, as applicable, the agreements governing the intercompany securities, the related intercompany securities and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of each Trust’s and LLC’s obligations under the preferred securities.

     As long as the issuer of the intercompany securities makes payments of interest and other payments when due on the intercompany securities held by the trust or the LLC, as applicable, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities, primarily because:

    the aggregate principal amount of the intercompany securities will be equal to the sum of the aggregate liquidation amounts of the preferred and common securities;
    the interest rate and interest and other payment dates on the intercompany securities will match the distribution rate and distribution and other payment dates for the preferred securities;
    the guarantor has agreed to pay for any and all costs, expenses and liabilities of the trust and LLC, except the obligations under their preferred securities; and
    the Trust agreements and LLC Agreements will provide that none of the Trusts or the LLCs will engage in any activity that is inconsistent with their limited purposes.

     If and to the extent that the issuer of the intercompany securities held by a Trust or an LLC, as applicable, fails to make any payments due on the intercompany securities held by the Trust or the LLC, as applicable, the holder of such intercompany securities will not have funds available to make payments of distributions or other amounts due on the preferred securities. In those circumstances, a holder of the preferred securities issued by such entity will not be able to rely upon the preferred securities guarantee for payment of these amounts. Instead the holder may directly sue the guarantor to collect its pro rata share of payments owed. If a holder sues the guarantor to collect payment, then the guarantor will assume the holder’s rights as a holder of preferred securities under the trust agreement or LLC Agreement, as applicable, to the extent the guarantor makes a payment to the holder in any legal action.

TAXATION

     The material Dutch tax and U.S. federal income tax consequences relating to the purchase and ownership of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

     We may sell our securities in any one or more of the following ways from time to time:

    to or through underwriters;
    to or through dealers;
    through agents; or
    directly to purchasers, including our affiliates.

     The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

    the name or names of any underwriters, dealers or agents;
    the purchase price of the securities and the proceeds to us from the sale;
    any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and
    any delayed delivery arrangements.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

     Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

     We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

     If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

     Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

     Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

     Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

     If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

     One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for ABN AMRO Holding, Bank or any of its subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with ABN AMRO Holding, Bank or any of its subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with ABN AMRO Holding, Bank or any of its subsidiaries to indemnification by ABN AMRO Holding, Bank or any of its subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for ABN AMRO Holding, Bank or any of its subsidiaries in the ordinary course of business.

     Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

     In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from Holding, the Bank, LaSalle Funding, any of the ABN AMRO Capital Funding LLCs or any of the ABN AMRO Capital Funding Trusts, as the case may be, in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

     Our American Depositary Shares, each of which represents one ordinary share, are listed on the New York Stock Exchange under the trading symbol “ABN.”

     Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

     To the extent an initial offering of the securities will be distributed by an affiliate of ABN AMRO Holding, each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm’s distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of ABN AMRO Holding may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

     In the event that any NASD member participates in a public offering of these securities: (a) the actual price and selling terms will be disclosed in post-effective amendments or prospectus or pricing supplements; (b) the maximum compensation to be received by any NASD member in this distribution will be disclosed and submitted for approval with the NASD’s Corporate Financing Department (the “Department”); and (c) prior to the commencement of the distribution, underwriting documents proposed for use will be submitted to the Department for review. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

     All post-effective amendments or prospectus supplements disclosing actual price and selling terms will be submitted to the Department at the same time they are filed with the SEC.

     The Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of the issuer is or becomes an affiliate or associated person of an NASD member participating in the distribution.

     All NASD members participating in the offering understand the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101.

EXPERTS

     Our consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2002 have been so incorporated in reliance on the report of Ernst & Young, independent accountants, given on the authority of the firm as experts in accounting and auditing.

LEGAL MATTERS

      Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuers by Davis Polk & Wardwell, New York, New York. Certain legal matters with respect to Delaware law with respect to the validity of certain of the offered securities will be passed upon for the issuers by Richards, Layton & Finger, Wilmington, Delaware. Certain legal matters with respect to Dutch law will be passed upon for the issuers by Clifford Chance Limited Liability Partnership. Mayer, Brown, Rowe & Maw, Chicago, Illinois will pass upon certain legal matters for any underwriters, dealers or agents. Mayer, Brown, Rowe & Maw has in the past represented ABN AMRO Holding N.V. and its affiliates, including the Bank, and continues to represent ABN AMRO Holding N.V. and its affiliates on a regular basis and in a variety of matters.

ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

     We and some of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1975, which is commonly referred to as ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code with respect to many employee benefit plans. Prohibited transactions with the meaning of ERISA or the IRC may arise, for example, if the securities offered pursuant to this prospectus are acquired by or with the assets of a pension or other employee benefit plan with respect to which we or any of our affiliates is a service provider, unless those securities are acquired pursuant to an exemption for transactions effected on behalf of one of these plans by a “qualified professional asset manager” or pursuant to any other available exemption. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA. Any insurance company or pension or employee benefit plan, proposing to invest in the securities should consult with its legal counsel.

ENFORCEMENT OF CIVIL LIABILITIES

     ABN AMRO Holding and ABN AMRO Bank are organized under the laws of The Netherlands and the members of their Supervisory Boards, with one exception, and their Managing Boards are residents of The Netherlands or other countries outside the United States. Although some of our affiliates, including LaSalle Bank, have substantial assets in the United States, substantially all of Holding’s assets and the assets of the members of the Supervisory Board and the Managing Board are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Holding or these persons or to enforce against Holding or these persons in United States courts judgments of United States courts predicated upon the civil liability provisions of United States securities laws. The United States and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon United States federal securities laws, would not be enforceable in The Netherlands. However, if the party in whose favor such judgment is rendered brings a new suit in a competent court in The Netherlands, that party may submit to a Dutch court the final judgment which has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that the final judgment concerned results from proceedings compatible with Dutch concepts of due process, to the extent that the Dutch court is of the opinion that reasonableness and fairness so require, the Dutch court would, in principle, under current practice, recognize the final judgment that has been rendered in the United States and generally grant the same claim without relitigation on the merits, unless the consequences of the recognition of such judgment contravene public policy in The Netherlands.

Trust Preferred Securities

ABN AMRO CAPITAL FUNDING TRUST V

% Non-cumulative Guaranteed Trust Preferred Securities

guaranteed on a subordinated basis by

ABN AMRO Holding N.V.

ABN AMRO Incorporated

Citigroup

Merrill Lynch & Co.

, 2003